                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-126732

    PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2005 (TO PROSPECTUS DATED AUGUST
                                    25, 2005)

                                  $279,811,100

                           RALI SERIES 2005-QA12 TRUST

                                     ISSUER

                        RESIDENTIAL ACCREDIT LOANS, INC.

                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION

                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2005-QA12

The trust will hold a pool of one- to four-family residential hybrid adjustable-rate first lien mortgage loans, divided into five loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

          o    6 classes of senior certificates

          o    3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Citigroup Global Markets Inc. will offer nine classes of the offered certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 100.81% of the certificate principal balance of these underwritten certificates plus accrued interest, before deducting expenses.

                                    CITIGROUP

                                   UNDERWRITER

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952)
857-7000.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member

                                       S-2

State, and (ii) "Prospectus DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
     Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                       S-3

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

   Additional Yield Considerations Applicable Solely to the

                                       S-4

                                     SUMMARY

          The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust...............   RALI Series 2005-QA12 Trust.

Title of securities...........   Mortgage Asset-Backed Pass-Through
                                 Certificates, Series 2005-QA12.

Depositor.....................   Residential Accredit Loans, Inc., an affiliate
                                 of Residential Funding Corporation.

Master servicer...............   Residential Funding Corporation.

Trustee.......................   Deutsche Bank Trust Company Americas.

Mortgage pool.................   1,058 hybrid adjustable-rate mortgage loans
                                 with an aggregate principal balance of
                                 approximately $285,232,724 as of the cut-off
                                 date, secured by first liens on one- to four-
                                 family residential properties.

Cut-off date..................   November 1, 2005.

Closing date..................   On or about November 29, 2005.

Distribution dates............   Beginning in December 2005 and thereafter on
                                 the 25th of each month or, if the 25th is not a
                                 business day, on the next business day.

Scheduled final distribution
date..........................   December 25, 2035. The actual final
                                 distribution date could be substantially
                                 earlier.

Form of certificates..........   Book-entry: Class CB-I, Class NB-II, Class
                                 CB-III, Class NB-IV, Class NB-V and Class M
                                 Certificates. Physical: Class R Certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration of
                                 Certain of the Offered Certificates" in this
                                 prospectus supplement.

Minimum denominations.........   Class CB-I, Class NB-II, Class CB-III, Class
                                 NB-IV, Class NB-V and Class M-1 Certificates:
                                 $25,000. Class M-2 Certificates and Class M-3
                                 Certificates: $250,000. Class R Certificates:
                                 20% percentage interests.

                                       S-5

Legal investment..............   When issued, the Class CB-I, Class NB-II, Class
                                 CB-III, Class NB-IV, Class NB-V, Class R and
                                 Class M-1 Certificates will, and the Class M-2
                                 Certificates and Class M-3 Certificates will
                                 not, be "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the prospectus.

Certain ERISA Considerations..   Subject to the considerations described in this
                                 prospectus supplement, the Class CB-I, Class
                                 NB-II, Class CB-III, Class NB-IV, Class NB-V
                                 and Class M Certificates may be considered
                                 eligible for purchase by persons investing
                                 assets of employee benefit plans or individual
                                 retirement accounts. Sales of the Class R
                                 Certificates to such plans or retirement
                                 accounts are prohibited, except as permitted
                                 under "ERISA Considerations" in this prospectus
                                 supplement.

                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the prospectus.

                                       S-6

                                              OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------
                                                      INITIAL
                                                    CERTIFICATE
                                                     PRINCIPAL    INITIAL RATING
           CLASS               PASS-THROUGH RATE      BALANCE     (S&P/ MOODY'S)          DESIGNATIONS
----------------------------------------------------------------------------------------------------------------

CLASS CB CERTIFICATES AND CLASS NB CERTIFICATES:
----------------------------------------------------------------------------------------------------------------
           CB-I                Variable Rate       $ 72,839,000       AAA/Aaa          Senior/Variable Rate
----------------------------------------------------------------------------------------------------------------
           NB-II               Variable Rate       $ 48,095,000       AAA/Aaa          Senior/Variable Rate
----------------------------------------------------------------------------------------------------------------
          CB-III               Variable Rate       $ 62,183,000       AAA/Aaa          Senior/Variable Rate
----------------------------------------------------------------------------------------------------------------
           NB-IV               Variable Rate       $ 40,178,000       AAA/Aaa          Senior/Variable Rate
----------------------------------------------------------------------------------------------------------------
           NB-V                Variable Rate       $ 41,969,000       AAA/Aaa          Senior/Variable Rate
----------------------------------------------------------------------------------------------------------------
Total Class CB Certificates
and Class NB Certificates:                         $265,264,000
----------------------------------------------------------------------------------------------------------------
CLASS R CERTIFICATES:
----------------------------------------------------------------------------------------------------------------
             R                 Variable Rate       $        100       AAA/NA       Senior/Residual/Variable Rate
----------------------------------------------------------------------------------------------------------------
Total senior certificates                          $265,264,100
----------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
----------------------------------------------------------------------------------------------------------------
            M-1                Variable Rate       $  8,131,000       AA/Aa2          Mezzanine/Variable Rate
----------------------------------------------------------------------------------------------------------------
            M-2                Variable Rate       $  4,135,000        A/A2           Mezzanine/Variable Rate
----------------------------------------------------------------------------------------------------------------
            M-3                Variable Rate       $  2,281,000      BBB/Baa2         Mezzanine/Variable Rate
----------------------------------------------------------------------------------------------------------------
Total Class M Certificates:                        $ 14,547,000
----------------------------------------------------------------------------------------------------------------
Total offered certificates:                        $279,811,100
----------------------------------------------------------------------------------------------------------------
                                            NON-OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
----------------------------------------------------------------------------------------------------------------
            B-1                Variable Rate       $  2,424,000       BB/NA          Subordinate/Variable Rate
----------------------------------------------------------------------------------------------------------------
            B-2                Variable Rate       $  1,854,000        B/NA          Subordinate/Variable Rate
----------------------------------------------------------------------------------------------------------------
            B-3                Variable Rate       $  1,143,624       NA/NA          Subordinate/Variable Rate
----------------------------------------------------------------------------------------------------------------
Total Class B Certificates:                        $  5,421,624
----------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:                          $285,232,724
----------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

CLASS CB-I, CLASS NB-II, CLASS CB-III, CLASS NB-IV, CLASS NB-V AND CLASS R
CERTIFICATES:

The pass-through rate on the Class CB-I, Class NB-II, Class CB-III, Class NB-IV,
Class NB-V and Class R Certificates will be equal to the weighted average of the net mortgage rates on the related mortgage loans. The initial pass-through rate for the Class CB-I, Class NB-II, Class CB-III, Class NB-IV, Class NB-V and Class
R Certificates will be equal to approximately 5.806%, 5.761%, 5.894%, 5.883%,
6.025% and 5.806% per annum, respectively.

CLASS M CERTIFICATES:

The pass-through rate on the Class M-1, Class M-2 and Class M-3 Certificates will be equal to the weighted average of the weighted average net mortgage rates of the group I, group II, group III, group IV and group V loans, weighted

                                       S-7

in proportion to the results of subtracting from the aggregate principal balance of each related loan group the aggregate certificate principal balance of the senior certificates related to that loan group. The initial pass-through rate for the Class M Certificates will be equal to approximately 5.865% per annum.

                                       S-8

THE TRUST

The depositor will establish a trust with respect to the Series 2005-QA12
Certificates under a series supplement, dated as of November 1, 2005, to the standard terms of pooling and servicing agreement, dated as of August 1, 2004, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust, which will be divided into five groups based on the characteristics described in this prospectus supplement. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust consist of five loan groups.
Loan group I and loan group II consist of hybrid adjustable-rate mortgage loans with initial fixed rate periods of generally three years. Loan group III and loan group IV consist of hybrid adjustable-rate mortgage loans with initial fixed rate periods of generally five years. Loan group V consists of hybrid adjustable-rate mortgage loans with initial fixed rate periods of generally seven years.

The group I loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP I

                                                                        WEIGHTED
                                                             RANGE      AVERAGE
                                                          ----------   ---------
Principal balance                                         $55,200 to   $204,496*
                                                           $512,400
Mortgage rate                                              4.250% to    6.1132%
                                                            7.375%
Remaining stated term to maturity (months)                343 to 360      359

*Indicates average principal balance

The group II loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP II

                                                                       WEIGHTED
                                                           RANGE       AVERAGE
                                                        -----------   ----------

Principal balance                                       $360,000 to    $527,714*
                                                        $1,500,000

Mortgage rate                                            4.875% to      6.0715%
                                                          7.375%
Remaining stated term to maturity (months)               353 to 360        358

*Indicates average principal balance

The group III loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP III

                                                                       WEIGHTED
                                                            RANGE       AVERAGE
                                                         -----------   ---------
Principal balance                                         $26,230 to   $200,192*
                                                           $450,000
Mortgage rate                                              4.750% to    6.1944%
                                                            7.500%
Remaining stated term to maturity (months)                344 to 360      359

*Indicates average principal balance

The group IV loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                       S-9

LOAN GROUP IV

                                                                       WEIGHTED
                                                            RANGE       AVERAGE
                                                         -----------   ---------
Principal balance                                        $290,000 to   $533,369*
                                                         $1,207,500

Mortgage rate                                             5.375% to     6.1846%
                                                           7.125%
Remaining stated term to maturity (months)               353 to 360       359

*Indicates average principal balance

The group V loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP V

                                                                        WEIGHTED
                                                             RANGE      AVERAGE
                                                          ----------   ---------
Principal balance                                         $50,000 to   $278,568*
                                                          $1,285,000
Mortgage rate                                              5.500% to    6.3252%
                                                            7.625%
Remaining stated term to maturity (months)                350 to 360      359

*Indicates average principal balance

The mortgage loans in the aggregate have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

TOTAL POOL

                                                                        WEIGHTED
                                                             RANGE      AVERAGE
                                                          ----------   ---------
Principal balance                                         $26,230 to   $269,596*
                                                          $1,500,000
Mortgage rate                                              4.250% to    6.1690%
                                                            7.625%
Remaining stated term to maturity (months)                343 to 360      359

*Indicates average principal balance

For additional information regarding the mortgage pool see "Description of the
Mortgage Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. Except as provided in this prospectus supplement, the Class CB-I Certificates and the Class R Certificates
will receive payments primarily from loan group I, the Class NB-II Certificates will receive payments primarily from loan group II, the Class CB-III
Certificates will receive payments primarily from loan group III, the Class
NB-IV Certificates will receive payments primarily from loan group IV and the
Class NB-V Certificates will receive payments primarily from loan group V. The
Class M Certificates and Class B Certificates will receive payments from all loan groups.

The amount available for distribution will include:

o    collections of monthly payments on the mortgage loans in the related loan group, including prepayments and other unscheduled collections plus

o    advances for delinquent payments on the mortgage loans in the related loan group minus

o    the fees and expenses of the subservicers and the master servicer for the applicable loan group, including reimbursement for advances.

See "Description of the Certificates-- Glossary of Terms--Available Distribution
Amount" in this prospectus supplement.

                                      S-10

Priority of distributions. Distributions on the offered certificates will be made from available amounts in each loan group as described in this prospectus supplement as follows:

o    Distribution of interest to the related senior certificates

o    Distribution of principal to the related senior certificates entitled to principal

o    Payment to master servicer for certain unreimbursed advances

o    Distribution to the Class M Certificates in the following order:

o    Interest to the Class M-1 Certificates

o    Principal to the Class M-1 Certificates

o    Interest to the Class M-2 Certificates

o    Principal to the Class M-2 Certificates

o    Interest to the Class M-3 Certificates

o    Principal to the Class M-3 Certificates

Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates multiplied by

o    the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o    1/12th, minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in December 2012, all principal prepayments on the mortgage loans in the related loan group will be distributed among the related senior certificates unless those senior certificates are no longer outstanding or the percentage of credit enhancement provided by the Class M Certificates and Class B Certificates has doubled from its initial percentage and certain loss and delinquency tests are met, all as described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions on the Senior
Certificates" and "--Principal Distributions on the Class M Certificates" in
this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans in each loan group will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

o    Class B-3

o    Class B-2

o    Class B-1

o    Class M-3

o    Class M-2

o    Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and
Class B Certificates has been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates in accordance with their respective remaining certificate principal

                                      S-11

balances or accrued interest, but only with respect to losses in the related loan group, subject to the special rules mentioned below.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some losses related to the bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. These types of losses on mortgage loans in a loan group that are in excess of the specified amounts and losses due to other extraordinary events will be allocated among all outstanding classes of certificates related to that loan group, pro rata in proportion to their remaining certificate principal balances or accrued interest relating to that loan group. Therefore, the Class M Certificates and Class B Certificates do
not act as credit enhancement for the related senior certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in
this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates as described in this prospectus supplement during the first eleven years after the closing date, unless those senior certificates are no longer outstanding or the percentage of credit enhancement provided by the Class M
Certificates and Class B Certificates has doubled from its initial percentage and certain loss and delinquency tests are met, all as described in this prospectus supplement. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer will have the option to:

purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates;

                                       or

purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-7 of this prospectus supplement. The ratings on the offered

                                      S-12

certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

When issued, the Class CB-I, Class NB-II, Class CB-III, Class NB-IV, Class NB-V,
Class R and Class M-1 Certificates will, and the Class M-2 Certificates and
Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

The Class CB-I, Class NB-II, Class CB-III, Class NB-IV, Class NB-V and Class M
Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class
R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the
Class R Certificates, will represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent the sole residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

                                      S-13

                                  RISK FACTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

          The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may       Generally, the mortgage loans have been
affect risk of loss on the       originated using underwriting standards that
mortgage loans.                  are less stringent than the underwriting
                                 standards applied by certain other first lien
                                 mortgage loan purchase programs, such as those
                                 of Fannie Mae, Freddie Mac or the depositor's
                                 affiliate, Residential Funding Mortgage
                                 Securities I, Inc. Applying less stringent
                                 underwriting standards creates additional risks
                                 that losses on the mortgage loans will be
                                 allocated to certificateholders.

                                 Examples include

                                 o    mortgage loans secured by non-owner
                                      occupied properties;

                                 o    mortgage loans with relatively high
                                      loan-to-value ratios (i.e., the amount of
                                      the loan at origination is 80% or more of
                                      the value of the mortgaged property);

                                 o    mortgage loans with loan-to-value ratios
                                      greater than 80% at origination with no
                                      mortgage insurance;

                                 o    mortgage loans made to borrowers who are
                                      United States citizens employed abroad or
                                      citizens and residents of a foreign
                                      country;

                                 o    mortgage loans made to borrowers who have
                                      high debt-to-income ratios (i.e., the
                                      amount of debt service on the other debt
                                      of the borrower represents a large portion
                                      of his or her income); and

                                 o    mortgage loans made to borrowers whose
                                      income is not required to be disclosed or
                                      verified.

                                 See "The Trusts--Underwriting Policies" and
                                 "Certain Legal Aspects of Mortgage Loans and
                                 Contracts" in the prospectus.

                                      S-14

The return on your               The Servicemembers Civil Relief Act, as
certificates could be reduced    amended, or Relief Act, provides relief to
by shortfalls due to the         borrowers who enter active military service and
Servicemembers Civil Relief      to borrowers in reserve status who are called
Act.                             to active duty after the origination of their
                                 mortgage loan. Current or future military
                                 operations of the United States may increase
                                 the number of borrowers who are in active
                                 military service, including persons in reserve
                                 status who have been called or will be called
                                 to active duty. The Relief Act provides
                                 generally that a borrower who is covered by the
                                 Relief Act may not be charged interest on a
                                 mortgage loan in excess of 6% per annum during
                                 the period of the borrower's active duty. Any
                                 resulting interest shortfalls are not required
                                 to be paid by the borrower at any future time.
                                 The master servicer is not required to advance
                                 these shortfalls as delinquent payments, and
                                 the shortfalls are not covered by any form of
                                 credit enhancement on the certificates.
                                 Interest shortfalls on the mortgage loans due
                                 to the application of the Relief Act or similar
                                 legislation or regulations will be applied to
                                 reduce accrued interest on each class of the
                                 certificates on a pro rata basis.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a mortgage loan during
                                 the borrower's period of active duty and, in
                                 some cases, during an additional three month
                                 period thereafter. As a result, there may be
                                 delays in payment and increased losses on the
                                 mortgage loans. Those delays and increased
                                 losses will be borne primarily by the class of
                                 certificates with a certificate principal
                                 balance greater than zero with the lowest
                                 payment priority.

                                 We do not know how many mortgage loans have
                                 been or may be affected by the application of
                                 the Relief Act or similar legislation or
                                 regulations.

                                 See the definition of Accrued Certificate
                                 Interest under "Description of the
                                 Certificates--Glossary of Terms" in this
                                 prospectus supplement and "Certain Legal
                                 Aspects of Mortgage Loans--Servicemembers
                                 Relief Act" in the prospectus.

The return on your               Losses on the mortgage loans may occur due to a
certificates may be affected     wide variety of causes, including a decline in
by losses on the mortgage        real estate values, and adverse changes in the
loans, which could occur due     borrower's financial condition. A decline in
to a variety of causes.          real estate values or economic conditions
                                 nationally or in the regions where the
                                 mortgaged properties are concentrated may
                                 increase the risk of losses on the mortgage
                                 loans.

The return on your               One risk of investing in mortgage-backed
certificates may be              securities is created by any concentration of
particularly sensitive to        the related properties in one or more
changes in real estate markets   geographic regions. Approximately 18.5%, 45.7%,
in specific regions.             15.0%, 53.3% and 28.8% of the cut-off date
                                 principal balance of the group I loans, group
                                 II loans, group III loans, group IV loans and
                                 group V loans, respectively, are located in
                                 California. In addition, approximately 10.6%,
                                 12.0% and 12.7% of the cut-off date principal
                                 balance of the group I loans, group III loans
                                 and group V loans, respectively, are located in
                                 Florida; and approximately 13.2% of the cut-off
                                 date principal balance of the group II loans
                                 are located in Virginia. If the regional
                                 economy or housing market weakens in
                                 California, Florida or Virginia or in any other
                                 region having a significant concentration of

                                      S-15

                                 properties underlying the mortgage loans, the
                                 mortgage loans in that region may experience
                                 high rates of loss and delinquency, resulting
                                 in losses to certificateholders. A region's
                                 economic condition and housing market may be
                                 adversely affected by a variety of events,
                                 including natural disasters such as
                                 earthquakes, hurricanes, floods and eruptions,
                                 civil disturbances such as riots, disruptions
                                 such as ongoing power outages, or hostilities
                                 such as terrorist actions or acts of war.
                                 Several hurricanes, which struck Louisiana,
                                 Alabama, Mississippi, Texas and Florida in
                                 recent months, may have adversely affected
                                 mortgaged properties located in those states.
                                 Generally, the mortgage pool does not include
                                 mortgage loans secured by mortgaged properties
                                 located in the federal emergency management
                                 agency ("FEMA")- designated individual
                                 assistance zones. However, FEMA-designated
                                 individual assistance zones are subject to
                                 change from time to time by FEMA and,
                                 therefore, no assurance can be given that the
                                 mortgage pool is free of mortgage loans secured
                                 by mortgaged properties located in those areas.
                                 Further, mortgage loans in the mortgage pool
                                 may be secured by mortgaged properties in
                                 FEMA-designated public assistance areas, which
                                 also may include mortgaged properties in areas
                                 that were affected by the hurricanes.
                                 Residential Funding will make a representation
                                 and warranty that each mortgaged property is
                                 free of damage and in good repair as of the
                                 closing date. In the event that a mortgaged
                                 property is damaged as of the closing date and
                                 that damage materially and adversely affects
                                 the value of or the interests of the holders of
                                 the certificates in the related mortgage loan,
                                 Residential Funding will be required to
                                 repurchase the related mortgage loan from the
                                 trust. Any such repurchases may shorten the
                                 weighted average lives of the certificates. We
                                 do not know how many mortgaged properties have
                                 been or may be affected by the hurricanes and
                                 therefore whether the payment experience on any
                                 mortgage loan in the mortgage pool will be
                                 affected.

                                 See "Description of the Mortgage Pool--Mortgage
                                 Pool Characteristics--The Mortgage Pool" in
                                 this prospectus supplement.

The return on your               The only credit enhancement for the senior
certificates will be reduced     certificates will be the subordination provided
if losses exceed the credit      by the Class M Certificates and Class B
enhancement available to your    Certificates. The only credit enhancement for
certificates.                    the Class M Certificates will be the
                                 subordination provided by the Class B
                                 Certificates and by any class of Class M
                                 Certificates with a lower payment priority. You
                                 should also be aware that the credit
                                 enhancement provided for some types of losses
                                 is limited.

                                      S-16

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses; Subordination" in this prospectus
                                 supplement.

The value of your certificates   If the performance of the mortgage loans is
may be reduced if losses are     substantially worse than assumed by the rating
higher than expected.            agencies, the ratings of any class of the
                                 certificates may be lowered in the future. This
                                 would probably reduce the value of those
                                 certificates. Neither the depositor, the master
                                 servicer nor any other entity will have any
                                 obligation to supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the certificates.

Some of the mortgage loans       Approximately 10.4% and 61.7% of the group I
have an initial interest only    loans have an interest only period of three
period, which may increase the   years and ten years, respectively.
risk of loss and delinquency     Approximately 8.7% and 73.9% of the group II
on these mortgage loans.         loans have an interest only period of three
                                 years and ten years, respectively.
                                 Approximately 12.3%, and 67.9% of the group III
                                 loans have an interest only period of five
                                 years and ten years, respectively.
                                 Approximately 16.2% and 73.4% of the group IV
                                 loans have an interest only period of five
                                 years and ten years, respectively.
                                 Approximately 12.8% and 74.5% of the group V
                                 loans have an interest only period of seven
                                 years and ten years, respectively. During this
                                 period, the payment made by the related
                                 borrower will be less than it would be if the
                                 mortgage loan amortized. In addition, the
                                 mortgage loan balance will not be reduced by
                                 the principal portion of scheduled monthly
                                 payments during this period. As a result, no
                                 principal payments will be made to the related
                                 certificates from these mortgage loans during
                                 their interest only period except in the case
                                 of a prepayment.

                                 After the initial interest only period, the
                                 scheduled monthly payment on these mortgage
                                 loans will increase, which may result in
                                 increased delinquencies by the related
                                 borrowers, particularly if interest rates have
                                 increased and the borrower is unable to
                                 refinance. In addition, losses may be greater
                                 on these mortgage loans as a result of the
                                 mortgage loan not amortizing during the early
                                 years of these mortgage loans. Although the
                                 amount of principal included in each scheduled
                                 monthly payment for a traditional mortgage loan
                                 is relatively small during the first few years
                                 after the origination of a mortgage loan, in
                                 the aggregate the amount can be significant.

                                 Mortgage loans with an initial interest only
                                 period are relatively new in the mortgage
                                 marketplace. The performance of these mortgage
                                 loans may be significantly different than
                                 mortgage loans that fully amortize. In
                                 particular, there may be a higher expectation
                                 by these borrowers of refinancing their
                                 mortgage loans with a new mortgage loan, in
                                 particular one with an initial interest only
                                 period, which may result in higher or lower
                                 prepayment speeds than would otherwise be the
                                 case. In addition, the failure to build equity
                                 in the related mortgaged property by the
                                 related mortgagor may affect the delinquency
                                 and prepayment experience of these mortgage
                                 loans.

                                      S-17

LIMITED OBLIGATIONS

Payments on the mortgage loans   The certificates represent interests only in
are the sole source of           the RALI Series 2005-QA12 Trust. The
payments on your certificates.   certificates do not represent an ownership
                                 interest in or obligation of the depositor, the
                                 master servicer or any of their affiliates. If
                                 proceeds from the assets of the RALI Series
                                 2005-QA12 Trust are not sufficient to make all
                                 payments provided for under the pooling and
                                 servicing agreement, investors will have no
                                 recourse to the depositor, the master servicer
                                 or any other entity, and will incur losses.

LIQUIDITY RISKS

You may have to hold your        A secondary market for your certificates may
certificates to maturity if      not develop. Even if a secondary market does
their marketability is           develop, it may not continue or it may be
limited.                         illiquid. Neither the underwriter nor any other
                                 person will have any obligation to make a
                                 secondary market in your certificates.
                                 Illiquidity means you may not be able to find a
                                 buyer to buy your securities readily or at
                                 prices that will enable you to realize a
                                 desired yield. Illiquidity can have a severe
                                 adverse effect on the market value of your
                                 certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally
                                 illiquidity is more likely for classes that are
                                 especially sensitive to prepayment, credit or
                                 interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could     The transfer of the mortgage loans from
delay or reduce distributions    Residential Funding to the depositor is
on the certificates.             intended by the parties to be and has been
                                 documented as a sale. However, if Residential
                                 Funding were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the mortgage loans as a loan secured by
                                 the mortgage loans or to consolidate the
                                 mortgage loans with the assets of Residential
                                 Funding. Any such attempt could result in a
                                 delay in or reduction of collections on the
                                 mortgage loans available to make payments on
                                 the certificates.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your certificates   The yield to maturity on each class of offered
will vary depending on various   certificates will depend on a variety of
factors.                         factors, including:

                                 o    the rate and timing of principal payments
                                      on the related mortgage loans, including
                                      prepayments, defaults and liquidations,
                                      and repurchases due to breaches of
                                      representations or warranties;

                                      S-18

                                 o    the allocation of principal payments among
                                      the various classes of offered
                                      certificates;

                                 o    realized losses and interest shortfalls on
                                      the related mortgage loans;

                                 o    the pass-through rate for that class; and

                                 o    the purchase price of that class.

                                 The rate of prepayments is one of the most
                                 important and least predictable of these
                                 factors.

                                 In general, if you purchase a certificate at a
                                 price higher than its outstanding certificate
                                 principal balance and principal distributions
                                 on your certificate occur faster than you
                                 assumed at the time of purchase, your yield
                                 will be lower than you anticipated. Conversely,
                                 if you purchase a certificate at a price lower
                                 than its outstanding certificate principal
                                 balance and principal distributions on that
                                 class occur more slowly than you assumed at the
                                 time of purchase, your yield will be lower than
                                 you anticipated.

The rate of prepayments on the   Since mortgagors, in most cases, can prepay
mortgage loans will vary         their mortgage loans at any time, the rate and
depending on future market       timing of principal distributions on the
conditions and other factors.    offered certificates are highly uncertain.
                                 Generally, when market interest rates increase,
                                 borrowers are less likely to prepay their
                                 mortgage loans. This could result in a slower
                                 return of principal to you at a time when you
                                 might have been able to reinvest your funds at
                                 a higher rate of interest than the pass-through
                                 rate on your class of certificates. On the
                                 other hand, when market interest rates
                                 decrease, borrowers are generally more likely
                                 to prepay their mortgage loans. In addition,
                                 when the mortgage rates on hybrid mortgage
                                 loans convert from fixed rates to adjustable
                                 rates, there may be an increase in prepayments.
                                 The factors described in the previous two
                                 sentences could result in a faster return of
                                 principal to you at a time when you might not
                                 be able to reinvest your funds at an interest
                                 rate as high as the pass-through rate on your
                                 class of certificates.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to
                                 refinance their mortgage loans, may increase
                                 the rate of prepayments on the mortgage loans.
                                 These refinancing programs may be offered by
                                 the master servicer, any subservicer or their
                                 affiliates, and may include streamlined
                                 documentation programs as well as programs
                                 under which a mortgage loan is modified to
                                 reduce the interest rate.

                                 See "Certain Yield and Prepayment
                                 Considerations--Prepayment Considerations" in
                                 this prospectus supplement and "Maturity and
                                 Prepayment Considerations" in the prospectus.

                                      S-19

The yield on your certificates   The offered certificates of each class have
will be affected by the          different yield considerations and different
specific terms that apply to     sensitivities to the rate and timing of
that class, discussed below.     principal distributions. The following is a
                                 general discussion of yield considerations and
                                 prepayment sensitivities of each class.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement.

Class CB, Class NB and Class R   The Class CB-I Certificates and Class R
Certificates                     Certificates will receive distributions
                                 primarily from the group I loans. The Class
                                 NB-II Certificates will receive distributions
                                 primarily from the group II loans. The Class
                                 CB-III Certificates will receive distributions
                                 primarily from the group III loans. The Class
                                 NB-IV Certificates will receive distributions
                                 primarily from the group IV loans. The Class
                                 NB-V Certificates will receive distributions
                                 primarily from the group V loans. Therefore,
                                 the yields on the Class CB, Class NB and Class
                                 R Certificates will be sensitive to the rate
                                 and timing of principal prepayments and
                                 defaults on the mortgage loans in the related
                                 loan group.

                                 See "Description of the Certificates--Principal
                                 Distributions on the Senior Certificates" in
                                 this prospectus supplement.

Class M Certificates             The yield to investors in each class of the
                                 Class M Certificates will be sensitive to the
                                 rate and timing of losses on the mortgage loans
                                 in all five groups, if those losses are not
                                 covered by a more subordinate class of Class M
                                 Certificates or the Class B Certificates.

                                 It is not expected that the Class M
                                 Certificates will receive any distributions of
                                 principal prepayments on the mortgage loans
                                 from any loan group until the distribution date
                                 in December 2012, unless either:

                                 o    the aggregate certificate principal
                                      balance of the related senior certificates
                                      has been reduced to zero prior to that
                                      date, or

                                 o    the weighted average subordinate
                                      percentage for all five loan groups is
                                      equal to or greater than twice the initial
                                      weighted average subordinate percentage
                                      for all five loan groups,

                                 and, in each case, provided further that
                                 certain delinquency and loss tests are
                                 satisfied.

                                 Until the distribution date in December 2016,
                                 all or a disproportionately large portion of
                                 principal prepayments on the mortgage loans in
                                 each loan group may be allocated to the related
                                 senior certificates as described in this
                                 prospectus supplement, and none or a
                                 disproportionately small portion of principal
                                 prepayments on the mortgage loans in each loan
                                 group may be paid to the holders of the Class M
                                 Certificates and Class B Certificates, unless
                                 either:

                                      S-20

                                 o    the aggregate certificate principal
                                      balance of the related senior certificates
                                      has been reduced to zero prior to that
                                      date, or

                                 o    the weighted average subordinate
                                      percentage for all five loan groups is
                                      equal to or greater than twice the initial
                                      weighted average subordinate percentage
                                      for all five loan groups,

                                 and, in each case, provided further that
                                 certain delinquency and loss tests are
                                 satisfied.

                                 As a result, the weighted average lives of the
                                 Class M Certificates may be longer than would
                                 otherwise be the case.

                                 See "Summary--Credit Enhancement--Allocation of
                                 Losses" and "Description of the
                                 Certificates--Allocation of Losses;
                                 Subordination" in this prospectus supplement.

The recording of mortgages in    The mortgages or assignments of mortgage for
the name of MERS may affect      some of the mortgage loans have been or may be
the yield on the certificates.   recorded in the name of Mortgage Electronic
                                 Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. Subsequent assignments of those
                                 mortgages are registered electronically through
                                 the MERS(R) System. However, if MERS
                                 discontinues the MERS(R) System and it becomes
                                 necessary to record an assignment of the
                                 mortgage to the trustee, then any related
                                 expenses shall be paid by the trust and will
                                 reduce the amount available to pay principal of
                                 and interest on the class or classes of
                                 certificates with certificate principal
                                 balances greater than zero with the lowest
                                 payment priorities.

                                 The recording of mortgages in the name of MERS
                                 is a relatively new practice in the mortgage
                                 lending industry. Public recording officers and
                                 others in the mortgage industry may have
                                 limited, if any, experience with lenders
                                 seeking to foreclose mortgages, assignments of
                                 which are registered with MERS. Accordingly,
                                 delays and additional costs in commencing,
                                 prosecuting and completing foreclosure
                                 proceedings and conducting foreclosure sales of
                                 the mortgaged properties could result. Those
                                 delays and additional costs could in turn delay
                                 the distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

                                 For additional information regarding MERS and
                                 the MERS(R) System, see "Description of the
                                 Mortgage Pool--Mortgage Pool Characteristics"
                                 and "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Description of the
                                 Certificates--Assignment of Mortgage Loans" in
                                 the prospectus.

                                      S-21

                                  INTRODUCTION

          The depositor will establish a trust with respect to Series 2005-QA12 on the closing date, under a series supplement, dated as of November 1, 2005, to the standard terms of pooling and servicing agreement, dated as of August 1,
2004, among the depositor, the master servicer and the trustee, taken together referred to herein as the pooling and servicing agreement. On the closing date, the depositor will deposit into the trust a mortgage pool of mortgage loans secured by first liens on one-to four-family residential properties. The mortgage pool will be divided into the following five loan groups: loan group I, loan group II, loan group III, loan group IV and loan group V.

          Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The mortgage pool will consist of 1,058 hybrid adjustable-rate mortgage loans with an aggregate unpaid principal balance of $285,232,724 as of the cut-off date after deducting payments of principal due during the month of the cut-off date. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          The mortgage pool will consist of five groups of mortgage loans, referred to as the Group I Loans, Group II Loans, Group III Loans, Group IV
Loans and Group V Loans. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

          The Group I Loans and the Group III Loans will consist of hybrid adjustable-rate first lien mortgage loans which had principal balances at origination which were less than or equal to the conforming balance. The conforming balance for mortgage loans secured by a single family property is
$359,650 for all mortgage loans other than those originated in Alaska and
Hawaii, for which it is $539,475. For two-, three- and four- family properties the maximum balance is $460,400, $556,500 or $691,600, respectively, or
$690,600, $834,750 and $1,037,400, respectively, if the property is located in
Alaska or Hawaii. The Group II Loans, Group IV Loans and Group V Loans will consist of hybrid adjustable-rate first lien mortgage loans which had principal balances at origination which were less than, equal to or greater than the conforming balance.

          With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. As of the cut-off date none of the mortgage loans have been modified. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

          All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of 58.4% of the mortgage loans, which were purchased by the depositor through Residential
Funding, from HomeComings Financial Network, Inc., or HomeComings, a wholly-owned subsidiary of the master servicer. No unaffiliated seller sold more than 8.4% of the mortgage loans to Residential Funding. Approximately 94.0% of the mortgage loans are being subserviced by HomeComings.

                                      S-22

          The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to such mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any such mortgage loan. However, neither the depositor nor
Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to such mortgage loan if the substance of any such breach also constitutes fraud in the origination of such affected mortgage loan. In addition, Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs, unless (x) the substance of the representation and warranty also constitutes fraud in the origination of the mortgage loan or (y) the mortgage collateral seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the mortgage collateral sellers to the limited extent described in this paragraph. See "The Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

          The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 94.1%, 97.6%, 93.0%, 92.1% and 80.8% of the
Group I, Group II, Group III, Group IV and Group V Loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment
Considerations--General" in this prospectus supplement and "Description of the
Certificates--Assignment of Mortgage Loans" in the prospectus.

          Approximately 11.4%, 15.8%, 10.8% and 11.9% of the Group I, Group II,
Group III and Group IV Loans, respectively, provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates.
None of the Group V Loans provide for the payment of a prepayment charge. See
"Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and
Limitations on Prepayments" in the prospectus.

          As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to

                                      S-23

whether a loan falls into this category is made as of the close of business on the last business day of each month.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

          Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

          o    Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti predatory lending laws.

          o    None of the mortgage loans were subject to the Home Ownership and
               Equity Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal
               liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of the
               Mortgage Loans-The Mortgage Loans-Homeownership Act and Similar
               State Laws" in the prospectus.

          o    None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

          o    None of the Group I Loans, Group II Loans and Group IV Loans
               contain prepayment penalties that extend beyond three years after the date of origination and none of the Group III Loans contain prepayment penalties that extend beyond five years after the date of origination. None of the Group V loans contain any prepayment penalties.

          Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Any breach of any of these representations and warranties with respect to a Group I Loan or Group III Loan and any breach of some other representations and warranties made by Residential
Funding with respect to any Group I Loan or Group III Loan will be deemed to materially and adversely affect the interests of the holders of the related
Class CB Certificates. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

          Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

          See "Certain Legal Aspects of Mortgage Loans and Contracts" in the
prospectus.

MORTGAGE RATE ADJUSTMENT

          The mortgage rates on 28.6% and 45.2% of the Group I Loans and Group
II Loans, respectively, will remain fixed for a period of generally three years and thereafter will adjust semi-annually to a rate equal to the sum of the
Six-Month LIBOR Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement. The mortgage rates on 27.0% and

                                      S-24

32.3% of the Group III Loans and Group IV Loans, respectively, will remain fixed for a period of generally five years and thereafter will adjust semi-annually to a rate equal to the sum of the Six-Month LIBOR Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement. The mortgage rates on 12.6% of the Group V Loans will remain fixed for a period of generally seven years and thereafter will adjust semi-annually to a rate equal to the sum of the Six-Month LIBOR Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.

          The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and generally most recently available as of the first business day of the month immediately preceding the month in which the adjustment date occurs.

          The mortgage rates on 71.4% and 54.8% of the Group I Loans and Group
II Loans, respectively, will remain fixed for a period of generally three years and thereafter will adjust annually to a rate equal to the sum of the One-Year
LIBOR Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement. The mortgage rates on 72.8% and 67.7% of the Group III Loans and Group IV Loans, respectively, will remain fixed for a period of generally five years and thereafter will adjust annually to a rate equal to the sum of the One-Year LIBOR Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement. The mortgage rates on 87.4% of the
Group V Loans will remain fixed for a period of generally seven years and thereafter will adjust annually to a rate equal to the sum of the One-Year LIBOR
Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.

          The One-Year LIBOR Index will generally be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and most recently available as of the date that is 45 days prior to the adjustment date.

          The mortgage rates on 0.2% of the Group III Loans will remain fixed for a period of generally five years and thereafter will adjust annually to a rate equal to the sum of the One-Year U.S. Treasury Index and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.

          The One-Year U.S. Treasury Index will be based on the yield on U.S.
Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H. 15(519), or the Release, as calculated and adjusted in the manner specified in the related mortgage note.

          In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

          The amount of the monthly payment on each mortgage loan will generally be adjusted semi-annually or annually, as applicable, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, none of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

                                      S-25

          The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.
The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

          Because of the periodic rate caps and the generally lower initial mortgage rates on the mortgage loans, in a rising interest rate environment the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the Group I Net WAC
Rate, the Group II Net WAC Rate, the Group III Net WAC Rate, the Group IV Net
WAC Rate, the Group V Net WAC Rate or the Class M Net WAC Rate, as applicable, will initially be less than it would be had all of the related mortgage loans already adjusted to their fully-indexed rate.

GROUP I LOAN CHARACTERISTICS

          The Group I Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group I Loans .............................   383

Net Mortgage Rates:
   Weighted average..................................   5.8062%
   Range.............................................   3.825% to 7.075%

Mortgage Rates:
   Weighted average..................................   6.1132%
   Range.............................................   4.250% to 7.375%

Note Margins:
   Weighted average..................................   3.0580%
   Range.............................................   1.875% to 3.500%

Minimum Mortgage Rates:
   Weighted average..................................   3.0580%
   Range.............................................   1.875% to 3.500%

Minimum Net Mortgage Rates:
   Weighted average..................................   2.7509%
   Range.............................................   1.575% to 3.200%

                                      S-26

Maximum Mortgage Rates:
   Weighted average..................................   12.1045%
   Range.............................................   10.250% to 13.375%

Maximum Net Mortgage Rates:
   Weighted average..................................   11.7975%
   Range.............................................   9.825% to 13.075%

Periodic Caps:
   Weighted average..................................   1.8638%
   Range.............................................   1.000% to 2.000%

Weighted average months to next interest rate
   adjustment date...................................   35

          The Group I Loans will have the following additional characteristics:

o    The Group I Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $78,321,924.

o    The Group I Loans had individual principal balances at origination of at least $55,200 but not more than $512,400, with an average principal balance at origination of approximately $204,614.

o    Approximately 11.5% of the Group I Loans were purchased from Pinnacle
     Financial Corporation. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than approximately 5.9% of the Group I Loans to Residential Funding. HomeComings Financial Network,
     Inc., a wholly-owned subsidiary of Residential Funding, sold approximately
     62.4% of the Group I Loans to Residential Funding.

o    None of the Group I Loans will have been originated prior to May 12, 2004, or will have a maturity date later than November 1, 2035.

o    No Group I Loans have a remaining term to stated maturity as of the cut-off date of less than 343 months.

o    The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 360 months.

o    As of the cut-off date, none of the Group I Loans are currently 30 or more days delinquent in payment of principal and interest.

o    None of the Group I Loans are Buy-Down Loans.

o    All of the Group I Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

o    With respect to approximately 10.4% and 61.7% of the Group I Loans, the related mortgage note provides for an interest only period not to exceed three years and ten years, respectively.

                                      S-27

o    No Group I Loan provides for deferred interest or negative amortization.

o    No Group I Loan provides for conversion from an adjustable rate to a fixed rate.

o    None of the Group I Loans are Balloon Loans.

o    None of the Group I Loans have been made to international borrowers.

          The Group I Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

GROUP II LOAN CHARACTERISTICS

          The Group II Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group II Loans ............................   98

Net Mortgage Rates:
   Weighted average..................................   5.7606%
   Range.............................................   4.450% to 7.075%

Mortgage Rates:
   Weighted average..................................   6.0715%
   Range.............................................   4.875% to 7.375%

Note Margins:
   Weighted average..................................   2.9780%
   Range.............................................   1.875% to 5.000%

Minimum Mortgage Rates:
   Weighted average..................................   3.0011%
   Range.............................................   1.875% to 5.250%

Minimum Net Mortgage Rates:
   Weighted average..................................   2.6901%
   Range.............................................   1.450% to 4.825%

                                      S-28

Maximum Mortgage Rates:
   Weighted average..................................   12.0486%
   Range.............................................   10.625% to 13.375%

Maximum Net Mortgage Rates:
   Weighted average..................................   11.7377%
   Range.............................................   10.200% to 13.075%

Periodic Caps:
   Weighted average..................................   1.7648%
   Range.............................................   1.000% to 2.000%

Weighted average months to next interest rate
   adjustment date...................................   34

          The Group II Loans will have the following additional characteristics:

          o    The Group II Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $51,715,979.

          o    The Group II Loans had individual principal balances at
               origination of at least $360,000 but not more than $1,500,000, with an average principal balance at origination of approximately
               $528,053.

          o    Approximately 15.1% of the Group II Loans were purchased from
               Pinnacle Financial Corporation. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than 9.7% of the Group II Loans to Residential Funding.
               HomeComings Financial Network, Inc., a wholly-owned subsidiary of
               Residential Funding, sold 43.6% of the Group II Loans to
               Residential Funding.

          o    None of the Group II Loans will have been originated prior to
               March 18, 2005, or will have a maturity date later than November
               1, 2035.

          o    No Group II Loans have a remaining term to stated maturity as of the cut-off date of less than 353 months.

          o    The weighted average remaining term to stated maturity of the
               Group II Loans as of the cut off date will be approximately 358 months. The weighted average original term to maturity of the
               Group II Loans as of the cut-off date will be approximately 360 months.

          o    As of the cut-off date, none of the Group II Loans are currently
               30 or more days delinquent in payment of principal and interest.

          o    None of the Group II Loans are Buy-Down Loans.

          o    All of the Group II Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          o    With respect to approximately 8.7% and 73.9% of the Group II
               Loans, the related mortgage note provides for an interest only period not to exceed three years and ten years, respectively.

                                      S-29

          o    No Group II Loan provides for deferred interest or negative amortization.

          o    No Group II Loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the Group II Loans are Balloon Loans.

          o    None of the Group II Loans have been made to international borrowers.

          The Group II Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations"
in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

GROUP III LOAN CHARACTERISTICS

          The Group III Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group III Loans .....................   334

Net Mortgage Rates:
   Weighted average............................   5.8937%
   Range.......................................   4.450% to 7.200%

Mortgage Rates:
   Weighted average............................   6.1944%
   Range.......................................   4.750% to 7.500%

Note Margins:
   Weighted average............................   2.9150%
   Range.......................................   1.875% to 3.500%

Minimum Mortgage Rates:
   Weighted average............................   2.9236%
   Range.......................................   1.875% to 6.375%

Minimum Net Mortgage Rates:
   Weighted average............................   2.6229%
   Range.......................................   1.575% to 6.075%

                                      S-30

Maximum Mortgage Rates:
   Weighted average............................   11.4519%
   Range.......................................   10.375% to 13.000%

Maximum Net Mortgage Rates:
   Weighted average............................   11.1512%
   Range.......................................   9.950% to 12.700%

Periodic Caps:
   Weighted average............................   1.8874%
   Range.......................................   1.000% to 6.000%

Weighted average months to next interest rate
   adjustment date ............................   59

          The Group III Loans will have the following additional
characteristics:

          o    The Group III Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $66,863,978.

          o    The Group III Loans had individual principal balances at
               origination of at least $26,250 but not more than $450,000, with an average principal balance at origination of approximately
               $200,295.

          o    No non-affiliate of Residential Funding sold more than
               approximately 8.4% of the Group III Loans to Residential Funding.
               HomeComings Financial Network, Inc., a wholly-owned subsidiary of
               Residential Funding, sold approximately 57.2% of the Group III
               Loans to Residential Funding.

          o    None of the Group III Loans will have been originated prior to
               June 10, 2004, or will have a maturity date later than November
               1, 2035.

          o    No Group III Loans have a remaining term to stated maturity as of the cut-off date of less than 344 months.

          o    The weighted average remaining term to stated maturity of the
               Group III Loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the
               Group III Loans as of the cut-off date will be approximately 360 months.

          o    As of the cut-off date, none of the Group III Loans are currently
               30 or more days delinquent in payment of principal and interest.

          o    None of the Group III Loans are Buy-Down Loans.

          o    All of the Group III Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          o    With respect to approximately 12.3% and 67.9% of the Group III
               Loans, the related mortgage note provides for an interest only period not to exceed five years and ten years, respectively.

                                      S-31

          o    No Group III Loan provides for deferred interest or negative amortization.

          o    No Group III Loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the Group III Loans are Balloon Loans.

          o    None of the Group III Loans have been made to international borrowers.

          The Group III Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations"
in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group III Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group III Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group III Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-32

GROUP IV LOAN CHARACTERISTICS

          The Group IV Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group IV Loans ......................   81

Net Mortgage Rates:
   Weighted average............................   5.8832%
   Range.......................................   5.075% to 6.825%

Mortgage Rates:
   Weighted average............................   6.1846%
   Range.......................................   5.375% to 7.125%

Note Margins:
   Weighted average............................   2.8586%
   Range.......................................   1.875% to 3.500%

Minimum Mortgage Rates:
   Weighted average............................   2.9512%
   Range.......................................   1.875% to 6.750%

Minimum Net Mortgage Rates:
   Weighted average............................   2.6499%
   Range.......................................   1.575% to 6.450%

Maximum Mortgage Rates:
   Weighted average............................   11.4890%
   Range.......................................   10.375% to 13.000%

Maximum Net Mortgage Rates:
   Weighted average............................   11.1877%
   Range.......................................   10.075% to 12.700%

Periodic Caps:
   Weighted average............................   1.8611%
   Range.......................................   1.000% to 2.000%

Weighted average months to next interest rate
   adjustment date ............................   59

          The Group IV Loans will have the following additional characteristics:

                                      S-33

          o    The Group IV Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $43,202,875.

          o    The Group IV Loans had individual principal balances at
               origination of at least $371,000 but not more than $1,207,500, with an average principal balance at origination of approximately
               $535,267.

          o    Approximately 10.2% of the Group IV Loans were purchased from Sea
               Breeze Financial Services. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than approximately 7.6% of the Group IV Loans to Residential Funding.
               HomeComings Financial Network, Inc., a wholly-owned subsidiary of
               Residential Funding, sold approximately 49.3% of the Group IV
               Loans to Residential Funding.

          o    None of the Group IV Loans will have been originated prior to
               March 24, 2005, or will have a maturity date later than November
               1, 2035.

          o    No Group IV Loans have a remaining term to stated maturity as of the cut-off date of less than 353 months.

          o    The weighted average remaining term to stated maturity of the
               Group IV Loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the
               Group IV Loans as of the cut-off date will be approximately 360 months.

          o    As of the cut-off date, none of the Group IV Loans are currently
               30 or more days delinquent in payment of principal and interest.

          o    None of the Group IV Loans are Buy-Down Loans.

          o    All of the Group IV Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          o    With respect to approximately 16.2% and 73.4% of the Group IV
               Loans, the related mortgage note provides for an interest only period not to exceed five years and ten years, respectively.

          o    No Group IV Loan provides for deferred interest or negative amortization.

          o    No Group IV Loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the Group IV Loans are Balloon Loans.

          o    None of the Group IV Loans have been made to international borrowers.

          The Group IV Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations"
in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group IV Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group IV Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group IV

                                      S-34

Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

GROUP V LOAN CHARACTERISTICS

          The Group V Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Group V Loans .......................   162

Net Mortgage Rates:
   Weighted average............................   6.0252%
   Range.......................................   5.200% to 7.325%

Mortgage Rates:
   Weighted average............................   6.3252%
   Range.......................................   5.500% to 7.625%

Note Margins:
   Weighted average............................   3.0782%
   Range.......................................   1.875% to 3.500%

Minimum Mortgage Rates:
   Weighted average............................   3.0782%
   Range.......................................   1.875% to 3.500%

Minimum Net Mortgage Rates:
   Weighted average............................   2.7782%
   Range.......................................   1.575% to 3.200%

Maximum Mortgage Rates:
   Weighted average............................   12.1340%
   Range.......................................   10.625% to 13.625%

Maximum Net Mortgage Rates:
   Weighted average............................   11.8340%
   Range.......................................   10.325% to 13.325%

Periodic Caps:
   Weighted average............................   1.8879%
   Range.......................................   1.000% to 2.000%

Weighted average months to next interest rate
   adjustment date ............................   83

          The Group V Loans will have the following additional characteristics:

                                      S-35

          o    The Group V Loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $45,127,967.

          o    The Group V Loans had individual principal balances at
               origination of at least $50,000 but not more than $1,285,000, with an average principal balance at origination of approximately
               $279,213.

          o    No non-affiliate of Residential Funding sold more than
               approximately 8.2% of the Group V Loans to Residential Funding.
               HomeComings Financial Network, Inc., a wholly-owned subsidiary of
               Residential Funding, sold approximately 79.0% of the Group V
               Loans to Residential Funding.

          o    None of the Group V Loans will have been originated prior to
               December 23, 2004, or will have a maturity date later than
               November 1, 2035.

          o    No Group V Loans have a remaining term to stated maturity as of the cut-off date of less than 350 months.

          o    The weighted average remaining term to stated maturity of the
               Group V Loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the
               Group V Loans as of the cut-off date will be approximately 360 months.

          o    As of the cut-off date, none of the Group V Loans are currently
               30 or more days delinquent in payment of principal and interest.

          o    None of the Group V Loans are Buy-Down Loans.

          o    All of the Group V Loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          o    With respect to approximately 12.8% and 74.5% of the Group V
               Loans, the related mortgage note provides for an interest only period not to exceed seven years and ten years, respectively.

          o    No Group V Loan provides for deferred interest or negative amortization.

          o    No Group V Loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the Group V Loans are Balloon Loans.

          o    None of the Group V Loans have been made to international
               borrowers.

          The Group V Loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the Group V Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group V Loans are approximate percentages by aggregate principal balance of the Group V Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group V Loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-36

CHARACTERISTICS OF THE MORTGAGE LOANS

          The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Mortgage Loans ......................   1,058

Net Mortgage Rates:
   Weighted average............................   5.8647%
   Range.......................................   3.825% to 7.325%

Mortgage Rates:
   Weighted average............................   6.1690%
   Range.......................................   4.250% to 7.625%

Note Margins:
   Weighted average............................   2.9830%
   Range.......................................   1.875% to 5.000%

Minimum Mortgage Rates:
   Weighted average............................   3.0032%
   Range.......................................   1.875% to 6.750%

Minimum Net Mortgage Rates:
   Weighted average............................   2.6989%
   Range.......................................   1.450% to 6.450%

Maximum Mortgage Rates:
   Weighted average............................   11.8528%
   Range.......................................   10.250% to 13.625%

Maximum Net Mortgage Rates:
   Weighted average............................   11.5486%
   Range.......................................   9.825% to 13.325%

Periodic Caps:
    Weighted average...........................   1.8548%
    Range......................................   1.000% to 6.000%

Weighted average months to next interest rate
   adjustment date ............................   52

          The mortgage loans will have the following additional characteristics:

                                      S-37

          o    The mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $285,232,724.

          o    The mortgage loans have individual principal balances at
               origination of at least $26,250 but not more than $1,500,000, with an average principal balance at origination of approximately
               $269,947.

          o    No non-affiliate of Residential Funding sold more than
               approximately 8.4% of the mortgage loans to Residential Funding.
               HomeComings Financial Network, Inc., a wholly-owned subsidiary of
               Residential Funding, sold approximately 58.4% of the mortgage loans to Residential Funding.

          o    None of the mortgage loans will have been originated prior to May
               12, 2004 or will have a maturity date later than November 1,
               2035.

          o    No mortgage loan has a remaining term to stated maturity as of the cut-off date of less than 343 months.

          o    The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 360 months.

          o    As of the cut-off date, none of the mortgage loans are currently
               30 days or more delinquent in payment of principal and interest.

          o    None of the mortgage loans are Buy-Down Loans.

          o    With respect to approximately 4.4%, 5.3%, 2.0% and 69.2% of the mortgage loans, the related mortgage note provides for an
               interest only period not to exceed three years, five years, seven years and ten years, respectively.

          o    All of the mortgage loans are secured by first liens on fee simple interests in one- to four-family residential properties.

          o    No mortgage loan provides for deferred interest or negative amortization.

          o    No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the mortgage loans are Balloon Loans.

          o    None of the mortgage loans have been made to international borrowers.

          The mortgage loans are generally assumable in accordance with the terms of the related mortgage note. See "Maturity and Prepayment Considerations"
in the prospectus.

          Set forth in Annex I of this prospectus supplement is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-38

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

          Each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge, except in the case of one mortgage loan representing approximately 0.1% of the aggregate principal balance of the mortgage loans, each mortgage loan with an
LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between
90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

          All of the primary insurance policies were issued by General Electric
Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United
Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Radian
Guaranty Inc. or Republic Mortgage Insurance Company which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans or
Contracts" in the prospectus.

THE PROGRAM

          General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by
Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie
Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by smaller or larger parcels of land, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "--Program Underwriting Standards"
below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential
Funding on behalf of the depositor.

          Qualifications of Program Sellers. Each Expanded Criteria Program
Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller
Guide. See "The Trusts--Qualifications of Sellers" in the prospectus.

          Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor

                                      S-39

may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

          Based on the data provided in the application and certain
verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income.
The originator may also consider the amount of liquid assets available to the mortgagor after origination.

          Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated
income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the
LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

          Prior to assigning the mortgage loans to the depositor, Residential
Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The
Trusts--Underwriting Policies--Automated Underwriting" in the prospectus.

          Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

                                      S-40

RESIDENTIAL FUNDING

          Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.
Residential Funding has not had sufficient experience master servicing the types of mortgage loans compromising the mortgage pool to provide meaningful disclosure of its delinquency and loss experience with respect to comparable mortgage loans.

          Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present some of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

LITIGATION

          Residential Funding and HomeComings are parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and HomeComings that the eventual outcome of any currently pending legal proceedings will not have a material adverse affect on their ability to perform their obligations in relation to the trust or the mortgage loans. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on
Residential Funding or HomeComings.

ADDITIONAL INFORMATION

          The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of the cut-off date, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

          A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form
8-K.

                                      S-41

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Series 2005-QA12 Mortgage Asset-Backed Pass-Through Certificates
will include the following six classes of Senior Certificates:

o    Class CB-I Certificates;

o    Class NB-II Certificates, or the Group II Senior Certificates;

o    Class CB-III Certificates, or the Group III Senior Certificates;

o    Class NB-IV Certificates, or the Group IV Senior Certificates;

o    Class NB-V Certificates or the Group V Senior Certificates;

o    Class R Certificates, or the Residual Certificates, and together with the
     Class CB-I Certificates, the Group I Senior Certificates.

          Distributions of interest and principal on (i) the Class CB-I
Certificates and Residual Certificates, (ii) the Class NB-II Certificates, (iii)
the Class CB-III Certificates, (iv) the Class NB-IV Certificates and (v) the
Class NB-V Certificates will be based on interest and principal received or advanced with respect to the Group I Loans, Group II Loans, Group III Loans,
Group IV Loans and Group V Loans, respectively, except under the limited circumstances described in this prospectus supplement. In addition to the Senior
Certificates, the Series 2005-QA12 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the
Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class
B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates.
Distributions of principal and interest on the six classes of subordinate certificates will be based on principal and interest received or advanced with respect to the mortgage loans in all loan groups. Only the Senior Certificates and Class M Certificates are offered hereby. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

          The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o    the mortgage loans;

o    the assets as from time to time are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account
     and belonging to the trust;

o    property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

o    any applicable primary insurance policies and standard hazard insurance policies; and

o    all proceeds of any of the foregoing.

          The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 93.00% in the trust. The Class
M-1, Class M-2, Class M-3, Class B-1, Class B-2 and

                                      S-42

Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.85%, 1.45%, 0.80%, 0.85%, 0.65% and 0.40%, respectively, in the trust.

          The Senior Certificates, other than the Residual Certificates, and the
Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The
Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R
Certificate, as otherwise described in this prospectus supplement under
"Material Federal Income Tax Consequences."

          The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered
Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

o    all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

o    all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

          General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants.
Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record
Date. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates.
Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess

                                      S-43

physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

          None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under limited conditions. Definitive certificates will be issued to certificateholders or their nominees, rather than to DTC, if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates.
Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

          For additional information regarding DTC, and the certificates, see
"Description of the Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

          The following terms are given the meanings shown below to help describe the cash flows on the certificates:

          ACCRUED CERTIFICATE INTEREST -- With respect to any distribution date, an amount equal to, in the case of each class of offered certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal
Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate on that class for that distribution date;
in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior
Certificates, by the subordination provided by the Class B Certificates and
Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case

               (i) any Prepayment Interest Shortfall for the related loan group to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest
          Distributions";

               (ii) the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud
          Losses, Excess Bankruptcy Losses and Extraordinary Losses not
          allocated through subordination;

                                      S-44

               (iii) the interest portion of any Advances that were made with respect to delinquencies for the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud
          Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

               (iv) any other interest shortfalls for the related loan group not covered by subordination provided by the Class M Certificates or Class
          B Certificates, including interest shortfalls relating to the
          Servicemembers Civil Relief Act, as amended, or similar legislation or regulations, all allocated as described below.

The Group I Senior Percentage of such reductions in the case of the Group I
Loans will be allocated among the holders of the Group I Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the Group I Loans on that distribution date absent these reductions. The Group II Senior Percentage of such reductions in the case of the
Group II Loans will be allocated to the holders of the Group II Senior
Certificates. The Group III Senior Percentage of such reductions in the case of the Group III Loans will be allocated to the holders of Group III Senior
Certificates. The Group IV Senior Percentage of such reductions in the case of the Group IV Loans will be allocated to the holders of the Group IV Senior
Certificates. The Group V Senior Percentage of such reductions in the case of the Group V Loans will be allocated to the holders of the Group V Senior
Certificates. The remainder of these reductions will be allocated among the holders of the Class M Certificates and Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses;
Subordination." Accrued Certificate Interest on each class of Senior
Certificates will be distributed on a pro rata basis. Accrued Certificate
Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

          ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payment of principal and interest on that mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

          AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date and each loan group as determined separately for each loan group, an amount equal to the aggregate of:

o    the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o    all unscheduled payments on the mortgage loans in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds,
     Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

o    all Advances made for that distribution date for the related loan group, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

o    any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause
     (f) under "--Principal Distributions on the Senior Certificates".

                                      S-45

          In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do
so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

          CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date and each loan group as determined separately for each loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in the related loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization
Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

          CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT-- With respect to any distribution date and each loan group as determined separately for each loan group, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in the related loan group during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the related Available Distribution
Amount for that distribution date.

          CERTIFICATE GROUP--With respect to (i) loan group I, the Class CB-I
Certificates and Residual Certificates, (ii) loan group II, the Class NB-II
Certificates, (iii) loan group III, the Class CB-III Certificates, (iv) loan group IV, the Class NB-IV Certificates and (v) loan group V, the Class NB-V
Certificates.

          CERTIFICATE PRINCIPAL BALANCE -- For any offered certificate, as of any date of determination, an amount equal to the initial Certificate Principal
Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the
Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class
M Certificates outstanding with the highest payment priority to which Realized
Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses,
Excess Fraud Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate
Principal Balance of that certificate, and the Certificate Principal Balance of any certificate of the class of certificates with a Certificate Principal
Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate
Principal Balance of all other classes of certificates then outstanding over
(ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

          CLASS M NET WAC RATE--With respect to any distribution date and the
Class M Certificates, a per annum rate equal to the weighted average of the
Group I Net WAC Rate, Group II Net WAC Rate, Group III Net WAC Rate, Group IV
Net WAC Rate and Group V Net WAC Rate weighted on the basis of the Subordinate
Component for the related loan group.

                                      S-46

          CREDIT SUPPORT DEPLETION DATE -- The first distribution date on which the aggregate Certificate Principal Balance of the Class M Certificates and the
Class B Certificates has been reduced to zero.

          DUE DATE --With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

          DUE PERIOD -- With respect to any distribution date, the calendar month in which the distribution date occurs.

          EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the
Bankruptcy Amount.

          EXCESS FRAUD LOSSES -- Fraud Losses in excess of the Fraud Loss
Amount.

          EXCESS SPECIAL HAZARD LOSSES --Special Hazard Losses in excess of the
Special Hazard Amount.

          FINAL DISPOSITION -- With respect to a defaulted mortgage loan, a
Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

          GROUP I NET WAC RATE, GROUP II NET WAC RATE, GROUP III NET WAC RATE,
GROUP IV NET WAC RATE OR GROUP V NET WAC RATE--With respect to any distribution date and loan group, the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group as of the end of the calendar month immediately preceding the month in which such distribution date occurs.

          GROUP I SENIOR ACCELERATED DISTRIBUTION PERCENTAGE, GROUP II SENIOR
ACCELERATED DISTRIBUTION PERCENTAGE, GROUP III SENIOR ACCELERATED DISTRIBUTION
PERCENTAGE, GROUP IV SENIOR ACCELERATED DISTRIBUTION PERCENTAGE OR GROUP V
SENIOR ACCELERATED DISTRIBUTION PERCENTAGE -- For any distribution date occurring prior to the distribution date in December 2012, 100%. The Group I
Senior Accelerated Distribution Percentage, Group II Senior Accelerated
Distribution Percentage, Group III Senior Accelerated Distribution Percentage,
Group IV Senior Accelerated Distribution Percentage and Group V Senior
Accelerated Distribution Percentage will also be referred to in this prospectus supplement as the related Senior Accelerated Distribution Percentage. The related Senior Accelerated Distribution Percentage for any distribution date occurring after the first seven years following the closing date will be as follows:

     o    for any distribution date during the eighth year after the closing date, the related Senior Percentage for that distribution date plus
          70% of the related Subordinate Percentage for that distribution date;

     o    for any distribution date during the ninth year after the closing date, the related Senior Percentage for that distribution date plus
          60% of the related Subordinate Percentage for that distribution date;

     o    for any distribution date during the tenth year after the closing date, the related Senior Percentage for that distribution date plus
          40% of the related Subordinate Percentage for that distribution date;

     o    for any distribution date during the eleventh year after the closing date, the related Senior Percentage for that distribution date plus
          20% of the related Subordinate Percentage for that distribution date;
          and

                                      S-47

     o    for any distribution date thereafter, the related Senior Percentage for that distribution date.

          Any scheduled reduction to the Group I Senior Accelerated Distribution
Percentage, Group II Senior Accelerated Distribution Percentage, Group III
Senior Accelerated Distribution Percentage, Group IV Senior Accelerated
Distribution Percentage or Group V Senior Accelerated Distribution Percentage
described in the preceding paragraph shall not be made as of any distribution date unless:

               (a) the outstanding principal balance of the mortgage loans in all five loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate
          Principal Balance of the Class M Certificates and Class B
          Certificates, is less than 50%, and

               (b) Realized Losses on the mortgage loans in all five loan groups to date for that distribution date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

          Notwithstanding the foregoing, if the weighted average of the
Subordinate Percentages for all five loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all five loan groups and

     o    the outstanding principal balance of mortgage loans in all five loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal
          Balance of the Class M Certificates and Class B Certificates, does not exceed 50% and

     o    prior to the distribution date in December 2008, cumulative Realized
          Losses on the mortgage loans in all five loan groups do not exceed 20%
          of the sum of the initial Certificate Principal Balances of the Class
          M Certificates and Class B Certificates, and thereafter, cumulative
          Realized Losses on the mortgage loans in all five loan groups do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates,

then on any distribution date prior to the distribution date in December 2008, each Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date plus 50% of the related Subordinate Percentage for that distribution date, and on any distribution date on or after the distribution date in December 2008, each
Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date.

          Notwithstanding the foregoing, if on any distribution date the weighted average of the Senior Percentages for all five loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentages, calculated on such basis, each of the Senior Accelerated Distribution
Percentages for that distribution date will once again equal 100%.

          Notwithstanding the foregoing, upon reduction of the Certificate
Principal Balances of the related Senior Certificates to zero, the Group I
Senior Accelerated Distribution Percentage, Group II Senior Accelerated
Distribution Percentage, Group III Senior Accelerated Distribution Percentage,
Group IV Senior Accelerated Distribution Percentage or Group V Senior
Accelerated Distribution Percentage, as the case may be, will equal 0%.

                                      S-48

          GROUP I SENIOR PERCENTAGE, GROUP II SENIOR PERCENTAGE, GROUP III
SENIOR PERCENTAGE, GROUP IV SENIOR PERCENTAGE OR GROUP V SENIOR PERCENTAGE -- As
of each distribution date, the percentage equal to the aggregate Certificate
Principal Balance of the related Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group immediately prior to that distribution date. The Group I Senior Percentage, Group II Senior Percentage,
Group III Senior Percentage, Group IV Senior Percentage and Group V Senior
Percentage will each initially equal approximately 93.00%, and will in no event exceed 100%. The Group I Senior Percentage, Group II Senior Percentage, Group
III Senior Percentage, Group IV Senior Percentage and Group V Senior Percentage
also will be referred to in this prospectus supplement as the related Senior
Percentage.

          GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT, GROUP II SENIOR
PRINCIPAL DISTRIBUTION AMOUNT, GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT,
GROUP IV SENIOR PRINCIPAL DISTRIBUTION AMOUNT OR GROUP V SENIOR PRINCIPAL
DISTRIBUTION AMOUNT -- With respect to any distribution date, the lesser of (a)
the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

               (i) the product of (A) the then-applicable related Senior
          Percentage and (B) the aggregate of the following amounts:

                    (1) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses are in excess of the
               Bankruptcy Amount;

                    (2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

                    (3) the principal portion of all other unscheduled
               collections received in respect of the mortgage loans in the related loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan in the related loan group described in clause (ii) below, to the extent applied as
               recoveries of principal;

               (ii) in connection with the Final Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses,
          Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses,
          an amount equal to the lesser of:

                    (1) the then-applicable related Senior Percentage of the
               Stated Principal Balance of that mortgage loan; and

                    (2) the then-applicable related Senior Accelerated
               Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the
               extent applied as recoveries of principal;

               (iii) the then-applicable related Senior Accelerated Distribution
          Percentage of the aggregate of all partial mortgagor prepayments made in respect of the mortgage loans in

                                      S-49

          the related loan group during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment
          Period in respect of the mortgage loans in the related loan group;

               (iv) any additional amounts from the other loan groups to be included in the Senior Principal Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (f) under
          "--Principal Distributions on the Senior Certificates"; and

               (v) any amounts allocable to principal for any previous
          distribution date calculated pursuant to clauses (i) through (iii)
          above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates; minus

               (vi) the related Capitalization Reimbursement Amount for such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates derived from the related Available Distribution Amount, without giving effect to any reductions for the related Capitalization Reimbursement
          Amount.

          INTEREST ACCRUAL PERIOD -- For all classes of certificates, the calendar month preceding the month in which the distribution date occurs.

          RECORD DATE -- With respect to each distribution date and each class of certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

          SENIOR ACCELERATED DISTRIBUTION PERCENTAGE -- With respect to (i) loan group I, the Group I Senior Accelerated Distribution Percentage, (ii) loan group
II, the Group II Senior Accelerated Distribution Percentage, (iii) loan group
III, the Group III Senior Accelerated Distribution Percentage, (iv) loan group
IV, the Group IV Senior Accelerated Distribution Percentage and (v) loan group
V, the Group V Senior Accelerated Distribution Percentage.

          SENIOR INTEREST DISTRIBUTION AMOUNT -- For each group of certificates and with respect to any distribution date, the aggregate amount of Accrued
Certificate Interest to be distributed to the holders of the related group of
Senior Certificates for that distribution date.

          SENIOR PERCENTAGE -- With respect to (i) loan group I, the Group I
Senior Percentage, (ii) loan group II, the Group II Senior Percentage, (iii)
loan group III, the Group III Senior Percentage, (iv) loan group IV, the Group
IV Senior Percentage and (v) loan group V, the Group V Senior Percentage.

          SENIOR PRINCIPAL DISTRIBUTION AMOUNT -- With respect to (i) loan group
I, the Group I Senior Principal Distribution Amount, (ii) loan group II, the
Group II Senior Principal Distribution Amount, (iii) loan group III, the Group
III Senior Principal Distribution Amount, (iv) loan group IV, the Group IV
Senior Principal Distribution Amount and (v) loan group V, the Group V Senior
Principal Distribution Amount.

          STATED PRINCIPAL BALANCE-- With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that

                                      S-50

mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all
Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

          SUBORDINATE COMPONENT--With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate
Principal Balance of the related Senior Certificates immediately prior to that distribution date.

          SUBORDINATE PERCENTAGE -- For any loan group and as of any date of determination, a percentage equal to 100% minus the related Senior Percentage as of that date.

          SUBSEQUENT RECOVERIES -- Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

INTEREST DISTRIBUTIONS

          Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of the related
Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

          Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of the Available
Distribution Amount for that distribution date after distributions of interest and principal to the applicable Senior Certificates, reimbursements for some
Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

          As described in the definition of "Accrued Certificate Interest,"
Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

          Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

          However, with respect to any distribution date, any Prepayment
Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated
Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover
Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment
Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on

                                      S-51

any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          If on any distribution date the Available Distribution Amount with respect to a loan group is less than the Accrued Certificate Interest on the
Senior Certificates payable from that loan group, the shortfall will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from that loan group for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued
Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus supplement.

          These interest shortfalls could occur, for example, if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest.

          Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the third preceding paragraph with respect to
Prepayment Interest Shortfalls.

          The pass-through rate on each class of the Group I Senior Certificates equals the Group I Net WAC Rate. The pass-through rate on each class of the
Group I Senior Certificates with respect to the first distribution date is expected to be approximately 5.806% per annum.

          The pass-through rate on the Group II Senior Certificates equals the
Group II Net WAC Rate. The pass-through rate on the Group II Senior Certificates with respect to the first distribution date is expected to be approximately
5.761% per annum.

          The pass-through rate on the Group III Senior Certificates equals the
Group III Net WAC Rate. The pass-through rate on the Group III Senior
Certificates with respect to the first distribution date is expected to be approximately 5.894% per annum.

          The pass-through rate on the Group IV Senior Certificates equals the
Group IV Net WAC Rate. The pass-through rate on the Group IV Senior Certificates with respect to the first distribution date is expected to be approximately
5.883% per annum.

          The pass-through rate on the Group V Senior Certificates equals the
Group V Net WAC Rate. The pass-through rate on the Group V Senior Certificates with respect to the first distribution date is expected to be approximately
6.025% per annum.

          The pass-through rate on each class of the Class M Certificates on any distribution date equals the Class M Net WAC Rate. The pass-through rate on each class of the Class M Certificates with respect to the first distribution date is expected to be approximately 5.865% per annum.

          As described in this prospectus supplement, the Accrued Certificate
Interest allocable to each class of certificates is based on the Certificate
Principal Balance of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

          The holders of the Senior Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available

                                      S-52

Distribution Amount remaining after the distribution of the related Senior
Interest Distribution Amount, a distribution allocable to principal equal to the related Senior Principal Distribution Amount.

          Distributions of principal on each group of Senior Certificates on each distribution date will be made, after distribution of the related Senior
Interest Distribution Amount, as follows:

               (a) The Group I Senior Principal Distribution Amount shall be distributed as follows:

                    (i) to the Class R Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero; and

                    (ii) any remaining amount, to the Class CB-I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

               (b) The Group II Senior Principal Distribution Amount shall be distributed to the Class NB-II Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero.

               (c) The Group III Senior Principal Distribution Amount shall be distributed to the Class CB-III Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero.

               (d) The Group IV Senior Principal Distribution Amount shall be distributed to the Class NB-IV Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero.

               (e) The Group V Senior Principal Distribution Amount shall be distributed to the Class NB-V Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero.

               (f) On any distribution date prior to the occurrence of the
          Credit Support Depletion Date that occurs after the reduction of the aggregate Certificate Principal Balance of the Senior Certificates of
          any Certificate Group to zero, the outstanding Senior Certificates of the other Certificate Groups will be entitled to receive 100% of the mortgagor prepayments on the mortgage loans in the loan group related to Senior Certificates that have been fully paid, which amount shall be allocated, pro rata, between those Certificate Groups based on the aggregate Certificate Principal Balance of the related Senior
          Certificates. Such amounts allocated to Senior Certificates shall be treated as part of the related Available Distribution Amount and distributed as part of the related Senior Principal Distribution
          Amount in accordance with the priorities set forth in clauses (a)
          through (e) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, remaining Senior Certificates will not be entitled to receive mortgagor prepayments on the mortgage loans in a loan group related to Senior Certificates that have been fully paid if the following two conditions are satisfied: (1) the weighted average of the Subordinate Percentages for all loan groups for such distribution date, weighted on the basis of the Stated
          Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate
          Percentages for all loan groups, calculated on that basis and (2) the outstanding principal balance of the mortgage loans in all loan groups delinquent 60 days or more days averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal
          Balance of the Class M Certificates and Class B Certificates, is less than 50%.

               In addition, on any distribution date prior to the occurrence of the Credit Support Depletion Date on which the aggregate Certificate
          Principal Balance of the Senior Certificates of any Certificate Group
          is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such

                                      S-53

          distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the
          mortgage loans in the other loan groups will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth in clauses (a) through (e) above, in reduction of the Certificate Principal Balances thereof, until the aggregate
          Certificate Principal Balance of such Senior Certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's interest at the pass-through rate for such undercollateralized Senior Certificates on the amount of such difference will be distributed, pro rata, from the Available Distribution Amount for the other loan groups otherwise allocable to the Class M Certificates and Class B Certificates, based on such amounts otherwise allocable to the Class M Certificates and
          Class B Certificates, as follows: first to pay any unpaid interest on such undercollateralized Senior Certificates and then to pay principal on those certificates in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal
          Balance of each such group exceeds the aggregate Stated Principal
          Balance of the mortgage loans in the related loan group.

               (g) After reduction of the Certificate Principal Balances of the
          Senior Certificates in a Certificate Group to zero but prior to the
          Credit Support Depletion Date, such class of Senior Certificates will be entitled to no further distributions of principal and the related
          Available Distribution Amount will be paid, subject to clause (f)
          above, solely to the holders of the Class M Certificates and Class B
          Certificates, in each case as described in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

          Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount for each loan group remaining after:

o    the sum of the Senior Interest Distribution Amounts and Senior Principal
     Distribution Amounts is distributed;

o    reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

o    the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to that class of
     Class M Certificates; and

o    the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

               (i) such class's pro rata share, based on the Certificate
          Principal Balance of each class of Class M Certificates and Class B
          Certificates then outstanding, of the aggregate of the following amounts to the extent not included in the Senior Principal
          Distribution Amount for the related loan group:

                    (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group due during the related Due Period, whether or not received

                                      S-54

               on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other
               Bankruptcy Losses are in excess of the Bankruptcy Amount;

                    (2) the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

                    (3) the principal portion of all other unscheduled
               collections received in respect of the mortgage loans in the related loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of
               principal;

               (ii) that class's pro rata share, based on the Certificate
          Principal Balance of each class of Class M Certificates and Class B
          Certificates then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses,
          Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

               (iii) the portion of mortgagor prepayments in full in the related loan group made by the respective mortgagors during the related
          Prepayment Period and the portion of partial mortgagor prepayments in the related loan group made by the respective mortgagors during the preceding calendar month allocable to that class of Class M
          Certificates as described in the third succeeding paragraph; and

               (iv) any amounts allocable to principal for any previous
          distribution date calculated pursuant to clauses (i) through (iii)
          above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

               (v) the related Capitalization Reimbursement Amount for such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M
          Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates derived from the related Available
          Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

          References in this prospectus supplement to "payment priority" of the
Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the
Class M-2 Certificates; and third, to the Class M-3 Certificates.

          As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds.
Notwithstanding the foregoing, if the Certificate Principal Balances of the
Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any

                                      S-55

previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

          All mortgagor prepayments not otherwise distributable to the Senior
Certificates will be allocated on a pro rata basis among the class of Class M
Certificates with the highest payment priority then outstanding with a
Certificate Principal Balance greater than zero and each other class of Class M
Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded.
The related loss level on any distribution date would be satisfied as to any
Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

          As stated above under "--Principal Distributions on the Senior
Certificates," each Senior Accelerated Distribution Percentage will be 100%
during the first seven years after the closing date, unless

o    the Certificate Principal Balances of the related Senior Certificates are reduced to zero before the end of that seven year period or

o    the weighted average of the Subordinate Percentages for all five loan groups has doubled as described in the definition of "Senior Accelerated
     Distribution Percentage" and the related loss and delinquency conditions are met,

and will thereafter equal 100% whenever the weighted average of the Senior
Percentages for all five loan groups, weighted on the basis of the Stated
Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentages, calculated on such basis.
Furthermore, as described in this prospectus supplement, subject to the events described above, each Senior Accelerated Distribution Percentage may exceed the related Senior Percentage during the eighth through eleventh years following the closing date, and scheduled reductions to each Senior Accelerated Distribution
Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in all five loan groups. Accordingly, each class of the Class M
Certificates will not be entitled to any mortgagor prepayments for at least the first seven years after the closing date, unless the weighted average of the
Subordinate Percentages for all five loan groups has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates have been reduced to zero before the end of such period and the mortgagor prepayments from the related loan group are not payable to the holders of the Senior Certificates relating to the other loan groups as described in clause (f) under "--Principal Distributions on the Senior
Certificates" above, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this seven year period.
See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

          The subordination provided to the Senior Certificates by the Class B
Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of
Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy
Losses and Special Hazard Losses. Any Realized Losses which are not Excess
Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or
Extraordinary Losses will be allocated as follows:

                                      S-56

o    first, to the Class B Certificates;

o    second, to the Class M-3 Certificates;

o    third, to the Class M-2 Certificates; and

o    fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis.

          On any distribution date, Realized Losses will be allocated as described in this prospectus supplement after distributions of principal as described in this prospectus supplement.

          Investors in the Senior Certificates should be aware that because the
Class M Certificates and Class B Certificates represent interests in all five loan groups, the Certificate Principal Balances of the Class M Certificates and
Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups.
Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the
mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates
and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

          Any allocation of a Realized Loss, other than a Debt Service
Reduction, to a certificate will be made by reducing:

o    its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate stated principal balance of the mortgage loans; and

o    the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any
class of Class M Certificates with a higher payment priority.

          As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

          In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Servicing and
Administration of Mortgage Collateral" in the prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the

                                      S-57

following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

          Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net
Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

          Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the applicable Senior
Certificateholders or the Class M Certificateholders, as applicable.

          The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto. Accordingly, the subordination provided to the Senior Certificates and to each class of Class
M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates' allocable share, of future distributions of principal of the remaining mortgage loans. Thus, the Senior Certificates will bear the entire amount of losses on the mortgage loans in the related group that are not allocated to the Class M Certificates and Class B Certificates, which losses will be allocated among all classes of certificates in the related
Certificate Group as described in this prospectus supplement.

          Any Excess Special Hazard Losses, Excess Fraud Losses, Excess
Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis as follows: (a) in the case of a Group I Loan, among the Group I Senior Certificates, the Class M
Certificates and the Class B Certificates, (b) in the case of a Group II Loan, among the Group II Senior Certificates, the Class M Certificates and the Class B
Certificates, (c) in the case of a Group III Loan, among the Group III Senior
Certificates, the Class M Certificates and the Class B Certificates, (d) in the
case of a Group IV Loan, among the Group IV Senior Certificates, the Class M
Certificates and the Class B Certificates and (e) in the case of a Group V Loan, among the Group V Senior Certificates, the Class M Certificates and the Class B
Certificates. The related Senior Percentage of those losses will be allocated among the related Senior Certificates on a pro rata basis. The related
Subordinate Percentage of those losses will be allocated among the Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates on a pro
rata basis.

                                      S-58

          An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related loan group in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

          In order to maximize the likelihood of distribution in full of the
Senior Interest Distribution Amounts and Senior Principal Distribution Amounts,
on each distribution date, holders of Senior Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to
the extent necessary to satisfy the related Senior Interest Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M
Certificates have a right to distributions of the related Available Distribution
Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

          The application of the related Senior Accelerated Distribution
Percentage, when it exceeds the related Senior Percentage, to determine the applicable Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. To the extent that the Senior Certificates in the aggregate are amortized faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized
Losses allocated to the Class M Certificates and Class B Certificates, the
percentage interest evidenced by the Senior Certificates in the related loan group will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and
Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal
Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and
Class B Certificates.

          Prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Group I Senior
Certificates, Group II Senior Certificates, Group III Senior Certificates, Group
IV Senior Certificates or Group V Senior Certificates to zero, the remaining
Group I Senior Certificates, Group II Senior Certificates, Group III Senior
Certificates, Group IV Senior Certificates and Group V Senior Certificates, as
applicable, will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan groups related to the
Senior Certificates that have been reduced to zero, subject to certain conditions as described under "--Principal Distributions on the Senior
Certificates," thereby accelerating the amortization of such Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3 Certificates.

          The priority of payments, including principal prepayments, among the
Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal
Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

                                      S-59

          The Special Hazard Amount shall initially be equal to $3,000,000. As of any date of determination following the cut-off date, the Special Hazard
Amount shall equal $3,000,000 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount.
The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

          The Fraud Loss Amount shall initially be equal to $8,556,982. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal an amount calculated under the terms of the pooling and servicing agreement.

          The Bankruptcy Amount will initially be equal to $150,000. As of any date of determination prior to the first anniversary of the cut-off date, the
Bankruptcy Amount will equal $150,000 less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a)
the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of
Bankruptcy Losses allocated solely to the Class M Certificates or Class B
Certificates through subordination since that anniversary.

          Notwithstanding the foregoing, the provisions relating to
subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o    the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

          either:

o    the related mortgage loan is not in default with regard to payments due thereunder; or

o    delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

          The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may
be further reduced as described in the prospectus under "Subordination."

ADVANCES

          Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

          These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections,
Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to
Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an
Advance as required under the pooling and servicing agreement will constitute

                                      S-60

an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

          All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and
Liquidation Proceeds from the mortgage loan as to which such unreimbursed
Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M
Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses
are reimbursable to the master servicer out of any funds in the Custodial
Account with respect to the related loan group prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

          The effect of these provisions on any class of the Class M
Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the
Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M
Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the
Class M Certificates and Class B Certificates have been reduced to zero, any
Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation
Proceeds may be reimbursed to the master servicer out of any funds in the
Custodial Account with respect to the related loan group prior to distributions on the Senior Certificates.

          The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

o    the rate and timing of principal payments on the mortgage loans in the related loan group or groups, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

o    the allocation of principal payments among the various classes of offered certificates;

o    realized losses and interest shortfalls on the mortgage loans in the related loan group or groups;

                                      S-61

o    the pass-through rate on the offered certificates; and

o    the purchase price paid for the offered certificates.

          For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

          The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group or groups.
The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group or groups.
The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

          The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment
Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under
"Yield Considerations" and "Maturity and Prepayment Considerations", no
assurance can be given as to the rate or the timing of principal payments on the offered certificates. The yields to maturity and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this prospectus supplement.

          The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although approximately 11.4%, 15.8%, 10.8% and 11.9% of the Group I Loans, Group II
Loans, Group III Loans and Group IV Loans, respectively, by aggregate principal balance provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

          Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.
It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

          Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of

                                      S-62

prepayments, including refinancings, would be expected to increase. Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments, particularly if the new adjustable rate is higher than the fixed rate. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

          The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential
Accredit Loans, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool--The Program" in this prospectus supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

          The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

          Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

          Investors in the Class M Certificates should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage with respect to a loan group equals 100%, the Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the related loan group for that distribution date and the weighted average lives of the
Class M Certificates could be significantly affected thereby. In addition, under the circumstances described in clause (g) under the heading "Description of the
Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, mortgagor prepayments from a loan group otherwise distributable to the holders of the Class M Certificates will be distributed to the holders of the Senior Certificates related to the other loan groups, increasing the weighted average lives of the Class M Certificates.

ALLOCATION OF PRINCIPAL PAYMENTS

          The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the
Senior Certificates" and "--Principal Distributions on the Class M Certificates"
in this prospectus supplement, during specified periods all or a disproportionately large percentage of

                                      S-63

principal prepayments on the mortgage loans will be allocated among the related
Senior Certificates and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of
Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3
Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or Class M-3 Certificates, as the
case may be, will not receive distributions relating to principal prepayments on that distribution date.

          Approximately 10.4% and 61.7% of the group I loans have an interest only period of three years and ten years, respectively. Approximately 8.7% and
73.9% of the group II loans have an interest only period of three years and ten years, respectively. Approximately 12.3% and 67.9% of the group III loans have an interest only period of five years and ten years, respectively. Approximately
16.2% and 73.4% of the group IV loans have an interest only period of five years and ten years, respectively. Approximately 12.8% and 74.5% of the group V loans have an interest only period of seven years and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

          Certificates with Subordination Features: After the Certificate
Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate
Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "-Class M-2 and
Class M-3 Certificate Yield Considerations" below.

REALIZED LOSSES AND INTEREST SHORTFALLS

          The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of
Realized Losses on the mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

          After the Certificate Principal Balances of the Class B Certificates
have been reduced to zero, the yield to maturity on the class of Class M
Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of
Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield
Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

          Investors in the Senior Certificates should be aware that because the
Class M Certificates and Class B Certificates represent interests in all five loan groups, the Certificate Principal Balances of the Class M Certificates and
Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups.
Therefore,

                                      S-64

notwithstanding that Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior Certificates, the allocation to the
Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will increase the likelihood that Realized Losses may be allocated to such Senior Certificates.

          As described under "Description of the Certificates--Allocation of
Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M
Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by
Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of
Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the related
Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

          The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls with respect to the related loan group or groups to the extent not covered by subordination or the master servicer, as described in this prospectus supplement, including
Prepayment Interest Shortfalls and, in the case of each class of the Class M
Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls.
See "Yield Considerations" in the prospectus and "Description of the
Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

          The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest
Distributions" in this prospectus supplement.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal
Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see
"Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust
Assets" in the prospectus.

                                      S-65

PURCHASE PRICE

          In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

PASS-THROUGH RATES

          The Pass-Through Rates on each class of offered certificates is based on the weighted average of the Net Mortgage Rates of the related mortgage loans.
Consequently, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

ASSUMED FINAL DISTRIBUTION DATE

          The assumed final distribution date with respect to each class of the offered certificates is December 25, 2035, which is the distribution date in the month immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 25% CPR assumes a constant prepayment rate of 25% per annum of the then outstanding principal balance of the mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

          The table captioned "Percent of Initial Certificate Principal Balance
Outstanding at the Following Percentages of CPR" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described in Annex I of this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans consist of the 30 following hypothetical mortgage loans:

                                      S-66

                            MORTGAGE LOAN ASSUMPTIONS

                                                        ORIGINAL              RATE     MONTHS TO
                                                         TERM TO REMAINING ADJUSTMENT  NEXT RATE
LOAN   LOAN                    PRINCIPAL     MORTGAGE   MATURITY    TERM    FREQUENCY ADJUSTMENT
NUMBER GROUP      INDEX       BALANCE ($)    RATE (%)   (MONTHS)  (MONTHS)  (MONTHS)     DATE
------ ----- --------------- ------------- ------------ -------- --------- ---------- ----------

   1      I  1 Year LIBOR    15,496,003.35 6.2849484731    360      359        12         35
   2      I  6 Month LIBOR    6,366,822.07 5.6173339380    360      356         6         32
   3      I  1 Year LIBOR     7,915,127.57 5.8098972715    360      357        12         33
   4      I  6 Month LIBOR      252,000.00 6.0000000000    360      357         6         33
   5      I  1 Year LIBOR    32,499,280.00 6.2131636916    360      360        12         36
   6      I  6 Month LIBOR   15,792,691.18 6.0926134029    360      358         6         34
   7     II  1 Year LIBOR     3,905,868.82 6.1993723931    360      359        12         35
   8     II  6 Month LIBOR    5,085,128.13 5.5624192116    360      356         6         32
   9     II  1 Year LIBOR     4,493,568.09 5.9595760785    360      358        12         34
  10     II  1 Year LIBOR    19,935,374.00 6.1199103726    360      360        12         36
  11     II  6 Month LIBOR   18,296,039.58 6.1603640591    360      358         6         34
  12    III  1 Year LIBOR     9,297,243.12 6.2326435822    360      359        12         59
  13    III  6 Month LIBOR    3,932,887.34 6.0423812185    360      356         6         56
  14    III  1 Year LIBOR     7,457,822.83 6.1498257022    360      359        12         59
  15    III  1 Year Treasury    150,760.00 6.0000000000    360      358        12         58
  16    III  6 Month LIBOR      636,900.00 6.3124313079    360      360         6         60
  17    III  1 Year LIBOR    31,929,881.19 6.2808392055    360      360        12         60
  18    III  6 Month LIBOR   13,458,483.83 6.0285958311    360      358         6         58
  19     IV  1 Year LIBOR     3,958,142.91 5.9811985638    360      359        12         59
  20     IV  6 Month LIBOR      539,090.06 6.8750000000    360      358         6         58
  21     IV  1 Year LIBOR     6,555,634.96 6.0505572682    360      359        12         59
  22     IV  6 Month LIBOR      448,000.00 6.5000000000    360      357         6         57
  23     IV  1 Year LIBOR    18,729,140.00 6.0650059213    360      359        12         59
  24     IV  6 Month LIBOR   12,972,867.39 6.4474092793    360      359         6         59
  25      V  1 Year LIBOR     5,585,567.91 6.4978135193    360      359        12         83
  26      V  6 Month LIBOR      132,928.33 6.0000000000    360      355         6         79
  27      V  1 Year LIBOR     5,291,590.56 6.2026748036    360      358        12         82
  28      V  6 Month LIBOR      490,000.00 6.5000000000    360      359         6         83
  29      V  1 Year LIBOR    28,543,948.07 6.3550520201    360      360        12         84
  30      V  6 Month LIBOR    5,083,932.33 6.0872855717    360      356         6         80

                                 INITIAL SUBSEQUENT REMAINING
                                PERIODIC  PERIODIC   INTEREST
        GROSS  MAXIMUM  MINIMUM MORTGAGE  MORTGAGE     ONLY
LOAN   MARGIN MORTGAGE MORTGAGE RATE CAP  RATE CAP    PERIOD     SERVICE
NUMBER   (%)  RATE (%) RATE (%)    (%)       (%)     (MONTHS)    FEE (%)
------ ------ -------- -------- -------- ---------- --------- ------------

   1    3.095  12.285    3.095    2.000     2.000        0    0.3000000000
   2    3.251  11.617    3.251    3.023     1.233        0    0.3864823397
   3    2.740  11.818    2.740    2.014     2.000       36    0.3000000000
   4    2.250  12.000    2.250    2.000     1.000       36    0.3000000000
   5    3.133  12.213    3.133    2.000     2.000      120    0.3000000000
   6    2.962  12.046    2.962    5.342     1.650      120    0.3000000000
   7    2.988  12.199    2.988    2.000     2.000        0    0.3000000000
   8    2.981  11.562    3.215    3.076     1.269        0    0.3913642622
   9    2.861  11.960    2.861    2.579     2.000       36    0.3000000000
  10    3.046  12.061    3.046    2.138     2.000      120    0.3050162089
  11    2.930  12.160    2.930    5.380     1.538      120    0.3000000000
  12    3.045  11.249    3.070    4.950     1.989        0    0.3013288942
  13    2.841  11.993    2.841    5.951     1.382        0    0.3000000000
  14    2.608  11.526    2.608    4.362     2.000       60    0.3000000000
  15    2.750  11.000    2.750    5.000     2.000       60    0.3000000000
  16    2.250  11.312    2.250    5.000     1.000       60    0.3000000000
  17    3.137  11.281    3.137    5.000     2.000      120    0.3011574796
  18    2.524  11.810    2.550    5.782     1.676      120    0.3000000000
  19    2.955  11.127    2.955    4.527     2.000        0    0.3000000000
  20    2.750  12.875    2.750    6.000     1.000        0    0.3000000000
  21    2.569  11.424    2.569    3.879     2.000       60    0.3000000000
  22    2.250  11.500    2.250    5.000     1.000       60    0.3000000000
  23    3.119  11.065    3.119    5.000     2.000      120    0.3031034527
  24    2.625  12.186    2.934    5.739     1.614      120    0.3000000000
  25    3.174  12.470    3.174    5.972     2.000        0    0.3000000000
  26    2.750  11.000    2.750    5.000     1.000        0    0.3000000000
  27    2.809  11.729    2.809    5.527     2.000       84    0.3000000000
  28    2.250  11.500    2.250    5.000     1.000       84    0.3000000000
  29    3.138  12.323    3.138    5.968     2.000      120    0.3000000000
  30    3.003  11.215    3.003    5.128     1.128      120    0.3000000000

                                      S-67

(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity, except in the case of hypothetical loan numbers for which the scheduled monthly payment up to these loans' remaining interest only period will be equal to the amount of interest due thereon at the respective mortgage rate only, and thereafter will amortize in amounts sufficient for repayment over their remaining term to maturity; (iii) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to
Mortgage Loans" and "Description of the Certificates--Assignment of the Trust
Assets" in the prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust;
(iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in December 2005; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust expenses payable out of the trust; (ix) the certificates will be purchased on November 29, 2005; and (x) the One-Year LIBOR Index, the Six-Month
LIBOR Index and the One-Year U.S. Treasury Index remain constant at 4.80%, 4.58%
and 4.34%, respectively. Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

          The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of
CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

          In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates, other than the Residual Certificates, that would be outstanding after each of the distribution dates at the various percentages of
CPR shown.

                                      S-68

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF CPR

                                               CLASS CB-I                   CLASS NB-II                   CLASS CB-III
                                      ---------------------------   ---------------------------   ---------------------------
DISTRIBUTION DATE                     10%   20%   25%   35%   50%   10%   20%   25%   35%   50%   10%   20%   25%   35%   50%
-----------------                     ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---

Initial Percentage.................   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
November 25, 2006..................    89    78    73    62    46    89    78    73    62    46    89    78    73    62    46
November 25, 2007..................    79    61    53    38    21    79    61    53    38    21    79    61    53    38    21
November 25, 2008..................    70    47    38    24    10    70    47    38    24    10    70    47    38    24    10
November 25, 2009..................    62    37    28    15     5    62    37    29    15     5    62    37    29    15     5
November 25, 2010..................    55    30    21    10     2    55    30    21    10     2    55    30    21    10     2
November 25, 2011..................    48    24    16     6     1    49    24    16     6     1    49    24    16     6     1
November 25, 2012..................    43    19    12     4     1    43    19    12     4     1    43    19    12     4     1
November 25, 2013..................    38    15     9     3     *    39    15     9     3     *    39    15     9     3     *
November 25, 2014..................    34    12     7     2     *    35    12     7     2     *    35    12     7     2     *
November 25, 2015..................    31     9     5     1     *    31    10     5     1     *    31    10     5     1     *
November 25, 2016..................    27     7     4     1     *    27     7     4     1     *    27     7     4     1     *
November 25, 2017..................    24     6     3     *     *    24     6     3     *     *    24     6     3     *     *
November 25, 2018..................    21     4     2     *     *    21     5     2     *     *    21     5     2     *     *
November 25, 2019..................    18     3     1     *     *    18     4     1     *     *    18     4     1     *     *
November 25, 2020..................    16     3     1     *     *    16     3     1     *     *    16     3     1     *     *
November 25, 2021..................    14     2     1     *     *    14     2     1     *     *    14     2     1     *     *
November 25, 2022..................    12     2     1     *     *    12     2     1     *     *    12     2     1     *     *
November 25, 2023..................    10     1     *     *     *    10     1     *     *     *    10     1     *     *     *
November 25, 2024..................     9     1     *     *     *     9     1     *     *     *     9     1     *     *     *
November 25, 2025..................     7     1     *     *     *     7     1     *     *     *     7     1     *     *     *
November 25, 2026..................     6     1     *     *     *     6     1     *     *     *     6     1     *     *     *
November 25, 2027..................     5     *     *     *     *     5     *     *     *     *     5     *     *     *     *
November 25, 2028..................     4     *     *     *     *     4     *     *     *     *     4     *     *     *     *
November 25, 2029..................     3     *     *     *     *     3     *     *     *     *     3     *     *     *     *
November 25, 2030..................     3     *     *     *     *     3     *     *     *     *     3     *     *     *     *
November 25, 2031..................     2     *     *     *     *     2     *     *     *     *     2     *     *     *     *
November 25, 2032..................     1     *     *     *     *     1     *     *     *     *     1     *     *     *     *
November 25, 2033..................     1     *     *     *     0     1     *     *     *     0     1     *     *     *     0
November 25, 2034..................     *     *     *     *     0     *     *     *     *     0     *     *     *     *     0
November 25, 2035..................     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life (in years)...   7.8   4.1   3.2   2.2   1.3   7.9   4.2   3.3   2.2   1.3   7.9   4.2   3.3   2.2   1.3

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

                                      S-69

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF CPR

                                              CLASS NB-IV                    CLASS NB-V
                                      ---------------------------   ---------------------------
DISTRIBUTION DATE                     10%   20%   25%   35%   50%   10%   20%   25%   35%   50%
-----------------                     ---   ---   ---   ---   ---   ---   ---   ---   ---   ---

Initial Percentage.................   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
November 25, 2006..................    89    78    73    62    46    89    78    73    62    46
November 25, 2007..................    79    61    53    38    21    79    61    53    38    21
November 25, 2008..................    71    47    38    24    10    71    47    38    24    10
November 25, 2009..................    63    38    29    15     5    63    38    29    15     5
November 25, 2010..................    56    30    21    10     2    56    30    21    10     2
November 25, 2011..................    49    24    16     6     1    49    24    16     6     1
November 25, 2012..................    44    19    12     4     1    44    19    12     4     1
November 25, 2013..................    39    15     9     3     *    39    15     9     3     *
November 25, 2014..................    35    12     7     2     *    35    12     7     2     *
November 25, 2015..................    31    10     5     1     *    31    10     5     1     *
November 25, 2016..................    28     8     4     1     *    28     8     4     1     *
November 25, 2017..................    24     6     3     *     *    24     6     3     *     *
November 25, 2018..................    21     5     2     *     *    21     5     2     *     *
November 25, 2019..................    18     4     1     *     *    19     4     1     *     *
November 25, 2020..................    16     3     1     *     *    16     3     1     *     *
November 25, 2021..................    14     2     1     *     *    14     2     1     *     *
November 25, 2022..................    12     2     1     *     *    12     2     1     *     *
November 25, 2023..................    10     1     *     *     *    10     1     *     *     *
November 25, 2024..................     9     1     *     *     *     9     1     *     *     *
November 25, 2025..................     7     1     *     *     *     7     1     *     *     *
November 25, 2026..................     6     1     *     *     *     6     1     *     *     *
November 25, 2027..................     5     *     *     *     *     5     *     *     *     *
November 25, 2028..................     4     *     *     *     *     4     *     *     *     *
November 25, 2029..................     3     *     *     *     *     3     *     *     *     *
November 25, 2030..................     3     *     *     *     *     3     *     *     *     *
November 25, 2031..................     2     *     *     *     *     2     *     *     *     *
November 25, 2032..................     1     *     *     *     *     1     *     *     *     *
November 25, 2033..................     1     *     *     *     *     1     *     *     *     *
November 25, 2034..................     *     *     *     *     0     *     *     *     *     0
November 25, 2035..................     0     0     0     0     0     0     0     0     0     0
Weighted Average Life (in years)...   7.9   4.2   3.3   2.2   1.3   7.9   4.2   3.3   2.2   1.3

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

                                      S-70

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF CPR

                                      CLASS M-1, CLASS M-2 AND CLASS M-3
                                      ----------------------------------
DISTRIBUTION DATE                         10%   20%   25%   35%   50%
-----------------                        ----   ---   ---   ---   ---
Initial Percentage ................       100%  100%  100%  100%  100%
November 25, 2006 .................       100   100   100   100   100
November 25, 2007 .................       100   100   100    93    71
November 25, 2008 .................        99    99    91    75    50
November 25, 2009 .................        99    82    68    48    25
November 25, 2010 .................        99    66    51    31    12
November 25, 2011 .................        98    52    38    20     6
November 25, 2012 .................        94    42    28    13     3
November 25, 2013 .................        84    33    21     8     2
November 25, 2014 .................        75    26    16     5     1
November 25, 2015 .................        67    21    12     4     *
November 25, 2016 .................        59    16     9     2     *
November 25, 2017 .................        52    13     6     1     *
November 25, 2018 .................        45    10     5     1     *
November 25, 2019 .................        40     8     3     1     *
November 25, 2020 .................        34     6     2     *     *
November 25, 2021 .................        30     5     2     *     *
November 25, 2022 .................        26     4     1     *     *
November 25, 2023 .................        22     3     1     *     *
November 25, 2024 .................        19     2     1     *     *
November 25, 2025 .................        16     2     *     *     *
November 25, 2026 .................        13     1     *     *     *
November 25, 2027 .................        11     1     *     *     *
November 25, 2028 .................         9     1     *     *     *
November 25, 2029 .................         7     *     *     *     *
November 25, 2030 .................         6     *     *     *     *
November 25, 2031 .................         4     *     *     *     *
November 25, 2032 .................         3     *     *     *     *
November 25, 2033 .................         2     *     *     *     0
November 25, 2034 .................         1     *     *     *     0
November 25, 2035 .................         0     0     0     0     0
Weighted Average Life (in years) ..      13.7   7.4   6.1   4.6   3.2

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

                                      S-71

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

          If the aggregate Certificate Principal Balance of the Class B
Certificates is reduced to zero, the yield to maturity on the Class M-3
Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

          The aggregate initial Certificate Principal Balance of the Class B
Certificates is equal to approximately 1.90% of the aggregate principal balance of the mortgage loans in all five loan groups as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the
Certificate Principal Balances of the Class B Certificates and Class M-3
Certificates have been reduced to zero, the yield to maturity on the Class M-2
Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates
and Class B Certificates is equal to approximately 2.70% of the aggregate principal balance of the mortgage loans in all five groups as of the cut-off date, after deducting payments of principal due during the month of the cut-off date.

          Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02%
per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month.
Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0%
SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly,
"200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

          The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and
Class M-3 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

          o    final liquidation of each mortgage loan occurs on the last day of the month after the related default at the respective SDA
               percentages set forth in the tables;

          o    each liquidation results in a Realized Loss allocable to
               principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

                                      S-72

          o    there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table;

          o    there are no Excess Special Hazard Losses, Excess Fraud Losses,
               Excess Bankruptcy Losses or Extraordinary Losses;

          o    clause (a) in the definition of the Senior Accelerated
               Distribution Percentage is not applicable;

          o    the last sentence of the first paragraph of clause (f) under
               "Description of Certificates-Principal Distribution on the Senior
               Certificates" does not apply; and

          o    the purchase prices of the Class M-2 Certificates and Class M-3
               Certificates will be approximately $4,113,710 and $2,203,524, respectively, including accrued interest.

          Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2
Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-2 Certificates and
Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                             CLASS M-2 CERTIFICATES

                                                              PERCENTAGE OF CPR
                                      LOSS SEVERITY   --------------------------------
PERCENTAGE OF SDA                       PERCENTAGE     10%    20%    25%    35%    50%
-----------------                     -------------   ----   ----   ----   ----   ----

0%.................................        N/A        6.92%  6.66%  6.57%  6.44%  6.34%
100%...............................        30%        6.93%  6.67%  6.56%  6.44%  6.34%
200%...............................        30%        6.94%  6.67%  6.56%  6.44%  6.34%
300%...............................        30%        6.95%  6.67%  6.56%  6.43%  6.34%
400%...............................        30%        6.37%  6.68%  6.56%  6.43%  6.34%

                                      S-73

                             CLASS M-3 CERTIFICATES

                                                                PERCENTAGE OF CPR
                                      LOSS SEVERITY   -----------------------------------
PERCENTAGE OF SDA                       PERCENTAGE      10%      20%    25%    35%    50%
-----------------                     -------------   ------    ----   ----   ----   ----

0%.................................        N/A          7.27%   7.19%  7.19%  7.23%  7.42%
100%...............................        30%          7.28%   7.20%  7.19%  7.23%  7.40%
200%...............................        30%          7.28%   7.19%  7.18%  7.23%  7.40%
300%...............................        30%          5.08%   7.19%  7.19%  7.23%  7.40%
400%...............................        30%        (22.05)%  7.20%  7.18%  7.22%  7.40%

          Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class
M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3
Certificates, and thus do not reflect the return on any investment in the Class
M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

                            AGGREGATE REALIZED LOSSES

                                                             PERCENTAGE OF CPR
                                      LOSS SEVERITY   --------------------------------
PERCENTAGE OF SDA                       PERCENTAGE     10%    20%    25%    35%    50%
-----------------                     -------------   ----   ----   ----   ----   ----

100%...............................        30%        0.74%  0.47%  0.38%  0.25%  0.13%
200%...............................        30%        1.46%  0.94%  0.76%  0.50%  0.27%
300%...............................        30%        2.16%  1.39%  1.12%  0.74%  0.40%
400%...............................        30%        2.83%  1.83%  1.48%  0.98%  0.53%

          Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2
Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

                                      S-74

          Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized
Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and
Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

          The Residual Certificateholders' after-tax rate of return on their
Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of
Residual Certificates may have tax liabilities with respect to their Residual
Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their
Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the
Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the
Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

          The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax
Consequences" in this prospectus supplement and "Material Federal Income Tax
Consequences" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued under a series supplement, dated as of
November 1, 2005, to the standard terms of pooling and servicing agreement, dated as of August 1, 2004, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust
Company Americas, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates.
The trustee will appoint Wells Fargo Bank, National Association to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale
Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

          Under the pooling and servicing agreement, transfers of Residual
Certificates are prohibited to any non-United States person. Transfers of the
Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and
Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations" and "--Noneconomic REMIC Residual Certificates" in the

                                      S-75

prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See
"The Pooling and Servicing Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

          Residential Funding, an indirect wholly-owned subsidiary of GMAC
Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding
Corporation" in the prospectus and "Description of the Mortgage
Pool--Residential Funding" herein.

          The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's Expanded
Criteria Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 2000, December 31, 2001,
December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005.
Until December 31, 2004, substantially all of the mortgage loans reflected in the tables below were fixed rate loans, which may experience a rate of delinquencies, foreclosures and losses that is different from adjustable rate loans.

          As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                                      S-76

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 2000    AT DECEMBER 31, 2001   AT DECEMBER 31, 2002
                                 ---------------------   ---------------------   --------------------
                                  BY NO.    BY DOLLAR     BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                                    OF      AMOUNT OF       OF      AMOUNT OF      OF      AMOUNT OF
                                  LOANS       LOANS       LOANS       LOANS       LOANS      LOANS
                                 -------   -----------   -------   -----------   ------   -----------
                                   (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN
                                       THOUSANDS)              THOUSANDS)             THOUSANDS)

Total Loan Portfolio .........   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
   30 to 59 days .............     2,082       244,557     2,324       289,263    2,147       280,302
   60 to 89 days .............       372        44,459       477        64,448      488        63,986
   90 days or more(2) ........       409        44,171       516        62,039      644        84,033
Foreclosures Pending .........       446        55,203       602        81,640      769       102,671
                                 -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans .......     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                                 =======   ===========   =======   ===========   ======   ===========
Percent of Loan Portfolio ....     3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

                                  AT DECEMBER 31, 2003    AT DECEMBER 31, 2004   AT SEPTEMBER 30, 2005
                                 ---------------------   ---------------------   ---------------------
                                  BY NO.    BY DOLLAR     BY NO.    BY DOLLAR     BY NO.    BY DOLLAR
                                    OF      AMOUNT OF       OF      AMOUNT OF       OF      AMOUNT OF
                                  LOANS       LOANS       LOANS       LOANS       LOANS       LOANS
                                 -------   -----------   -------   -----------   -------   -----------
                                  (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                      THOUSANDS)             THOUSANDS)                THOUSANDS)

Total Loan Portfolio .........   101,112   $14,114,861   106,211   $15,669,395   127,525   $21,671,650
Period of Delinquency
   30 to 59 days .............     2,182       284,482     2,032       282,672     2,405       389,927
   60 to 89 days .............       526        70,816       409        51,071       480        73,571
   90 days or more(2) ........       696        94,223       555        70,963       484        64,417
Foreclosures Pending .........       787       103,707       747        88,396       607        75,235
                                 -------   -----------   -------   -----------   -------   -----------
Total Delinquent Loans .......     4,191   $   553,228     3,743   $   493,102     3,976       603,150
                                 =======   ===========   =======   ===========   =======   ===========
Percent of Loan Portfolio ....     4.145%        3.919%    3.524%        3.147%    3.118%        2.783%

----------
(1)  The table relates only to the mortgage loans referred to above.

(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)

                                 AT DECEMBER 31, 2000   AT DECEMBER 31, 2001   AT DECEMBER 31, 2002
                                 --------------------   --------------------   --------------------
                                 BY NO.    BY DOLLAR    BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                                   OF      AMOUNT OF      OF      AMOUNT OF      OF      AMOUNT OF
                                  LOANS       LOANS      LOANS       LOANS      LOANS      LOANS
                                 ------   ----------    ------   ----------    ------   ----------
                                  (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN
                                      THOUSANDS)             THOUSANDS)             THOUSANDS)

Total Loan Portfolio .........   44,520   $6,234,461    45,103   $6,477,882    45,867   $6,776,784
Period of Delinquency
   30 to 59 days .............      742      104,823       901      131,032       893      131,270
   60 to 89 days .............      118       17,904       185       29,788       216       33,636
   90 days or more(2) ........      123       17,598       165       27,231       206       37,139
Foreclosures Pending .........      113       19,378       198       34,074       251       41,335
                                 ------   ----------    ------   ----------    ------   ----------
Total Delinquent Loans .......    1,096   $  159,703     1,449   $  222,125     1,566   $  243,380
                                 ======   ==========    ======   ==========    ======   ==========
Percent of Loan Portfolio ....    2.462%       2.562%    3.213%       3.429%    3.414%       3.591%

                                 AT DECEMBER 31, 2003    AT DECEMBER 31,2004   AT SEPTEMBER 30, 2005
                                 --------------------   --------------------   ---------------------
                                 BY NO.    BY DOLLAR    BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                                   OF      AMOUNT OF      OF      AMOUNT OF      OF      AMOUNT OF
                                  LOANS       LOANS      LOANS       LOANS      LOANS      LOANS
                                 ------   ----------    ------   ----------    ------   -----------
                                  (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN
                                      THOUSANDS)             THOUSANDS)             THOUSANDS)

Total Loan Portfolio .........   51,824   $8,071,748    56,271   $9,191,522    72,230   $13,520,126
Period of Delinquency
   30 to 59 days .............      934      142,682       946      161,218     1,221       221,233
   60 to 89 days .............      216       35,031       186       26,348       223        41,490
   90 days or more(2) ........      258       43,618       225       34,430       205        36,305
Foreclosures Pending .........      279       44,333       268       42,461       260        40,731
                                 ------   ----------    ------   ----------    ------   -----------
Total Delinquent Loans .......    1,687   $  265,664     1,625   $  264,457     1,909       339,758
                                 ======   ==========    ======   ==========    ======   ===========
Percent of Loan Portfolio ....    3.255%       3.291%    2.888%       2.877%    2.643%        2.513%

----------
(1)  The table relates only to the mortgage loans referred to above.

(2)  Does not include foreclosures pending.

                                      S-77

          The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December
31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September
30, 2005 with respect to the mortgage loans referred to above. For purposes of the following table, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated
by the Average Portfolio Balance during that period.

        TOTAL EXPANDED CRITERIA LOAN PORTFOLIO FORECLOSURE EXPERIENCE(1)

                                                                                                              AT OR FOR THE
                                                                                                                   NINE
                              AT OR FOR THE       AT OR FOR THE       AT OR FOR THE       AT OR FOR THE        MONTH PERIOD
                                YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED            ENDING
                            DECEMBER 31, 2001   DECEMBER 31, 2002   DECEMBER 31, 2003   DECEMBER 31, 2004   SEPTEMBER 30, 2005
                            -----------------   -----------------   -----------------   -----------------   ------------------
                             (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS
                              IN THOUSANDS)       IN THOUSANDS)       IN THOUSANDS)        IN THOUSANDS)      IN THOUSANDS)

Total Loan Portfolio           $12,635,058         $12,962,473         $14,114,861         $15,669,395         $21,671,650
Average Portfolio Balance      $12,595,460         $12,766,543         $13,571,185         $14,501,837         $18,799,555
Foreclosed Loans (2)           $    25,780         $    30,927         $    41,603         $    21,136         $    19,959
Liquidated Foreclosed
Loans (3)                      $    53,695         $    55,962         $    66,561         $    79,979         $    37,105
Foreclosed Loans Ratio               0.204%              0.239%              0.295%              0.135%              0.092%
Gross Loss (4)                 $    13,602         $    12,292         $    12,855         $    16,637         $     7,401
Gross Loss Ratio                     0.108%              0.096%              0.095%              0.115%              0.039%
Covered Loss (5)               $    12,467         $    11,047         $    12,246         $    13,872         $     6,060
Net Loss (6)                   $     1,136         $     1,245         $       609         $     2,764         $     1,342
Net Loss Ratio                       0.009%              0.010%              0.004%              0.019%              0.007%
Excess Recovery (7)            $        12         $       158         $       256         $       320         $       174

               TOTAL EXPANDED CRITERIA REDUCED DOCUMENTATION LOAN
                      PORTFOLIO FORECLOSURE EXPERIENCE (1)

                                                                                                              AT OR FOR THE
                                                                                                                  NINE
                              AT OR FOR THE       AT OR FOR THE       AT OR FOR THE       AT OR FOR THE       MONTH PERIOD
                                YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED           ENDING
                            DECEMBER 31, 2001   DECEMBER 31, 2002   DECEMBER 31, 2003   DECEMBER 31, 2004   SEPTEMBER 30, 2005
                            -----------------   -----------------   -----------------   -----------------   ------------------
                             (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS
                              IN THOUSANDS)        IN THOUSANDS)      IN THOUSANDS)       IN THOUSANDS)        IN THOUSANDS)

Total Loan Portfolio           $6,477,882           $6,776,784          $8,071,748          $9,191,522         $13,520,126
Average Portfolio Balance      $6,381,137           $6,558,513          $7,440,182          $8,435,449         $11,390,428
Foreclosed Loans (2)           $    9,602           $   10,406          $   15,104          $    6,440         $     8,241
Liquidated Foreclosed
Loans (3)                      $   12,232           $   16,202          $   17,127          $   23,050         $    10,540
Foreclosed Loans Ratio              0.148%               0.154%              0.187%              0.070%              0.061%
Gross Loss (4)                 $    3,815           $    3,652          $    3,765          $    4,198         $     1,927
Gross Loss Ratio                    0.060%               0.056%              0.051%              0.050%              0.017%
Covered Loss (5)               $    2,899           $    3,426          $    3,648          $    3,011         $     1,699
Net Loss (6)                   $      915           $      226          $      117          $    1,186         $       228
Net Loss Ratio                      0.014%               0.003%              0.002%              0.014%              0.002%
Excess Recovery (7)            $        0           $        0          $       25          $       87         $        82

(Footnotes on next page)

                                      S-78

(Footnotes relate to tables on previous pages)

(1)  The tables relate only to the mortgage loans referred to above.

(2)  For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(3)  Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

(4)  Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.

(5)  Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

(6)  Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (4) above, Net Loss indicated here may reflect Excess
     Recovery (see footnote (7) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

(7)  Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such mortgage loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                                      S-79

          There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be between 0.300% and 0.425% per annum of the outstanding principal balance of that mortgage loan, with a weighted average as of the cut-off date of approximately 0.3043% per annum. The servicing fees consist of
(a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

          The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to 0.05% per annum of the outstanding principal balance of each mortgage loan. As described in the prospectus, a subservicer is entitled to servicing compensation in an amount of at least 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement.
See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of
Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

REPORTS TO CERTIFICATEHOLDERS

          On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal
Balance of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website, which can be obtained by contacting the trustee at (800) 735-7777. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the certificateholders of any such modification.

VOTING RIGHTS

          There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 99% of all voting rights will be allocated among all holders of the certificates, other than the Residual
Certificates, in proportion to their then outstanding Certificate Principal
Balances, and 1.0% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

                                      S-80

TERMINATION

          The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement --Termination; Retirement
of Certificates" in the prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in all five loan groups is less than 10% of the aggregate principal balance of the mortgage loans in all five loan groups as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential
Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

          Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M
Certificates in the order of their payment priority and, third, to the Class B
Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the Accrued
Certificate Interest thereon for the immediately preceding Interest Accrual
Period at the then-applicable pass-through rate and any previously unpaid
Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

          Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the
Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued
Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a
Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe
LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as two REMICs under the
Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I and REMIC II.

                                      S-81

          For federal income tax purposes:

          o    the Class R Certificates will represent ownership of the sole class of "residual interests" in REMIC I and REMIC II; and

          o    each class of Senior Certificates, other than the Residual
               Certificates, and the Class M Certificates and the Class B
               Certificates will represent ownership of "regular interests" in
               REMIC II and will generally be treated as debt instruments of
               REMIC II.

          See "Material Federal Income Tax Consequences--REMICs" in the
prospectus.

          For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" in the prospectus.

          The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

          If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

          In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

          Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates" and "--Premium" in the prospectus.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets"
under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the REMIC underlying the certificates would be so treated. In addition, interest on the offered certificates, other than the Class
R Certificates, and income allocated to the Class R Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section
856(c)(3)(B) of the Internal Revenue Code generally to the extent that those certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the
Class R Certificates, will be "qualified mortgages"

                                      S-82

within the meaning of Section 860G(a)(3) of the Internal Revenue Code if
transferred to another REMIC on its startup day in exchange for a regular or residual interest in that REMIC. However, prospective investors in offered certificates that will be generally treated as assets described in Section
860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax under the Internal
Revenue Code. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--
Characterization of Investments in REMIC Certificates" in the prospectus.

          For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

          The IRS has issued REMIC regulations under the provisions of the
Internal Revenue Code that significantly affect holders of Residual
Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

          o    the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

                    o    is not a disqualified organization;

                    o    is not acquiring the Residual Certificate on behalf of
                         a disqualified organization; and

                    o    will maintain that status and will obtain a similar
                         affidavit from any person to whom the transferee shall
                         subsequently transfer a Residual Certificate;

          o    a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

          o    a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual
Certificates may not be transferred to non-United States persons.

          The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual
Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being

                                      S-83

disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" in the prospectus.

          The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002. See "Material Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" in the prospectus.

          The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the
REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods.
Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the
Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive.
That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

          The rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

          An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax

                                      S-84

liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of
Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous
Itemized Deductions" in the prospectus.

          On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the prospectus. See "Material Federal Income Tax
Consequences--REMICS--Taxation of Owners of REMIC Residual
Certificates--General" in the prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of Residual Certificates should consult their tax advisors regarding the effect of these regulations.

          The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

          Residential Funding will be designated as the "tax matters person"
with respect to each REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than
0.01% of the Residual Certificates.

          Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

          For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment
Considerations--Additional Yield Considerations Applicable Solely to the
Residual Certificates" in this prospectus supplement and "Material Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates" in the prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

          Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements.
Investors in Residual Certificates should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuer and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

          Notwithstanding any other express or implied agreement to the contrary, the depositor, the issuer, the underwriters and each recipient of this prospectus supplement and the prospectus agree that each of them and each of their employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind, including opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.

                                      S-85

PENALTY PROTECTION

          If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of
Distribution" in this prospectus supplement.

                             METHOD OF DISTRIBUTION

          In accordance with the terms and conditions of an underwriting agreement, dated November 22, 2005, Citigroup Global Markets Inc. will serve as the underwriter and has agreed to purchase and the depositor has agreed to sell the offered certificates, except that a de minimis portion of the Residual
Certificates will be retained by Residential Funding, and that portion is not offered hereby. The certificates being sold to Citigroup Global Markets Inc. are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of
DTC, and that the delivery of the Residual Certificates will be made at the offices of Citigroup Global Markets Inc., New York, New York, on or about
November 29, 2005 against payment therefor in immediately available funds.

          In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

          The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of its underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and
Exchange Commission.

          The distribution of the underwritten certificates by the underwriter maybe effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately 100.81% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

          The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities
Act.

                                      S-86

          The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

          There is currently no secondary market for the offered certificates.
The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

          The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders" and in this prospectus supplement under "Pooling and
Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates.
There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

          Certain legal matters relating to the certificates will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and
for Citigroup Global Markets Inc. by Thacher Proffitt & Wood LLP, New York, New
York.

                                     RATINGS

          It is a condition of the issuance of the Senior Certificates (other than the Class R Certificates), that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Standard & Poor's or S&P, and "Aaa"
by Moody's Investors Service, Inc. or Moody's. It is a condition of issuance that the Class R Certificates be rated "AAA" by Standard & Poor's. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates
that they be rated not lower than "AA," "A" and "BBB," respectively, by Standard
& Poor's, and "Aa2," "A2" and "Baa1," respectively, by Moody's.

          Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See
"Certain Yield and Prepayment Considerations" in this prospectus supplement. The rating on the Residual Certificates only addresses the return of its Certificate
Principal Balance and interest on the Residual Certificates at the related pass-through rate.

          The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

                                      S-87

          The depositor has not requested a rating on the Offered Certificates
(other than the Class R Certificates) by any rating agency other than Standard &
Poor's and Moody's or on the Class R Certificates by any rating agency other than Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates (other than the
Class R Certificates) by Standard & Poor's and Moody's and the Class R
Certificates by Standard & Poor's.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

          The Senior Certificates and the Class M-1 Certificates will constitute
"mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in
SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of
SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute
"mortgage related securities" for purposes of SMMEA.

          One or more classes of the offered certificates may be viewed as
"complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

          The depositor makes no representations as to the proper
characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

          A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan
Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section
4975 of the Internal Revenue Code. The purchase or holding of the Class CB-I,
Class NB-II, Class CB-III, Class NB-IV and NB-V Certificates, as well as the
Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus provided those certificates are rated at least "BBB-" (or its

                                      S-88

equivalent) by Standard & Poor's, Moody's or Fitch Ratings, or Fitch, at the
time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any
ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act.

          The Department of Labor issued Prohibited Transaction Exemption, or
PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriters despite the restriction in PTE
2000-58 to the contrary.

          Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M
Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's; or (iii) (1) it is an
insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Section V(e) of Prohibited Transaction Class Exemption,
or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

o    is permissible under applicable law;

o    will not constitute or result in a non-exempt prohibited transaction under
     ERISA or Section 4975 of the Internal Revenue Code; and

o    will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

          Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the

                                      S-89

prohibited transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

          The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by
ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                      S-90

                                     ANNEX I
                      MORTGAGE LOAN STATISTICAL INFORMATION

                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                 NUMBER OF                                  AVERAGE    WEIGHTED AVERAGE
                                  GROUP I     PRINCIPAL    PERCENTAGE OF   PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS       BALANCE     GROUP I LOANS    BALANCE          RATIO
------------------------------   ---------   -----------   -------------   ---------   ---------------

620 - 639.....................        8      $ 1,486,130        1.90%       $185,766        75.91%
640 - 659.....................       17        3,251,203        4.15         191,247        76.10
660 - 679.....................       32        6,270,542        8.01         195,954        74.75
680 - 699.....................       80       15,602,744       19.92         195,034        78.24
700 - 719.....................       70       14,533,972       18.56         207,628        77.38
720 - 739.....................       58       12,316,300       15.73         212,350        78.78
740 - 759.....................       51       10,565,127       13.49         207,159        79.63
760 - 779.....................       41        8,779,366       11.21         214,131        77.77
780 - 799.....................       21        4,565,048        5.83         217,383        82.99
800 or greater................        5          951,492        1.21         190,298        71.93
                                    ---      -----------      ------        --------        -----
Total Average or
   Weighted Average...........      383      $78,321,924      100.00%       $204,496        78.09%
                                    ===      ===========      ======

As of the cut-off date, the weighted average credit score of the Group I Loans will be approximately 719.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                    WEIGHTED      WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN            GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                        LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

100,000 or less...............       27      $ 2,257,889       2.88%     $ 83,626      718         80.32%
100,001 to 200,000............      179       27,355,063      34.93       152,822      715         77.79
200,001 to 300,000............      123       30,498,193      38.94       247,953      716         77.94
300,001 to 400,000............       52       17,201,579      21.96       330,800      729         78.73
400,001 to 500,000............        1          496,800       0.63       496,800      778         80.00
500,001 to 600,000............        1          512,400       0.65       512,400      688         70.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or
   Weighted Average...........      383      $78,321,924     100.00%     $204,496      719         78.09%
                                    ===      ===========     ======

                                       I-1

                     NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                                       WEIGHTED      WEIGHTED
                                 NUMBER OF                                  AVERAGE     AVERAGE      AVERAGE
                                  GROUP I     PRINCIPAL    PERCENTAGE OF   PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS       BALANCE     GROUP I LOANS    BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

3.500 - 3.999.................        1      $   222,807        0.28%       $222,807      691         50.00%
4.000 - 4.499.................        7        1,525,439        1.95         217,920      701         71.87
4.500 - 4.999.................       19        3,771,615        4.82         198,506      721         71.93
5.000 - 5.499.................       66       14,293,386       18.25         216,566      727         77.30
5.500 - 5.999.................      146       31,055,511       39.65         212,709      720         78.50
6.000 - 6.499.................      102       20,007,718       25.55         196,154      711         78.09
6.500 - 6.999.................       27        5,231,187        6.68         193,748      719         81.02
7.000 - 7.499.................       15        2,214,262        2.83         147,617      715         88.08
                                    ---      -----------      ------        --------      ---         -----
Total, Average or
   Weighted Average...........      383      $78,321,924      100.00%       $204,496      719         78.09%
                                    ===      ===========      ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group I
Loans will be approximately 5.8062% per annum.

                       MORTGAGE RATES OF THE GROUP I LOANS

                                                                                       WEIGHTED      WEIGHTED
                                 NUMBER OF                                  AVERAGE     AVERAGE      AVERAGE
                                  GROUP I     PRINCIPAL    PERCENTAGE OF   PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS       BALANCE     GROUP I LOANS    BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

4.000 - 4.499.................        1      $   222,807        0.28%       $222,807      691         50.00%
4.500 - 4.999.................        7        1,525,439        1.95         217,920      701         71.87
5.000 - 5.499.................       26        5,412,816        6.91         208,185      724         73.77
5.500 - 5.999.................      110       23,690,455       30.25         215,368      725         77.84
6.000 - 6.499.................      140       29,528,197       37.70         210,916      718         78.43
6.500 - 6.999.................       68       12,816,487       16.36         188,478      709         78.64
7.000 - 7.499.................       31        5,125,724        6.54         165,346      716         83.50
                                    ---      -----------      ------        --------      ---         -----
Total, Average or
   Weighted Average...........      383      $78,321,924      100.00%       $204,496      719         78.09%
                                    ===      ===========      ======

As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 6.1132% per annum.

                                       I-2

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                 NUMBER OF                                  AVERAGE       WEIGHTED
ORIGINAL LOAN-TO-VALUE            GROUP I     PRINCIPAL    PERCENTAGE OF   PRINCIPAL   AVERAGE CREDIT
RATIO (%)                          LOANS       BALANCE     GROUP I LOANS    BALANCE         SCORE
------------------------------   ---------   -----------   -------------   ---------   --------------

00.01 - 50.00.................        7      $ 1,288,507        1.65%       $184,072         715
50.01 - 55.00.................        7        1,317,299        1.68         188,186         705
55.01 - 60.00.................        8        1,520,420        1.94         190,052         689
60.01 - 65.00.................        7        1,513,484        1.93         216,212         724
65.01 - 70.00.................       19        4,180,901        5.34         220,047         718
70.01 - 75.00.................       31        6,977,523        8.91         225,081         709
75.01 - 80.00.................      263       54,375,362       69.43         206,750         719
80.01 - 85.00.................        4          855,567        1.09         213,892         711
85.01 - 90.00.................       25        3,631,026        4.64         145,241         729
90.01 - 95.00.................       12        2,661,835        3.40         221,820         751
                                    ---      -----------      ------        --------         ---
Total, Average or
   Weighted Average...........      383      $78,321,924      100.00%       $204,496         719
                                    ===      ===========      ======

The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 78.09%.

                                       I-3

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                                  AVERAGE      WEIGHTED        AVERAGE
                                  GROUP I     PRINCIPAL    PERCENTAGE OF   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
STATE                              LOANS       BALANCE     GROUP I LOANS    BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -------------

Alaska........................        3      $   831,460        1.06%       $277,153        747           80.00%
Alabama.......................        3          461,842        0.59         153,947        709           83.03
Arkansas......................        2          313,200        0.40         156,600        673           80.00
Arizona.......................       33        7,169,297        9.15         217,251        703           79.39
California....................       52       14,480,665       18.49         278,474        718           76.87
Colorado......................       30        5,674,799        7.25         189,160        708           79.48
Connecticut...................        1          266,000        0.34         266,000        728           75.00
District of Columbia..........        2          502,763        0.64         251,381        744           80.00
Delaware......................        1          138,000        0.18         138,000        663           59.00
Florida.......................       46        8,284,385       10.58         180,095        724           75.07
Georgia.......................       10        1,426,785        1.82         142,679        739           79.87
Iowa..........................        1          123,948        0.16         123,948        699           80.00
Idaho.........................        6          922,432        1.18         153,739        737           78.32
Illinois......................        9        1,862,137        2.38         206,904        705           74.42
Indiana.......................        2          630,882        0.81         315,441        735           80.00
Kansas........................        2          390,850        0.50         195,425        723           84.56
Kentucky......................        3          486,600        0.62         162,200        704           76.16
Louisiana.....................        4          505,803        0.65         126,451        747           83.63
Massachusetts.................        1          153,440        0.20         153,440        774           80.00
Maryland......................       10        2,598,350        3.32         259,835        691           77.45
Michigan......................       17        2,598,394        3.32         152,847        741           80.74
Minnesota.....................        8        1,568,479        2.00         196,060        735           80.00
Missouri......................        4          702,000        0.90         175,500        698           69.03
Mississippi...................        2          222,119        0.28         111,060        736           80.00
North Carolina................        5          715,345        0.91         143,069        729           81.46
Nebraska......................        1          191,250        0.24         191,250        672           85.00
New Hampshire.................        2          259,650        0.33         129,825        701           80.00
New Jersey....................       13        3,224,193        4.12         248,015        753           76.33
New Mexico....................        3          422,129        0.54         140,710        701           91.00
Nevada........................        4        1,022,178        1.31         255,545        738           83.16
New York......................        1          333,750        0.43         333,750        688           75.00
Ohio..........................        3          296,100        0.38          98,700        706           84.41
Oregon........................        4          731,670        0.93         182,917        727           71.34
Pennsylvania..................        3          516,177        0.66         172,059        721           80.00
Rhode Island..................        3          740,850        0.95         246,950        759           87.60
South Carolina................        5          545,297        0.70         109,059        708           83.03
South Dakota..................        1          182,070        0.23         182,070        694           80.00
Tennessee.....................        2          306,089        0.39         153,045        699           78.66
Texas.........................        6        1,162,215        1.48         193,703        723           81.71
Utah..........................        3          271,943        0.35          90,648        750           83.69
Virginia......................       26        6,822,800        8.71         262,415        717           77.45
Vermont.......................        1          259,715        0.33         259,715        747           80.00
Washington....................       41        7,418,602        9.47         180,942        712           78.07
Wisconsin.....................        2          324,632        0.41         162,316        745           80.00
West Virginia.................        1          159,200        0.20         159,200        669           80.00
Wyoming.......................        1          101,440        0.13         101,440        724           79.00
                                    ---      -----------      ------        --------        ---           -----
Total, Average or Weighted
   Average....................      383      $78,321,924      100.00%       $204,496        719           78.09%
                                    ===      ===========      ======

No more than 1.0% of all of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Florida and no more than 0.9% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Florida.

                                       I-4

                   MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                                                                      WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL     AVERAGE      LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -------------

Purchase......................      252      $51,084,856      65.22%     $202,718        724           80.22%
Rate/Term Refinance...........       47        8,302,745      10.60       176,654        708           75.87
Equity Refinance..............       84       18,934,324      24.17       225,409        708           73.31
                                    ---      -----------     ------      --------        ---           -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719           78.09%
                                    ===      ===========     ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -------------

Full Documentation............      139      $25,366,594      32.39%     $182,493        716           79.76%
Reduced Documentation.........      244       52,955,330      67.61       217,030        720           77.29
                                    ---      -----------     ------      --------        ---           -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719           78.09%
                                    ===      ===========     ======

No more than 20.0% of such reduced loan documentation Group I Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
OCCUPANCY                          LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -------------

Primary Residence.............      321      $66,649,073      85.10%     $207,630        717           78.39%
Second/Vacation...............        4          758,558       0.97       189,640        729           75.47
Non-Owner Occupied............       58       10,914,293      13.94       188,177        728           76.43
                                    ---      -----------     ------      --------        ---           -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719           78.09%
                                    ===      ===========     ======

                                       I-5

                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE      AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Single-family detached........      217      $44,632,140      56.99%     $205,678      716         77.64%
Planned Unit Developments
   (detached).................       62       13,064,363      16.68       210,716      712         77.37
Condo Low-Rise (less
   than 5 stories)............       58       10,721,234      13.69       184,849      726         79.66
Two-to-four family units......       18        4,418,059       5.64       245,448      742         78.51
Planned Unit
   Developments (attached)....       15        2,812,014       3.59       187,468      721         80.35
Condo Mid-Rise
   (5 to 8 stories)...........        6        1,194,010       1.52       199,002      740         77.30
Townhouse.....................        4          772,198       0.99       193,050      704         80.00
Condo High-Rise
   (9 stories or more)........        3          707,908       0.90       235,969      731         83.25
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496      719         78.09%
                                    ===      ===========     ======

                                       I-6

                        NOTE MARGINS OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
NOTE MARGINS (%)                   LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -----------

1.875.........................        1      $   131,730       0.17%     $131,730        676          80.00%
2.250.........................       74       16,167,548      20.64       218,480        714          79.87
2.750.........................        9        1,693,250       2.16       188,139        713          79.69
3.250.........................      259       51,711,947      66.02       199,660        719          77.82
3.500.........................       40        8,617,449      11.00       215,436        724          76.00
                                    ---      -----------     ------      --------        ---          -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719          78.09%
                                    ===      ===========     ======

As of the cut-off date, the weighted average note margin of the Group I Loans will be approximately 3.0580% per annum.

                   MAXIMUM MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -----------

10.000 - 10.999...............        8      $ 1,894,023       2.42%     $236,753        705          70.63%
11.000 - 11.999...............      139       29,429,394      37.57       211,722        725          77.07
12.000 - 12.999...............      205       41,872,784      53.46       204,257        715          78.48
13.000 - 13.999...............       31        5,125,724       6.54       165,346        716          83.50
                                    ---      -----------     ------      --------        ---          -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719          78.09%
                                    ===      ===========     ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group
I Loans will be approximately 12.1045% per annum.

                   MINIMUM MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
MINIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -----------

1.000 - 1.999.................        1      $   131,730       0.17%     $131,730        676          80.00%
2.000 - 2.999.................       83       17,860,798      22.80       215,190        714          79.85
3.000 - 3.999.................      299       60,329,396      77.03       201,771        720          77.56
                                    ---      -----------     ------      --------        ---          -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719          78.09%
                                    ===      ===========     ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group
I Loans will be approximately 3.0580% per annum.

                                       I-7

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
NEXT INTEREST RATE                GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
ADJUSTMENT DATE                    LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -----------

June 2007.....................        1      $   252,000       0.32%     $252,000        737          80.00%
September 2007................        1          297,626       0.38       297,626        792          70.00
December 2007.................        1          199,000       0.25       199,000        699          80.00
March 2008....................        2          423,661       0.54       211,831        707          80.00
April 2008....................        6        1,287,129       1.64       214,521        728          74.81
May 2008......................        9        1,705,013       2.18       189,446        703          72.79
June 2008.....................        6        1,701,895       2.17       283,649        737          73.11
July 2008.....................       14        2,494,384       3.18       178,170        734          80.38
August 2008...................        9        1,372,041       1.75       152,449        728          80.00
September 2008................       36        7,831,465      10.00       217,541        722          79.61
October 2008..................      112       23,723,180      30.29       211,814        723          77.51
November 2008.................      186       37,034,532      47.29       199,110        713          78.52
                                    ---      -----------     ------      --------        ---          -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496        719          78.09%
                                    ===      ===========     ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group I Loans will be approximately 35 months.

                          INDICES OF THE GROUP I LOANS

                                                                                                     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
INDEX                              LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   ------------   -----------

1 YR LIBOR....................     283       $55,910,411      71.39%     $197,563        718          78.78%
6 MO LIBOR....................     100        22,411,513      28.61       224,115        721          76.35
                                   ---       -----------     ------      --------        ---          -----
Total, Average or Weighted
   Average....................     383       $78,321,924     100.00%     $204,496        719          78.09%
                                   ===       ===========     ======

                                       I-8

                 REMAINING TERM TO MATURITY OF THE GROUP I LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP I     PRINCIPAL     OF GROUP    PRINCIPAL    CREDIT      LOAN-TO-
REMAINING TERM (MONTHS)            LOANS       BALANCE       I LOANS     BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

343...........................        1      $   252,000       0.32%     $252,000      737        80.00%
346...........................        1          297,626       0.38       297,626      792        70.00
349...........................        1          199,000       0.25       199,000      699        80.00
352...........................        2          423,661       0.54       211,831      707        80.00
353...........................        6        1,287,129       1.64       214,521      728        74.81
354...........................        9        1,705,013       2.18       189,446      703        72.79
355...........................        6        1,701,895       2.17       283,649      737        73.11
356...........................       14        2,494,384       3.18       178,170      734        80.38
357...........................        9        1,372,041       1.75       152,449      728        80.00
358...........................       36        7,831,465      10.00       217,541      722        79.61
359...........................      112       23,723,180      30.29       211,814      723        77.51
360...........................      186       37,034,532      47.29       199,110      713        78.52
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496      719        78.09%
                                    ===      ===========     ======

                  FIRST INTEREST RATE CAP OF THE GROUP I LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT      LOAN-TO-
FIRST INTEREST RATE CAP (%)        LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

2.000.........................      303      $60,789,102      77.61%     $200,624      717        78.34%
3.000.........................       15        3,574,387       4.56       238,292      720        78.78
6.000.........................       65       13,958,435      17.82       214,745      724        76.80
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496      719        78.09%
                                    ===      ===========     ======

                     PERIODIC RATE CAPS OF THE GROUP I LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT      LOAN-TO-
PERIODIC RATE CAP (%)              LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

1.000.........................       46      $10,666,805      13.62%     $231,887      716        75.30%
2.000.........................      337       67,655,119      86.38       200,757      719        78.53
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496      719        78.09%
                                    ===      ===========     ======

                                       I-9

                     AMORTIZATION TYPE OF THE GROUP I LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP I     PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT      LOAN-TO-
AMORTIZATION TYPE                  LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

Fully Amortizing..............      115      $21,862,825      27.91%     $190,112      715        76.04%
Initial Interest Only
   Period-3 Years.............       37        8,167,128      10.43       220,733      722        79.16
Initial Interest Only
   Period-10 Years............      231       48,291,971      61.66       209,056      719        78.84
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      383      $78,321,924     100.00%     $204,496      719        78.09%
                                    ===      ===========     ======

                                      I-10

                 CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      AVERAGE
                                 GROUP II     PRINCIPAL    OF GROUP II   PRINCIPAL     LOAN-TO-
CREDIT SCORE RANGE                 LOANS       BALANCE        LOANS       BALANCE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ---------   -----------

620 - 639.....................        2      $ 1,209,000       2.34%      $604,500      74.62%
640 - 659.....................        4        1,897,668       3.67        474,417      78.90
660 - 679.....................        9        4,514,135       8.73        501,571      75.65
680 - 699.....................       19       10,002,695      19.34        526,458      76.07
700 - 719.....................       12        7,679,666      14.85        639,972      76.86
720 - 739.....................       21       10,126,735      19.58        482,225      77.93
740 - 759.....................       14        7,085,666      13.70        506,119      77.00
760 - 779.....................       10        5,481,162      10.60        548,116      71.60
780 - 799.....................        5        2,783,850       5.38        556,770      83.54
800 or greater................        2          935,400       1.81        467,700      72.62
                                    ---      -----------     ------       --------      -----
Total Average or Weighted
   Average....................       98      $51,715,979     100.00%      $527,714      76.58%
                                    ===      ===========     ======

As of the cut-off date, the weighted average credit score of the Group II Loans will be approximately 721.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                      WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      AVERAGE     AVERAGE
ORIGINAL MORTGAGE LOAN            GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL     CREDIT      LOAN-TO-
BALANCE ($)                        LOANS       BALANCE        LOANS       BALANCE       SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ----------   --------   -----------

300,001 to 400,000............       24      $ 9,175,856      17.74%     $  382,327      719        79.65%
400,001 to 500,000............       38       16,674,766      32.24         438,810      722        78.62
500,001 to 600,000............       16        8,710,636      16.84         544,415      723        78.88
600,001 to 700,000............        7        4,498,085       8.70         642,584      712        72.24
700,001 to 800,000............        3        2,328,000       4.50         776,000      753        80.00
800,001 to 900,000............        3        2,616,350       5.06         872,117      716        74.47
900,001 to 1,000,000..........        5        4,978,747       9.63         995,749      723        66.16
1,200,001 to 1,300,000........        1        1,233,539       2.39       1,233,539      697        75.00
1,400,001 to 1,500,000........        1        1,500,000       2.90       1,500,000      700        69.00
                                    ---      -----------     ------      ----------      ---        -----
Total, Average or Weighted
   Average....................       98      $51,715,979     100.00%     $  527,714      721        76.58%
                                    ===      ===========     ======

                                      I-11

                    NET MORTGAGE RATES OF THE GROUP II LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP II    PRINCIPAL     GROUP II    PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

4.000 - 4.499.................        1      $   532,005       1.03%     $532,005      736         80.00%
4.500 - 4.999.................        8        4,108,082       7.94       513,510      715         75.57
5.000 - 5.499.................       16        7,579,808      14.66       473,738      708         78.03
5.500 - 5.999.................       44       22,366,254      43.25       508,324      721         76.72
6.000 - 6.499.................       26       15,181,629      29.36       583,909      732         75.55
6.500 - 6.999.................        2        1,558,999       3.01       779,500      686         78.08
7.000 - 7.499.................        1          389,200       0.75       389,200      661         80.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................       98      $51,715,979     100.00%     $527,714      721         76.58%
                                    ===      ===========     ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group II
Loans will be approximately 5.7606% per annum.

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP II    PRINCIPAL     GROUP II    PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

4.500 - 4.999.................        1      $   532,005       1.03%     $532,005      736         80.00%
5.000 - 5.499.................       11        5,535,266      10.70       503,206      712         76.71
5.500 - 5.999.................       30       14,603,714      28.24       486,790      724         77.63
6.000 - 6.499.................       39       20,808,191      40.24       533,543      723         76.41
6.500 - 6.999.................       15        9,288,602      17.96       619,240      722         74.66
7.000 - 7.499.................        2          948,200       1.83       474,100      646         80.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................       98      $51,715,979     100.00%     $527,714      721         76.58%
                                    ===      ===========     ======

As of the cut-off date, the weighted average mortgage rate of the Group II Loans will be approximately 6.0715% per annum.

                                      I-12

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                PERCENTAGE
                                                                    OF        AVERAGE      WEIGHTED
ORIGINAL LOAN-TO-VALUE             NUMBER OF       PRINCIPAL     GROUP II    PRINCIPAL     AVERAGE
RATIO (%)                        GROUP II LOANS     BALANCE        LOANS      BALANCE    CREDIT SCORE
------------------------------   --------------   -----------   ----------   ---------   ------------

55.01 - 60.00.................          3         $ 2,379,998       4.60%     $793,333        752
60.01 - 65.00.................          5           3,718,075       7.19       743,615        718
65.01 - 70.00.................          7           4,246,434       8.21       606,633        706
70.01 - 75.00.................          6           4,205,289       8.13       700,881        702
75.01 - 80.00.................         73          35,402,755      68.46       484,969        722
80.01 - 85.00.................          1             479,868       0.93       479,868        642
85.01 - 90.00.................          2             889,560       1.72       444,780        778
90.01 - 95.00.................          1             394,000       0.76       394,000        783
                                      ---         -----------     ------      --------        ---
Total, Average or Weighted
   Average....................         98         $51,715,979     100.00%     $527,714        721
                                      ===         ===========     ======

The weighted average loan-to-value ratio at origination of the Group II Loans will be approximately 76.58%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP II    PRINCIPAL     GROUP II    PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                              LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Alabama.......................        1      $   360,000       0.70%     $360,000      688         80.00%
Arizona.......................        3        2,529,889       4.89       843,296      708         77.56
California....................       49       23,651,537      45.73       482,684      722         76.90
Connecticut...................        1          479,868       0.93       479,868      642         85.00
District of Columbia..........        2        1,010,200       1.95       505,100      777         75.70
Florida.......................        2        1,407,999       2.72       704,000      717         77.87
Illinois......................        3        1,572,559       3.04       524,186      677         75.87
Massachusetts.................        1          400,400       0.77       400,400      690         70.00
Maryland......................        6        2,952,748       5.71       492,125      715         76.28
Michigan......................        2        1,894,000       3.66       947,000      717         74.41
Missouri......................        1          400,000       0.77       400,000      767         80.00
North Carolina................        1          389,200       0.75       389,200      661         80.00
New Jersey....................        2        1,162,650       2.25       581,325      787         83.39
Nevada........................        1          760,000       1.47       760,000      715         80.00
New York......................        1          649,885       1.26       649,885      677         64.00
South Carolina................        3        2,599,198       5.03       866,399      763         62.69
Virginia......................       13        6,847,137      13.24       526,703      706         78.94
Washington....................        5        2,248,709       4.35       449,742      749         79.26
West Virginia.................        1          400,000       0.77       400,000      691         80.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................       98      $51,715,979     100.00%     $527,714      721         76.58%
                                    ===      ===========     ======

No more than 4.0% of all of the Group II Loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 3.9% of the Group II Loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                                      I-13

                   MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

Purchase......................       58      $31,374,634      60.67%      $540,942        733           77.60%
Rate/Term Refinance...........       10        4,514,051       8.73        451,405        692           75.38
Equity Refinance..............       30       15,827,293      30.60        527,576        704           74.89
                                    ---      -----------     ------       --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979     100.00%      $527,714        721           76.58%
                                    ===      ===========     ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

Full Documentation............       39      $19,153,807       37.04%     $491,123        715           79.96%
Reduced Documentation.........       59       32,562,171       62.96       551,901        724           74.59
                                    ---      -----------      ------      --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

No more than 45.5% of such reduced loan documentation Group II Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
OCCUPANCY                          LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

Primary Residence.............       87      $44,839,581       86.70%     $515,397        717           77.32%
Second/Vacation...............        4        2,294,200        4.44       573,550        748           81.72
Non-Owner Occupied............        7        4,582,198        8.86       654,600        742           66.71
                                    ---      -----------      ------      --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
PROPERTY TYPE                      LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

Single-family detached........       56      $28,719,356       55.53%     $512,846        725           75.81%
Planned Unit
   Developments (detached)....       30       16,698,532       32.29       556,618        714           77.69
Condo Low-Rise
   (less than 5 stories)......        6        3,285,036        6.35       547,506        712           73.91
Planned Unit
   Developments (attached)....        4        2,241,205        4.33       560,301        722           79.13
Condo Mid-Rise
   (5 to 8 stories)...........        1          394,650        0.76       394,650        791           90.00
Condo High-Rise
   (9 stories or more)........        1          377,200        0.73       377,200        672           80.00
                                    ---      -----------      ------      --------        ---           -----
Total, Average or
   Weighted Average...........       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

                                      I-14

                       NOTE MARGINS OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
NOTE MARGINS (%)                   LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

1.875.........................        1      $   800,000        1.55%     $800,000        758           80.00%
2.250.........................       32       15,064,366       29.13       470,761        717           78.19
2.750.........................        3        2,669,788        5.16       889,929        710           77.69
3.250.........................       47       24,520,727       47.41       521,718        715           76.99
3.500.........................       14        7,816,097       15.11       558,293        742           72.68
5.000.........................        1          845,000        1.63       845,000        747           65.00
                                    ---      -----------      ------      --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

As of the cut-off date, the weighted average note margin of the Group II Loans will be approximately 2.9780% per annum.

                  MAXIMUM MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

10.000 - 10.999...............        3      $ 1,713,605        3.31%     $571,202        745           80.00%
11.000 - 11.999...............       39       18,957,381       36.66       486,087        719           77.22
12.000 - 12.999...............       54       30,096,793       58.20       557,348        723           75.87
13.000 - 13.999...............        2          948,200        1.83       474,100        646           80.00
                                    ---      -----------      ------      --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group
II Loans will be approximately 12.0486% per annum.

                  MINIMUM MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE      WEIGHTED        AVERAGE
                                  GROUP II    PRINCIPAL    OF GROUP II   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
MINIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS       BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -----------   ---------   ------------   -------------

1.000 - 1.999.................        1      $   800,000        1.55%     $800,000        758           80.00%
2.000 - 2.999.................       35       17,734,154       34.29       506,690        716           78.12
3.000 - 3.999.................       60       31,793,630       61.48       529,894        721           75.92
5.000 - 5.999.................        2        1,388,194        2.68       694,097        740           70.09
                                    ---      -----------      ------      --------        ---           -----
Total, Average or Weighted
   Average....................       98      $51,715,979      100.00%     $527,714        721           76.58%
                                    ===      ===========      ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group
II Loans will be approximately 3.0011% per annum.

                                      I-15

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
NEXT INTEREST RATE                GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
ADJUSTMENT DATE                    LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

April 2008....................        5         $ 3,327,826          6.43%      $665,565        707          76.64%
May 2008......................        2           1,075,199          2.08        537,600        732          78.99
June 2008.....................        6           2,790,079          5.40        465,013        707          76.11
July 2008.....................        4           2,949,352          5.70        737,338        758          64.74
August 2008...................        2           1,449,885          2.80        724,943        722          72.83
September 2008................       13           5,856,793         11.32        450,523        722          78.96
October 2008..................       29          14,801,970         28.62        510,413        731          78.26
November 2008.................       37          19,464,874         37.64        526,078        710          76.57
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................       98         $51,715,979        100.00%      $527,714        721          76.58%
                                    ===         ===========        ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group II Loans will be approximately 34 months.

                          INDICES OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
INDEX                              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

1 YR LIBOR....................       55         $28,334,811         54.79%      $515,178        715          76.53%
6 MO LIBOR....................       43          23,381,168         45.21        543,748        727          76.63
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................       98         $51,715,979        100.00%      $527,714        721          76.58%
                                    ===         ===========        ======

                REMAINING TERM TO MATURITY OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
REMAINING TERM (MONTHS)            LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

353...........................         5        $ 3,327,826          6.43%      $665,565        707          76.64%
354...........................         2          1,075,199          2.08        537,600        732          78.99
355...........................         6          2,790,079          5.40        465,013        707          76.11
356...........................         4          2,949,352          5.70        737,338        758          64.74
357...........................         2          1,449,885          2.80        724,943        722          72.83
358...........................        13          5,856,793         11.32        450,523        722          78.96
359...........................        29         14,801,970         28.62        510,413        731          78.26
360...........................        37         19,464,874         37.64        526,078        710          76.57
                                    ----        -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................        98        $51,715,979        100.00%      $527,714        721          76.58%
                                    ====        ===========        ======

                                      I-16

                  FIRST INTEREST RATE CAP OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
FIRST INTEREST RATE CAP (%)        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

2.000.........................       60         $30,220,117         58.43%      $503,669        715          76.80%
3.000.........................        7           3,784,200          7.32        540,600        692          79.01
4.000.........................        1             800,000          1.55        800,000        758          80.00
5.000.........................        1             381,600          0.74        381,600        729          80.00
6.000.........................       29          16,530,061         31.96        570,002        735          75.36
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................       98         $51,715,979        100.00%      $527,714        721          76.58%
                                    ===         ===========        ======

                    PERIODIC RATE CAPS OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
PERIODIC RATE CAP (%)              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

1.000.........................       21         $12,165,979         23.52%      $579,332        712          78.22%
2.000.........................       77          39,549,999         76.48        513,636        723          76.07
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................       98         $51,715,979        100.00%      $527,714        721          76.58%
                                    ===         ===========        ======

                     AMORTIZATION TYPE OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP II                       OF GROUP II   PRINCIPAL      AVERAGE       LOAN-TO-
AMORTIZATION TYPE                  LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

Fully Amortizing..............       17         $ 8,990,997         17.39%      $528,882        722          76.22%
Initial Interest Only
   Period-3 Years.............        9           4,493,568          8.69        499,285        705          72.71
Initial Interest Only
   Period-10 Years............       72          38,231,414         73.93        530,992        722          77.12
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................       98         $51,715,979        100.00%      $527,714        721          76.58%
                                    ===         ===========        ======

                                      I-17

                CREDIT SCORE DISTRIBUTION OF THE GROUP III LOANS

                                                                                             WEIGHTED
                                 NUMBER OF                       PERCENTAGE    AVERAGE      AVERAGE
                                 GROUP III                        OF GROUP    PRINCIPAL     LOAN-TO-
CREDIT SCORE RANGE                 LOANS     PRINCIPAL BALANCE   III LOANS     BALANCE    VALUE RATIO
------------------------------   ---------   -----------------   ----------   ---------   -----------

620 - 639.....................      15          $ 3,033,044         4.54%      $202,203      72.45%
640 - 659.....................       9            1,667,816         2.49        185,313      73.83
660 - 679.....................      35            7,627,154        11.41        217,919      76.89
680 - 699.....................      66           12,728,316        19.04        192,853      78.48
700 - 719.....................      47            9,925,744        14.84        211,186      78.76
720 - 739.....................      55           11,047,957        16.52        200,872      78.70
740 - 759.....................      30            5,666,166         8.47        188,872      74.48
760 - 779.....................      41            8,659,572        12.95        211,209      72.77
780 - 799.....................      29            5,346,729         8.00        184,370      71.03
800 or greater................       7            1,161,480         1.74        165,926      72.32
                                   ---          -----------       ------       --------      -----
Total Average or Weighted
   Average....................     334          $66,863,978       100.00%      $200,192      76.21%
                                   ===          ===========       ======

As of the cut-off date, the weighted average credit score of the Group III Loans will be approximately 719.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP III LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
ORIGINAL MORTGAGE LOAN           GROUP III                         OF GROUP    PRINCIPAL      AVERAGE       LOAN-TO-
BALANCE ($)                        LOANS     PRINCIPAL BALANCE    III LOANS     BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

100,000 or less...............       28         $ 2,125,319          3.18%      $ 75,904        727          70.62%
100,001 to 200,000............      153          23,289,018         34.83        152,216        720          76.39
200,001 to 300,000............      111          27,145,923         40.60        244,558        716          76.21
300,001 to 400,000............       39          12,992,218         19.43        333,134        722          76.33
400,001 to 500,000............        3           1,311,500          1.96        437,167        704          80.76
                                    ---         -----------        ------       --------        ---          -----
Total, Average or Weighted
   Average....................      334         $66,863,978        100.00%      $200,192        719          76.21%
                                    ===         ===========        ======

                                      I-18

                    NET MORTGAGE RATES OF THE GROUP III LOANS

                                                                                       WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS       BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

4.000 - 4.499.................        1      $   253,200        0.38%       $253,200      757         70.00%
4.500 - 4.999.................        4          797,165        1.19         199,291      722         64.24
5.000 - 5.499.................       51       10,259,781       15.34         201,172      728         76.87
5.500 - 5.999.................      159       32,934,084       49.26         207,133      720         74.38
6.000 - 6.499.................       86       16,689,533       24.96         194,064      716         77.99
6.500 - 6.999.................       23        4,637,752        6.94         201,641      697         82.17
7.000 - 7.499.................       10        1,292,462        1.93         129,246      714         81.70
                                    ---      -----------      ------        --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978      100.00%       $200,192      719         76.21%
                                    ===      ===========      ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group III
Loans will be approximately 5.8937% per annum.

                      MORTGAGE RATES OF THE GROUP III LOANS

                                                                                       WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS       BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

4.500 - 4.999.................        1      $   253,200        0.38%       $253,200      757         70.00%
5.000 - 5.499.................        7        1,245,149        1.86         177,878      738         66.34
5.500 - 5.999.................       94       19,744,937       29.53         210,053      722         74.96
6.000 - 6.499.................      139       27,944,643       41.79         201,041      721         75.21
6.500 - 6.999.................       72       14,352,205       21.46         199,336      711         79.73
7.000 - 7.499.................       13        2,322,382        3.47         178,645      695         80.40
7.500 - 7.999.................        8        1,001,462        1.50         125,183      718         82.19
                                    ---      -----------      ------        --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978      100.00%       $200,192      719         76.21%
                                    ===      ===========      ======

As of the cut-off date, the weighted average mortgage rate of the Group III
Loans will be approximately 6.1944% per annum.

                                      I-19

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE
ORIGINAL LOAN-TO-VALUE           GROUP III    PRINCIPAL      GROUP III     PRINCIPAL    CREDIT
RATIO (%)                          LOANS       BALANCE         LOANS        BALANCE      SCORE
------------------------------   ---------   -----------   -------------   ---------   --------

00.01 - 50.00.................       21      $ 3,805,352        5.69%       $181,207      746
50.01 - 55.00.................        1          200,000        0.30         200,000      681
55.01 - 60.00.................        8        1,777,637        2.66         222,205      736
60.01 - 65.00.................       10        1,656,594        2.48         165,659      722
65.01 - 70.00.................       16        3,767,545        5.63         235,472      694
70.01 - 75.00.................       29        5,564,697        8.32         191,886      704
75.01 - 80.00.................      223       45,131,818       67.50         202,385      719
85.01 - 90.00.................       19        3,320,362        4.97         174,756      725
90.01 - 95.00.................        7        1,639,974        2.45         234,282      731
                                    ---      -----------      ------        --------      ---
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192      719
                                    ===      ===========      ======

The weighted average loan-to-value ratio at origination of the Group III Loans will be approximately 76.21%.

                                      I-20

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP III LOANS

                                                                                       WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                              LOANS       BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

Alaska........................        3      $   602,400        0.90%       $200,800      687         80.00%
Alabama.......................        2          223,076        0.33         111,538      773         80.00
Arizona.......................       23        4,313,089        6.45         187,526      715         75.70
California....................       37       10,060,859       15.05         271,915      722         70.76
Colorado......................       24        4,672,809        6.99         194,700      723         78.41
Connecticut...................        3          653,029        0.98         217,676      777         52.47
District of Columbia..........        1          324,400        0.49         324,400      718         80.00
Florida.......................       43        8,031,172       12.01         186,771      707         78.43
Georgia.......................        6          993,065        1.49         165,511      715         73.98
Iowa..........................        3          371,640        0.56         123,880      732         80.00
Idaho.........................        4          703,740        1.05         175,935      747         78.92
Illinois......................        9        1,885,603        2.82         209,511      693         78.38
Indiana.......................        3          357,950        0.54         119,317      723         80.88
Kansas........................        1           50,400        0.08          50,400      754         90.00
Kentucky......................        2          179,760        0.27          89,880      730         80.00
Louisiana.....................        1           72,000        0.11          72,000      639         80.00
Massachusetts.................        2          358,800        0.54         179,400      705         80.00
Maryland......................       12        2,825,551        4.23         235,463      681         76.75
Michigan......................       10        1,238,846        1.85         123,885      711         80.08
Minnesota.....................       13        2,266,160        3.39         174,320      724         79.54
Missouri......................        1          108,000        0.16         108,000      731         80.00
North Carolina................        3          418,705        0.63         139,568      756         86.93
Nebraska......................        1          137,500        0.21         137,500      738         88.00
New Jersey....................       16        3,891,090        5.82         243,193      715         71.98
New Mexico....................        3          704,300        1.05         234,767      747         77.96
Nevada........................       14        3,627,847        5.43         259,132      718         77.17
New York......................       10        2,800,714        4.19         280,071      725         75.19
Ohio..........................        6          780,391        1.17         130,065      715         72.73
Oregon........................       11        2,036,595        3.05         185,145      722         79.92
Pennsylvania..................        5          743,584        1.11         148,717      733         80.77
South Carolina................        6          733,988        1.10         122,331      754         72.47
Tennessee.....................        5          756,420        1.13         151,284      709         78.62
Texas.........................        4          387,627        0.58          96,907      702         81.32
Utah..........................        4          902,640        1.35         225,660      729         80.00
Virginia......................       17        4,059,450        6.07         238,791      726         79.05
Washington....................       24        4,147,576        6.20         172,816      737         75.81
Wisconsin.....................        1          196,000        0.29         196,000      695         80.00
West Virginia.................        1          247,200        0.37         247,200      665         80.00
                                    ---      -----------      ------        --------      ---         -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192      719         76.21%
                                    ===      ===========      ======

No more than 1.1% of all of the Group II Loans will be secured by mortgaged properties located in any one zip code area in California and no more than 1.0%
of the Group II Loans will be secured by mortgaged properties located in any one zip code area outside California.

                                      I-21

                  MORTGAGE LOAN PURPOSE OF THE GROUP III LOANS

                                                                                                         WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -------------

Purchase......................      217      $41,685,373       62.34%       $192,098        725           78.88%
Rate/Term Refinance...........       36        6,955,969       10.40         193,221        702           74.17
Equity Refinance..............       81       18,222,636       27.25         224,971        710           70.87
                                    ---      -----------      ------        --------        ---           -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719           76.21%
                                    ===      ===========      ======

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP III LOANS

                                                                                                         WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -------------

Full Documentation............      146      $27,270,218       40.78%       $186,782        718           79.46%
Reduced Documentation.........      188       39,593,761       59.22         210,605        719           73.97
                                    ---      -----------      ------        --------        ---           -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719           76.21%
                                    ===      ===========      ======

No more than 19.3% of such reduced loan documentation Group III Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                     OCCUPANCY TYPES OF THE GROUP III LOANS

                                                                                                         WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
OCCUPANCY                          LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -------------

Primary Residence.............      250      $52,183,868       78.04%       $208,735        715           76.41%
Second/Vacation...............        7        1,442,898        2.16         206,128        697           82.47
Non-Owner Occupied............       77       13,237,212       19.80         171,912        734           74.74
                                    ---      -----------      ------        --------        ---           -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719           76.21%
                                    ===      ===========      ======

                                      I-22

                 MORTGAGED PROPERTY TYPES OF THE GROUP III LOANS

                                                                                       WEIGHTED      WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE       AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS       BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -------------

Single-family detached........      192      $36,933,586       55.24%       $192,362      716         75.21%
Planned Unit Developments
   (detached).................       50       10,947,058       16.37         218,941      718         78.98
Condo Low-Rise (less than
   5 stories).................       47        9,304,833       13.92         197,975      722         77.65
Two-to-four family units......       24        5,681,216        8.50         236,717      732         75.46
Planned Unit Developments
   (attached).................       16        2,964,585        4.43         185,287      715         74.26
Condo High-Rise (9 stories or
    more).....................        2          572,400        0.86         286,200      710         80.00
Townhouse.....................        2          255,600        0.38         127,800      756         77.07
Condo Mid-Rise (5 to 8
   stories)...................        1          204,700        0.31         204,700      777         80.00
                                    ---      -----------      ------        --------      ---         -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192      719         76.21%
                                    ===      ===========      ======

                                      I-23

                       NOTE MARGINS OF THE GROUP III LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE       LOAN-TO-
NOTE MARGINS (%)                   LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

1.875.........................        1      $   285,000        0.43%       $285,000        733          78.00%
2.250.........................       87       19,312,567       28.88         221,984        721          75.18
2.350.........................        1          183,000        0.27         183,000        726          75.00
2.450.........................        2          328,260        0.49         164,130        720          80.00
2.500.........................        1          200,000        0.30         200,000        669          58.00
2.750.........................       25        5,342,753        7.99         213,710        722          71.72
3.250.........................      206       38,989,588       58.31         189,270        719          77.66
3.500.........................       11        2,222,811        3.32         202,074        682          71.34
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719          76.21%
                                    ===      ===========      ======

As of the cut-off date, the weighted average note margin of the Group III Loans will be approximately 2.9150% per annum.

                  MAXIMUM MORTGAGE RATES OF THE GROUP III LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE       LOAN-TO-
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

10.000 - 10.999...............       75      $15,047,192       22.50%       $200,629        725          75.73%
11.000 - 11.999...............      189       37,793,068       56.52         199,963        716          76.03
12.000 - 12.999...............       69       13,732,006       20.54         199,015        721          77.38
13.000 - 13.999...............        1          291,712        0.44         291,712        620          69.00
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719          76.21%
                                    ===      ===========      ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group
III Loans will be approximately 11.4519% per annum.

                  MINIMUM MORTGAGE RATES OF THE GROUP III LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                 GROUP III    PRINCIPAL      GROUP III     PRINCIPAL      AVERAGE       LOAN-TO-
MINIMUM MORTGAGE RATES (%)         LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

1.000 - 1.999.................        1      $   285,000        0.43%       $285,000        733          78.00%
2.000 - 2.999.................      115       25,261,680       37.78         219,667        721          74.40
3.000 - 3.999.................      216       41,138,318       61.53         190,455        717          77.32
5.000 - 5.999.................        1          104,900        0.16         104,900        664          70.00
6.000 - 6.999.................        1           74,080        0.11          74,080        769          80.00
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........      334      $66,863,978      100.00%       $200,192        719          76.21%
                                    ===      ===========      ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group
III Loans will be approximately 2.9236% per annum.

                                      I-24

           NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED     WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE     AVERAGE
NEXT INTEREST RATE               GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT      LOAN-TO-
ADJUSTMENT DATE                    LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

July 2009.....................        1      $   192,594       0.29%     $192,594      781        64.00%
September 2009................        1          146,628       0.22       146,628      622        75.00
December 2009.................        1           54,750       0.08        54,750      626        75.00
March 2010....................        1          104,900       0.16       104,900      664        70.00
April 2010....................        2          350,090       0.52       175,045      772        75.00
May 2010......................        5        1,031,515       1.54       206,303      692        80.00
June 2010.....................       19        3,991,979       5.97       210,104      732        78.30
July 2010.....................        7          892,520       1.33       127,503      720        74.91
August 2010...................       10        2,020,430       3.02       202,043      733        73.61
September 2010................       25        5,749,022       8.60       229,961      719        68.56
October 2010..................       79       16,734,250      25.03       211,826      720        75.75
November 2010.................      183       35,595,299      53.24       194,510      716        77.60
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719        76.21%
                                    ===      ===========     ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group III Loans will be approximately 59 months.

                         INDICES OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED     WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE     AVERAGE
                                 GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT      LOAN-TO-
INDEX                              LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

1 YR LIBOR....................      252      $48,684,947      72.81%     $193,194      718        77.09%
6 MO LIBOR....................       81       18,028,271      26.96       222,571      720        73.80
One-Year Treasury.............        1          150,760       0.23       150,760      719        80.00
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719        76.21%
                                    ===      ===========     ======

                                      I-25

                REMAINING TERM TO MATURITY OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT    LOAN-TO-VALUE
REMAINING TERM (MONTHS)            LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

344...........................        1      $   192,594       0.29%     $192,594      781         64.00%
346...........................        1          146,628       0.22       146,628      622         75.00
349...........................        1           54,750       0.08        54,750      626         75.00
352...........................        1          104,900       0.16       104,900      664         70.00
353...........................        2          350,090       0.52       175,045      772         75.00
354...........................        5        1,031,515       1.54       206,303      692         80.00
355...........................       19        3,991,979       5.97       210,104      732         78.30
356...........................        7          892,520       1.33       127,503      720         74.91
357...........................       10        2,020,430       3.02       202,043      733         73.61
358...........................       25        5,749,022       8.60       229,961      719         68.56
359...........................       79       16,734,250      25.03       211,826      720         75.75
360...........................      183       35,595,299      53.24       194,510      716         77.60
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719         76.21%
                                    ===      ===========     ======

                 FIRST INTEREST RATE CAP OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT    LOAN-TO-VALUE
FIRST INTEREST RATE CAP (%)        LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

2.000.........................        9      $ 2,014,010       3.01%     $223,779      707         77.31%
5.000.........................      257       49,775,099      74.44       193,677      718         76.97
6.000.........................       68       15,074,870      22.55       221,689      723         73.53
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719         76.21%
                                    ===      ===========     ======

                    PERIODIC RATE CAPS OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT    LOAN-TO-VALUE
PERIODIC RATE CAP (%)              LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

1.000.........................       40      $ 8,826,339      13.20%     $220,658      717         73.58%
2.000.........................      293       57,713,639      86.31       196,975      719         76.59
6.000.........................        1          324,000       0.48       324,000      682         80.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719         76.21%
                                    ===      ===========     ======

                                      I-26

                    AMORTIZATION TYPE OF THE GROUP III LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                 GROUP III    PRINCIPAL     GROUP III   PRINCIPAL    CREDIT    LOAN-TO-VALUE
AMORTIZATION TYPE                  LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Fully Amortizing..............       72      $13,230,130      19.79%     $183,752      718         73.61%
Initial Interest Only
Period-5 Years................       38        8,245,483      12.33       216,986      711         76.41
Initial Interest Only
Period-10 Years...............      224       45,388,365      67.88       202,627      720         76.93
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      334      $66,863,978     100.00%     $200,192      719         76.21%
                                    ===      ===========     ======

                                      I-27

                 CREDIT SCORE DISTRIBUTION OF THE GROUP IV LOANS

                                                                                           WEIGHTED
                                 NUMBER OF                                   AVERAGE       AVERAGE
                                 GROUP IV     PRINCIPAL     PERCENTAGE OF   PRINCIPAL   LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS       BALANCE     GROUP IV LOANS    BALANCE        RATIO
------------------------------   ---------   -----------   --------------   ---------   -------------

620 - 639.....................        3      $ 1,370,200         3.17%       $456,733       80.00%
640 - 659.....................       10        5,448,990        12.61         544,899       78.02
660 - 679.....................        9        4,678,235        10.83         519,804       73.70
680 - 699.....................       12        7,065,517        16.35         588,793       75.58
700 - 719.....................       14        7,399,828        17.13         528,559       76.30
720 - 739.....................       12        6,030,066        13.96         502,505       73.05
740 - 759.....................       11        5,745,190        13.30         522,290       74.53
760 - 779.....................        7        3,428,000         7.93         489,714       71.58
780 - 799.....................        1          455,000         1.05         455,000       65.00
800 or greater................        2        1,581,850         3.66         790,925       74.73
                                    ---      -----------       ------        --------       -----
Total Average or
   Weighted Average...........       81      $43,202,875       100.00%       $533,369       74.99%
                                    ===      ===========       ======

As of the cut-off date, the weighted average credit score of the Group IV Loans will be approximately 709.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP IV LOANS

                                                                                      WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN           GROUP IV     PRINCIPAL    OF GROUP IV    PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                        LOANS       BALANCE        LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -----------   ----------   --------   -------------

300,001 to 400,000............       13      $ 4,959,035      11.48%     $  381,464      708         79.24%
400,001 to 500,000............       37       16,615,857      38.46         449,077      711         77.97
500,001 to 600,000............       13        7,038,594      16.29         541,430      714         73.34
600,001 to 700,000............        7        4,542,140      10.51         648,877      685         75.80
700,001 to 800,000............        4        2,967,500       6.87         741,875      697         63.37
800,001 to 900,000............        1          806,250       1.87         806,250      703         75.00
900,001 to 1,000,000..........        4        3,865,900       8.95         966,475      688         70.87
1,200,001 to 1,300,000........        2        2,407,600       5.57       1,203,800      775         70.00
                                    ---      -----------     ------      ----------      ---         -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%     $  533,369      709         74.99%
                                    ===      ===========     ======

                                      I-28

                    NET MORTGAGE RATES OF THE GROUP IV LOANS

                                                                                      WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
                                 GROUP IV     PRINCIPAL    OF GROUP IV    PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS       BALANCE        LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -----------   ----------   --------   -------------

5.000 - 5.499.................       16      $ 9,048,257      20.94%      $565,516       721         71.45%
5.500 - 5.999.................       38       19,805,901      45.84        521,208       710         75.98
6.000 - 6.499.................       22       11,149,278      25.81        506,785       689         78.36
6.500 - 6.999.................        5        3,199,440       7.41        639,888       738         67.20
                                    ---      -----------     ------       --------       ---         -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369       709         74.99%
                                    ===      ===========     ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group IV
Loans will be approximately 5.8832% per annum.

                      MORTGAGE RATES OF THE GROUP IV LOANS

                                                                                      WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
                                 GROUP IV     PRINCIPAL    OF GROUP IV    PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS       BALANCE        LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   -----------   ----------   --------   -------------

5.000 - 5.499.................        1      $   424,000       0.98%      $424,000       670         80.00%
5.500 - 5.999.................       24       13,598,957      31.48        566,623       723         72.61
6.000 - 6.499.................       34       17,043,151      39.45        501,269       701         76.17
6.500 - 6.999.................       20       11,100,518      25.69        555,026       703         76.31
7.000 - 7.499.................        2        1,036,250       2.40        518,125       715         70.80
                                    ---      -----------     ------       --------       ---         -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369       709         74.99%
                                    ===      ===========     ======

As of the cut-off date, the weighted average mortgage rate of the Group IV Loans will be approximately 6.1846% per annum.

                                      I-29

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP IV LOANS

                                 NUMBER OF                  PERCENTAGE     AVERAGE      WEIGHTED
ORIGINAL LOAN-TO-VALUE           GROUP IV     PRINCIPAL    OF GROUP IV    PRINCIPAL     AVERAGE
RATIO (%)                          LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE
------------------------------   ---------   -----------   -----------   ----------   ------------

00.01 - 50.00.................        2      $ 1,309,090       3.03%      $654,545         732
55.01 - 60.00.................        2          827,854       1.92        413,927         702
60.01 - 65.00.................        6        3,690,550       8.54        615,092         744
65.01 - 70.00.................       10        7,093,345      16.42        709,334         714
70.01 - 75.00.................        5        3,369,390       7.80        673,878         687
75.01 - 80.00.................       53       25,692,357      59.47        484,761         703
85.01 - 90.00.................        3        1,220,290       2.82        406,763         718
                                    ---      -----------     ------       --------         ---
Total, Average or
   Weighted Average...........       81      $43,202,875     100.00%      $533,369         709
                                    ===      ===========     ======

The weighted average loan-to-value ratio at origination of the Group IV Loans will be approximately 74.99%.

                                      I-30

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP IV LOANS

                                                                                     WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                 GROUP IV     PRINCIPAL    OF GROUP IV   PRINCIPAL    CREDIT     LOAN-TO-
STATE                              LOANS       BALANCE        LOANS       BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   -----------

Arizona.......................        3      $ 1,952,500       4.52%      $650,833      696        77.40%
California....................       42       23,015,494      53.27        547,988      704        75.14
Colorado......................        2          889,000       2.06        444,500      703        78.95
Connecticut...................        1          566,800       1.31        566,800      779        80.00
District of Columbia..........        2        1,194,250       2.76        597,125      723        76.88
Florida.......................        4        2,004,418       4.64        501,104      734        80.00
Georgia.......................        1          448,000       1.04        448,000      717        80.00
Massachusetts.................        1          380,067       0.88        380,067      688        70.00
Maryland......................        4        2,091,200       4.84        522,800      674        76.08
Michigan......................        1          468,000       1.08        468,000      757        80.00
Minnesota.....................        2        1,158,000       2.68        579,000      700        50.08
New Jersey....................        4        2,558,031       5.92        639,508      748        72.25
Nevada........................        2          750,350       1.74        375,175      717        84.99
New York......................        4        1,714,090       3.97        428,523      720        66.51
Oregon........................        1          528,500       1.22        528,500      661        66.00
Pennsylvania..................        1          660,000       1.53        660,000      699        78.00
South Carolina................        1          463,600       1.07        463,600      691        80.00
Virginia......................        4        1,860,576       4.31        465,144      718        80.00
Washington....................        1          500,000       1.16        500,000      668        80.00
                                    ---      -----------     ------       --------      ---        -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369      709        74.99%
                                    ===      ===========     ======

No more than 2.8% of all of the Group IV Loans will be secured by mortgaged properties located in any one zip code area in New Jersey and no more than 2.8%
of the Group IV Loans will be secured by mortgaged properties located in any one zip code area outside New Jersey.

                                      I-31

                   MORTGAGE LOAN PURPOSE OF THE GROUP IV LOANS

                                                                                     WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP IV    PRINCIPAL    OF GROUP IV   PRINCIPAL    CREDIT      LOAN-TO-
LOAN PURPOSE                       LOANS       BALANCE        LOANS       BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   -----------

Purchase......................       44      $23,731,074      54.93%      $539,343      715        76.36%
Rate/Term Refinance...........       11        5,342,750      12.37        485,705      691        77.35
Equity Refinance..............       26       14,129,051      32.70        543,425      705        71.80
                                    ---      -----------     ------       --------      ---        -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369      709        74.99%
                                    ===      ===========     ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP IV LOANS

                                                                                     WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP IV    PRINCIPAL    OF GROUP IV   PRINCIPAL    CREDIT      LOAN-TO-
DOCUMENTATION TYPE                 LOANS       BALANCE        LOANS       BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   -----------

Full Documentation............       31      $15,171,324      35.12%      $489,398      697        78.95%
Reduced Documentation.........       50       28,031,551      64.88        560,631      715        72.85
                                    ---      -----------     ------       --------      ---        -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369      709        74.99%
                                    ===      ===========     ======

No more than 62.2% of such reduced loan documentation Group IV Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      OCCUPANCY TYPES OF THE GROUP IV LOANS

                                                                                      WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE     AVERAGE
                                  GROUP IV    PRINCIPAL    OF GROUP IV    PRINCIPAL    CREDIT     LOAN-TO-
OCCUPANCY                          LOANS       BALANCE        LOANS        BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ----------   --------   -----------

Primary Residence.............       66      $34,982,232      80.97%     $  530,034      701        75.12%
Second/Vacation...............        1        1,207,500       2.79       1,207,500      802        70.00
Non-Owner Occupied............       14        7,013,143      16.23         500,939      731        75.25
                                    ---      -----------     ------      ----------      ---        -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%     $  533,369      709        74.99%
                                    ===      ===========     ======

                 MORTGAGED PROPERTY TYPES OF THE GROUP IV LOANS

                                                                                     WEIGHTED     WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP IV    PRINCIPAL    OF GROUP IV   PRINCIPAL    CREDIT     LOAN-TO-
PROPERTY TYPE                      LOANS       BALANCE        LOANS       BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   -----------

Single-family detached........       53      $28,639,282      66.29%      $540,364      711        74.57%
Planned Unit Developments
   (detached).................       13        7,365,740      17.05        566,595      698        75.26
Condo Low-Rise (less than 5
   stories)...................        9        3,613,378       8.36        401,486      720        77.36
Planned Unit Developments
   (attached).................        4        1,988,576       4.60        497,144      717        80.00
Two-to-four family units......        2        1,595,900       3.69        797,950      684        69.74
                                    ---      -----------     ------       --------      ---        -----
Total, Average or Weighted
   Average....................       81      $43,202,875     100.00%      $533,369      709        74.99%
                                    ===      ===========     ======       ========      ===        =====

                                      I-32

                       NOTE MARGINS OF THE GROUP IV LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP IV    PRINCIPAL       GROUP IV     PRINCIPAL      AVERAGE       LOAN-TO-
NOTE MARGINS (%)                   LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

1.875.........................        1      $   440,576        1.02%       $440,576        735          80.00%
2.250.........................       27       14,413,235       33.36         533,824        704          76.91
2.350.........................        1          624,390        1.45         624,390        654          75.00
2.500.........................        1          424,000        0.98         424,000        731          80.00
2.750.........................        6        3,181,557        7.36         530,260        705          64.84
3.250.........................       40       21,794,618       50.45         544,865        715          74.26
3.500.........................        5        2,324,500        5.38         464,900        693          82.03
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%       $533,369        709          74.99%
                                    ===      ===========      ======

As of the cut-off date, the weighted average note margin of the Group IV Loans will be approximately 2.8586% per annum.

                  MAXIMUM MORTGAGE RATES OF THE GROUP IV LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP IV    PRINCIPAL       GROUP IV     PRINCIPAL      AVERAGE       LOAN-TO-
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

10.000 - 10.999...............       20      $11,634,957       26.93%       $581,748        721          71.99%
11.000 - 11.999...............       39       20,009,318       46.31         513,059        711          76.94
12.000 - 12.999...............       21       11,268,601       26.08         536,600        690          75.03
13.000 - 13.999...............        1          290,000        0.67         290,000        763          60.00
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%       $533,369        709          74.99%
                                    ===      ===========      ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group
IV Loans will be approximately 11.4890% per annum.

                  MINIMUM MORTGAGE RATES OF THE GROUP IV LOANS

                                                                                                         WEIGHTED
                                NUMBER OF                  PERCENTAGE OF     AVERAGE      WEIGHTED       AVERAGE
                                GROUP IV      PRINCIPAL       GROUP IV      PRINCIPAL      AVERAGE       LOAN-TO-
MINIMUM MORTGAGE RATES (%)        LOANS        BALANCE         LOANS         BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ----------   ------------   -----------

1.000 - 1.999.................        1      $   440,576        1.02%      $  440,576        735          80.00%
2.000 - 2.999.................       34       17,643,182       40.84          518,917        706          75.19
3.000 - 3.999.................       45       24,119,118       55.83          535,980        713          75.01
6.000 - 6.999.................        1        1,000,000        2.31        1,000,000        645          69.00
                                    ---      -----------      ------       ----------        ---          -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%      $  533,369        709          74.99%
                                    ===      ===========      ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group
IV Loans will be approximately 2.9512% per annum.

                                      I-33

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP IV LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
NEXT INTEREST RATE                GROUP IV    PRINCIPAL       GROUP IV     PRINCIPAL      AVERAGE       LOAN-TO-
ADJUSTMENT DATE                    LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

April 2010....................        1      $   465,000        1.08%       $465,000        654          78.00%
May 2010......................        1          548,400        1.27         548,400        778          65.00
June 2010.....................        3        1,388,867        3.21         462,956        739          77.26
July 2010.....................        1          538,150        1.25         538,150        666          80.00
August 2010...................        2          888,576        2.06         444,288        726          80.00
September 2010................        6        2,935,090        6.79         489,182        707          68.25
October 2010..................       24       11,958,402       27.68         498,267        705          76.70
November 2010.................       43       24,480,390       56.66         569,311        709          74.72
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%       $533,369        709          74.99%
                                    ===      ===========      ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group IV Loans will be approximately 59 months.

                          INDICES OF THE GROUP IV LOANS

                                                                                                        WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                  GROUP IV    PRINCIPAL       GROUP IV     PRINCIPAL      AVERAGE       LOAN-TO-
INDEX                              LOANS       BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   ------------   -----------

1 YR LIBOR....................       55      $29,242,918       67.69%       $531,689        708          74.60%
6 MO LIBOR....................       26       13,959,957       32.31         536,921        710          75.82
                                    ---      -----------      ------        --------        ---          -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%       $533,369        709          74.99%
                                    ===      ===========      ======

                REMAINING TERM TO MATURITY OF THE GROUP IV LOANS

                                                                                       WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE     AVERAGE
                                  GROUP IV    PRINCIPAL       GROUP IV     PRINCIPAL    CREDIT      LOAN-TO-
REMAINING TERM (MONTHS)            LOANS       BALANCE         LOANS        BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   -----------

353...........................        1      $   465,000        1.08%       $465,000      654        78.00%
354...........................        1          548,400        1.27         548,400      778        65.00
355...........................        3        1,388,867        3.21         462,956      739        77.26
356...........................        1          538,150        1.25         538,150      666        80.00
357...........................        2          888,576        2.06         444,288      726        80.00
358...........................        6        2,935,090        6.79         489,182      707        68.25
359...........................       24       11,958,402       27.68         498,267      705        76.70
360...........................       43       24,480,390       56.66         569,311      709        74.72
                                    ---      -----------      ------        --------      ---        -----
Total, Average or
   Weighted Average...........       81      $43,202,875      100.00%       $533,369      709        74.99%
                                    ===      ===========      ======

                                      I-34

                  FIRST INTEREST RATE CAP OF THE GROUP IV LOANS

                                                                                           WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE     AVERAGE      WEIGHTED
                                  GROUP IV                       OF GROUP IV   PRINCIPAL    CREDIT     AVERAGE LOAN-
FIRST INTEREST RATE CAP (%)        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE      SCORE    TO-VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   --------   --------------

2.000.........................        6         $ 3,073,744          7.11%      $512,291      666         72.60%
5.000.........................       55          30,002,524         69.45        545,500      714         74.97
6.000.........................       20          10,126,607         23.44        506,330      706         75.79
                                    ---         -----------        ------       --------      ---         -----
Total, Average or Weighted
   Average....................       81         $43,202,875        100.00%      $533,369      709         74.99%
                                    ===         ===========        ======

                    PERIODIC RATE CAPS OF THE GROUP IV LOANS

                                                                                           WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE     AVERAGE      WEIGHTED
                                  GROUP IV                       OF GROUP IV   PRINCIPAL    CREDIT     AVERAGE LOAN-
PERIODIC RATE CAP (%)               LOANS    PRINCIPAL BALANCE      LOANS       BALANCE      SCORE    TO-VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   --------   --------------

1.000.........................       11         $ 5,998,907         13.89%      $545,355      729         71.17%
2.000.........................       70          37,203,968         86.11        531,485      705         75.61
                                    ---         -----------        ------       --------      ---         -----
Total, Average or Weighted
   Average....................       81         $43,202,875        100.00%      $533,369      709         74.99%
                                    ===         ===========        ======

                     AMORTIZATION TYPE OF THE GROUP IV LOANS

                                                                                           WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE     AVERAGE      WEIGHTED
                                  GROUP IV                       OF GROUP IV   PRINCIPAL    CREDIT     AVERAGE LOAN-
AMORTIZATION TYPE                   LOANS    PRINCIPAL BALANCE      LOANS       BALANCE      SCORE    TO-VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   --------   --------------

Fully Amortizing..............        9         $ 4,497,233         10.41%      $499,693      699         65.63%
Initial Interest Only
   Period-5 Years.............       13           7,003,635         16.21        538,741      688         74.25
Initial Interest Only
   Period-10 Years............       59          31,702,007         73.38        537,322      715         76.49
                                    ---         -----------        ------       --------      ---         -----
Total, Average or Weighted
   Average....................       81         $43,202,875        100.00%      $533,369      709         74.99%
                                    ===         ===========        ======

                                      I-35

                 CREDIT SCORE DISTRIBUTION OF THE GROUP V LOANS

                                 NUMBER OF                       PERCENTAGE    AVERAGE    WEIGHTED AVERAGE
                                  GROUP V                        OF GROUP V   PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS     PRINCIPAL BALANCE      LOANS      BALANCE          RATIO
------------------------------   ---------   -----------------   ----------   ---------   ----------------

620 - 639.....................       10         $ 3,056,345          6.77%     $305,634        79.57%
640 - 659.....................       10           3,518,699          7.80       351,870        70.61
660 - 679.....................       16           4,136,932          9.17       258,558        73.11
680 - 699.....................       15           3,993,990          8.85       266,266        66.32
700 - 719.....................       23           6,394,938         14.17       278,041        77.92
720 - 739.....................       23           7,335,535         16.25       318,936        75.73
740 - 759.....................       37           9,565,418         21.20       258,525        70.60
760 - 779.....................       16           4,242,699          9.40       265,169        79.66
780 - 799.....................        9           2,445,530          5.42       271,726        79.69
800 or greater................        3             437,882          0.97       145,961        70.51
                                    ---         -----------        ------      --------        -----
Total Average or Weighted
   Average....................      162         $45,127,967        100.00%     $278,568        74.27%
                                    ===         ===========        ======

As of the cut-off date, the weighted average credit score of the Group V Loans will be approximately 716.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP V LOANS

                                                                                           WEIGHTED
                                 NUMBER OF                       PERCENTAGE     AVERAGE     AVERAGE  WEIGHTED AVERAGE
ORIGINAL MORTGAGE LOAN            GROUP V                        OF GROUP V    PRINCIPAL    CREDIT     LOAN-TO-VALUE
BALANCE ($)                        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE      SCORE         RATIO
------------------------------   ---------   -----------------   ----------   ----------   --------  ----------------

100,000 or less...............       12         $ 1,007,144          2.23%    $   83,929      717         76.01%
100,001 to 200,000............       53           8,012,656         17.76        151,182      742         78.77
200,001 to 300,000............       47          11,465,289         25.41        243,942      705         75.98
300,001 to 400,000............       15           5,072,198         11.24        338,147      705         78.02
400,001 to 500,000............       21           9,327,480         20.67        444,166      694         75.14
500,001 to 600,000............        6           3,372,750          7.47        562,125      736         74.72
600,001 to 700,000............        1             650,000          1.44        650,000      723         76.00
700,001 to 800,000............        2           1,473,950          3.27        736,975      730         77.49
800,001 to 900,000............        3           2,461,500          5.45        820,500      761         73.32
900,001 to 1,000,000..........        1           1,000,000          2.22      1,000,000      750         25.00
1,200,001 to 1,300,000........        1           1,285,000          2.85      1,285,000      680         43.00
                                    ---         -----------        ------     ----------      ---         -----
Total, Average or Weighted
   Average....................      162         $45,127,967        100.00%    $  278,568      716         74.27%
                                    ===         ===========        ======

                                      I-36

                     NET MORTGAGE RATES OF THE GROUP V LOANS

                                                                                          WEIGHTED
                                 NUMBER OF                       PERCENTAGE    AVERAGE     AVERAGE   WEIGHTED AVERAGE
                                  GROUP V                        OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS     PRINCIPAL BALANCE      LOANS      BALANCE      SCORE          RATIO
------------------------------   ---------   -----------------   ----------   ---------   --------   ----------------

5.000 - 5.499.................       14         $ 3,561,507          7.89%     $254,393      717          73.39%
5.500 - 5.999.................       64          19,376,022         42.94       302,750      721          72.20
6.000 - 6.499.................       62          17,042,862         37.77       274,885      717          74.86
6.500 - 6.999.................       18           4,271,266          9.46       237,293      693          80.66
7.000 - 7.499.................        4             876,310          1.94       219,078      707          81.21
                                    ---         -----------        ------      --------      ---          -----
Total, Average or Weighted
   Average....................      162         $45,127,967        100.00%     $278,568      716          74.27%
                                    ===         ===========        ======

As of the cut-off date, the weighted average Net Mortgage Rate of the Group V
Loans will be approximately 6.0252% per annum.

                       MORTGAGE RATES OF THE GROUP V LOANS

                                                                                          WEIGHTED
                                 NUMBER OF                       PERCENTAGE    AVERAGE     AVERAGE   WEIGHTED AVERAGE
                                  GROUP V                        OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS     PRINCIPAL BALANCE      LOANS      BALANCE      SCORE          RATIO
------------------------------   ---------   -----------------   ----------   ---------   --------   ----------------

5.500 - 5.999.................       27         $ 7,902,106         17.51%     $292,671      721          67.97%
6.000 - 6.499.................       64          19,013,493         42.13       297,086      717          73.07
6.500 - 6.999.................       63          16,178,152         35.85       256,796      713          77.74
7.000 - 7.499.................        5           1,597,907          3.54       319,581      719          82.52
7.500 - 7.999.................        3             436,310          0.97       145,437      688          82.42
                                    ---         -----------        ------      --------      ---          -----
Total, Average or Weighted
   Average....................      162         $45,127,967        100.00%     $278,568      716          74.27%
                                    ===         ===========        ======

As of the cut-off date, the weighted average mortgage rate of the Group V Loans will be approximately 6.3252% per annum.

                                      I-37

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP V LOANS

                                                           PERCENTAGE
                                 NUMBER OF                     OF        AVERAGE      WEIGHTED
ORIGINAL LOAN-TO-VALUE            GROUP V     PRINCIPAL      GROUP V    PRINCIPAL     AVERAGE
RATIO (%)                          LOANS       BALANCE        LOANS      BALANCE    CREDIT SCORE
------------------------------   ---------   -----------   ----------   ---------   ------------

00.01 - 50.00.................        7      $ 3,176,705       7.04%     $453,815       716
50.01 - 55.00.................        3        1,111,450       2.46       370,483       655
55.01 - 60.00.................        2          737,000       1.63       368,500       724
60.01 - 65.00.................        6        1,865,880       4.13       310,980       720
65.01 - 70.00.................       11        3,512,700       7.78       319,336       699
70.01 - 75.00.................       15        5,246,369      11.63       349,758       741
75.01 - 80.00.................      105       27,354,627      60.62       260,520       713
80.01 - 85.00.................        1           66,910       0.15        66,910       726
85.01 - 90.00.................        9        1,647,653       3.65       183,073       758
90.01 - 95.00.................        3          408,673       0.91       136,224       726
                                    ---      -----------     ------      --------       ---
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568       716
                                    ===      ===========     ======

The weighted average loan-to-value ratio at origination of the Group V Loans will be approximately 74.27%.

                                      I-38

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP V LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP V     PRINCIPAL      GROUP V    PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                              LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Alabama.......................        2      $   602,500       1.34%     $301,250      723         82.39%
Arizona.......................        8        2,858,250       6.33       357,281      724         76.84
California....................       32       12,997,341      28.80       406,167      704         74.79
Colorado......................        7        1,296,101       2.87       185,157      751         74.11
Connecticut...................        3          465,920       1.03       155,307      745         80.00
District of Columbia..........        3          476,185       1.06       158,728      748         85.76
Florida.......................       20        5,716,472      12.67       285,824      730         69.19
Georgia.......................        4        1,050,800       2.33       262,700      670         82.14
Idaho.........................        1          119,200       0.26       119,200      722         80.00
Illinois......................        5        1,229,000       2.72       245,800      662         72.39
Indiana.......................        1           75,905       0.17        75,905      718         95.00
Massachusetts.................        1          240,000       0.53       240,000      706         80.00
Maryland......................        3        1,269,199       2.81       423,066      679         70.35
Michigan......................       10        2,211,898       4.90       221,190      740         54.54
Minnesota.....................        1          575,000       1.27       575,000      731         73.00
Missouri......................        7        1,218,300       2.70       174,043      719         79.14
Montana.......................        1          278,100       0.62       278,100      770         90.00
North Carolina................        2          294,528       0.65       147,264      748         80.00
New Jersey....................       12        3,723,005       8.25       310,250      724         78.65
Nevada........................        4        1,092,100       2.42       273,025      712         75.91
New York......................        2          391,720       0.87       195,860      701         80.00
Ohio..........................        3          532,208       1.18       177,403      769         79.84
Pennsylvania..................        1          136,000       0.30       136,000      811         80.00
Rhode Island..................        1          300,000       0.66       300,000      671         75.00
Texas.........................        4          386,022       0.86        96,506      732         80.17
Utah..........................        4          882,270       1.96       220,568      737         75.19
Virginia......................        4          881,800       1.95       220,450      682         79.60
Washington....................       16        3,828,142       8.48       239,259      721         73.73
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716         74.27%
                                    ===      ===========     ======

No more than 2.9% of all of the Group V Loans will be secured by mortgaged properties located in any one zip code area in Florida and no more than 2.3% of the Group V Loans will be secured by mortgaged properties located in any one zip code area outside Florida.

                                      I-39

                   MORTGAGE LOAN PURPOSE OF THE GROUP V LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP V     PRINCIPAL      GROUP V    PRINCIPAL    CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Purchase......................      100      $25,369,118      56.22%     $253,691      724         79.79%
Rate/Term Refinance...........        8        1,506,882       3.34       188,360      716         70.44
Equity Refinance..............       54       18,251,967      40.44       337,999      706         66.92
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716         74.27%
                                    ===      ===========     ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP V LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP V     PRINCIPAL      GROUP V    PRINCIPAL    CREDIT    LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Full Documentation............       55      $11,827,931      26.21%     $215,053      713         77.34%
Reduced Documentation.........      107       33,300,036      73.79       311,215      717         73.19
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716         74.27%
                                    ===      ===========     ======

No more than 28.6% of such reduced loan documentation Group V Loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      OCCUPANCY TYPES OF THE GROUP V LOANS

                                                           PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                     OF        AVERAGE     AVERAGE      AVERAGE
                                  GROUP V     PRINCIPAL      GROUP V    PRINCIPAL    CREDIT    LOAN-TO-VALUE
OCCUPANCY                          LOANS       BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -------------

Primary Residence.............      112      $34,337,987      76.09%     $306,589      706         73.92%
Second/Vacation...............        6        1,320,621       2.93       220,103      738         76.10
Non-Owner Occupied............       44        9,469,360      20.98       215,213      748         75.30
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716         74.27%
                                    ===      ===========     ======

                                      I-40

                  MORTGAGED PROPERTY TYPES OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
PROPERTY TYPE                      LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

Single-family detached........       97      $25,804,754      57.18%     $266,028      710        74.56%
Planned Unit Developments
   (detached).................       26        8,975,586      19.89       345,215      709        71.55
Condo Low-Rise (less than 5
   stories)...................       20        5,532,418      12.26       276,621      741        76.51
Two-to-four family units......       12        3,310,619       7.34       275,885      728        72.36
Planned Unit Developments
  (attached)..................        4        1,007,022       2.23       251,755      751        79.64
Townhouse.....................        2          293,568       0.65       146,784      731        89.34
Condo High Rise (9 stories
   or more)...................        1          204,000       0.45       204,000      768        80.00
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716        74.27%
                                    ===      ===========     ======

                                      I-41

                        NOTE MARGINS OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
NOTE MARGINS (%)                   LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

1.875.........................        1      $   195,800       0.43%     $195,800      794         80.00%
2.250.........................       25        5,813,235      12.88       232,529      695         76.84
2.750.........................       14        3,664,460       8.12       261,747      690         79.15
3.250.........................      121       34,804,472      77.12       287,640      722         73.27
3.500.........................        1          650,000       1.44       650,000      723         76.00
                                    ---      -----------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716         74.27%
                                    ===      ===========     ======

As of the cut-off date, the weighted average note margin of the Group V Loans will be approximately 3.0782% per annum.

                   MAXIMUM MORTGAGE RATES OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

10.000 - 10.999...............       12      $ 3,665,716       8.12%    $305,476       710        79.69%
11.000 - 11.999...............       31        9,201,395      20.39      296,819       706        62.30
12.000 - 12.999...............      111       30,226,640      66.98      272,312       720        76.71
13.000 - 13.999...............        8        2,034,217       4.51      254,277       712        82.50
                                    ---      -----------     ------     --------       ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%    $278,568       716        74.27%
                                    ===      ===========     ======

As of the cut-off date, the weighted average maximum mortgage rate of the Group
V Loans will be approximately 12.1340% per annum.

                   MINIMUM MORTGAGE RATES OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
MINIMUM MORTGAGE RATES (%)         LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

1.000 - 1.999.................        1      $   195,800       0.43%     $195,800      794        80.00%
2.000 - 2.999.................       39        9,477,695      21.00       243,018      693        77.74
3.000 - 3.999.................      122       35,454,472      78.56       290,610      722        73.32
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716        74.27%
                                    ===      ===========     ======

As of the cut-off date, the weighted average minimum mortgage rate of the Group
V Loans will be approximately 3.0782% per annum.

                                      I-42

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
NEXT INTEREST RATE ADJUSTMENT     GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
DATE                               LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

January 2012..................        1      $   156,450       0.35%     $156,450      699        52.00%
April 2012....................        1          344,000       0.76       344,000      627        80.00
May 2012......................        2          634,680       1.41       317,340      684        70.58
June 2012.....................       11        3,005,428       6.66       273,221      693        80.91
July 2012.....................        2          386,479       0.86       193,240      761        80.00
August 2012...................        4          847,542       1.88       211,886      762        80.00
September 2012................        6        2,030,713       4.50       338,452      724        78.72
October 2012..................       31        7,425,186      16.45       239,522      704        68.46
November 2012.................      104       30,297,488      67.14       291,322      721        74.64
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716        74.27%
                                    ===      ===========     ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group V Loans will be approximately 83 months.

                          INDICES OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
INDEX                              LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

1 YR LIBOR....................      148      $39,421,107      87.35%     $266,359      721        75.03%
6 MO LIBOR....................       14        5,706,861      12.65       407,633      683        69.07
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716        74.27%
                                    ===      ===========     ======

                 REMAINING TERM TO MATURITY OF THE GROUP V LOANS

                                                                                    WEIGHTED     WEIGHTED
                                 NUMBER OF                 PERCENTAGE    AVERAGE     AVERAGE     AVERAGE
                                  GROUP V     PRINCIPAL    OF GROUP V   PRINCIPAL    CREDIT      LOAN-TO-
REMAINING TERM (MONTHS)            LOANS       BALANCE        LOANS      BALANCE      SCORE    VALUE RATIO
------------------------------   ---------   -----------   ----------   ---------   --------   -----------

350...........................        1      $   156,450       0.35%     $156,450      699        52.00%
353...........................        1          344,000       0.76       344,000      627        80.00
354...........................        2          634,680       1.41       317,340      684        70.58
355...........................       11        3,005,428       6.66       273,221      693        80.91
356...........................        2          386,479       0.86       193,240      761        80.00
357...........................        4          847,542       1.88       211,886      762        80.00
358...........................        6        2,030,713       4.50       338,452      724        78.72
359...........................       31        7,425,186      16.45       239,522      704        68.46
360...........................      104       30,297,488      67.14       291,322      721        74.64
                                    ---      -----------     ------      --------      ---        -----
Total, Average or Weighted
   Average....................      162      $45,127,967     100.00%     $278,568      716        74.27%
                                    ===      ===========     ======

                                      I-43

                  FIRST INTEREST RATE CAP OF THE GROUP V LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                                  AVERAGE     AVERAGE   WEIGHTED AVERAGE
                                  GROUP V     PRINCIPAL    PERCENTAGE OF   PRINCIPAL    CREDIT      LOAN-TO-VALUE
FIRST INTEREST RATE CAP (%)        LOANS       BALANCE     GROUP V LOANS    BALANCE      SCORE          RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   ----------------

5.000.........................       28      $ 8,630,722       19.12%       $308,240      695           71.89%
6.000.........................      134       36,497,245       80.88         272,368      721           74.84
                                    ---      -----------      ------        --------      ---           -----
Total, Average or
   Weighted Average...........      162      $45,127,967      100.00%       $278,568      716           74.27%
                                    ===      ===========      ======

                     PERIODIC RATE CAPS OF THE GROUP V LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                                  AVERAGE     AVERAGE   WEIGHTED AVERAGE
                                  GROUP V     PRINCIPAL    PERCENTAGE OF   PRINCIPAL    CREDIT      LOAN-TO-VALUE
PERIODIC RATE CAP (%)              LOANS       BALANCE     GROUP V LOANS    BALANCE      SCORE          RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   ----------------

1.000.........................       13      $ 5,056,861       11.21%       $388,989      678           68.18%
2.000.........................      149       40,071,107       88.79         268,934      721           75.04
                                    ---      -----------      ------        --------      ---           -----
Total, Average or
   Weighted Average...........      162      $45,127,967      100.00%       $278,568      716           74.27%
                                    ===      ===========      ======

                     AMORTIZATION TYPE OF THE GROUP V LOANS

                                                                                       WEIGHTED
                                 NUMBER OF                                  AVERAGE     AVERAGE   WEIGHTED AVERAGE
                                  GROUP V     PRINCIPAL    PERCENTAGE OF   PRINCIPAL    CREDIT      LOAN-TO-VALUE
AMORTIZATION TYPE                  LOANS       BALANCE     GROUP V LOANS    BALANCE      SCORE          RATIO
------------------------------   ---------   -----------   -------------   ---------   --------   ----------------

Fully Amortizing..............       33      $ 5,718,496       12.67%       $173,288      719           76.26%
Initial Interest Only
   Period-7 Years.............       17        5,781,591       12.81         340,094      733           74.06
Initial Interest Only
   Period-10 Years............      112       33,627,880       74.52         300,249      713           73.97
                                    ---      -----------      ------        --------      ---           -----
Total, Average or
   Weighted Average...........      162      $45,127,967      100.00%       $278,568      716           74.27%
                                    ===      ===========      ======

                                      I-44

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                 NUMBER OF                  PERCENTAGE OF    AVERAGE    WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS        BALANCE         LOANS        BALANCE          RATIO
------------------------------   ---------   ------------   -------------   ---------   ----------------

620 - 639.....................        38     $ 10,154,719        3.56%       $267,229         76.38%
640 - 659.....................        50       15,784,375        5.53         315,688         75.64
660 - 679.....................       101       27,226,999        9.55         269,574         75.07
680 - 699.....................       192       49,393,262       17.32         257,257         76.52
700 - 719.....................       166       45,934,148       16.10         276,712         77.49
720 - 739.....................       169       46,856,593       16.43         277,258         77.36
740 - 759.....................       143       38,627,567       13.54         270,123         75.40
760 - 779.....................       115       30,590,800       10.72         266,007         74.82
780 - 799.....................        65       15,596,157        5.47         239,941         77.95
800 or greater................        19        5,068,105        1.78         266,742         72.90
                                   -----     ------------      ------        --------         -----
Total Average or
   Weighted Average...........     1,058     $285,232,724      100.00%       $269,596         76.30%
                                   =====     ============      ======

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 717.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                         WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF     AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN            MORTGAGE     PRINCIPAL       MORTGAGE      PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                        LOANS        BALANCE         LOANS         BALANCE      SCORE        RATIO
------------------------------   ---------   ------------   -------------   ----------   --------   -------------

100,000 or less...............        67     $  5,390,352         1.89%     $   80,453      721         75.69%
100,001 to 200,000............       385       58,656,738        20.56         152,355      721         77.36
200,001 to 300,000............       281       69,109,405        24.23         245,941      714         76.93
300,001 to 400,000............       143       49,400,886        17.32         345,461      721         78.25
400,001 to 500,000............       100       44,426,402        15.58         444,264      712         77.72
500,001 to 600,000............        36       19,634,380         6.88         545,399      721         75.95
600,001 to 700,000............        15        9,690,225         3.40         646,015      700         74.16
700,001 to 800,000............         9        6,769,450         2.37         752,161      723         72.16
800,001 to 900,000............         7        5,884,100         2.06         840,586      733         74.06
900,001 to 1,000,000..........        10        9,844,647         3.45         984,465      712         63.83
1,200,001 to 1,300,000........         4        4,926,139         1.73       1,231,535      731         64.21
1,400,001 to 1,500,000........         1        1,500,000         0.53       1,500,000      700         69.00
                                   -----     ------------       ------      ----------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724       100.00%     $  269,596      717         76.30%
                                   =====     ============       ======

                                      I-45

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                        WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS        BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   --------   -------------

3.500 - 3.999.................         1     $    222,807         0.08%      $222,807      691         50.00%
4.000 - 4.499.................         9        2,310,644         0.81        256,738      715         73.54
4.500 - 4.999.................        31        8,676,863         3.04        279,899      718         72.95
5.000 - 5.499.................       163       44,742,739        15.69        274,495      722         75.83
5.500 - 5.999.................       451      125,537,772        44.01        278,354      719         75.73
6.000 - 6.499.................       298       80,071,019        28.07        268,695      714         76.94
6.500 - 6.999.................        75       18,898,645         6.63        251,982      708         78.64
7.000 - 7.499.................        30        4,772,234         1.67        159,074      709         84.43
                                   -----     ------------       ------       --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724       100.00%      $269,596      717         76.30%
                                   =====     ============       ======

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 5.8647% per annum.

                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                        WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS        BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   --------   -------------

4.000 - 4.499.................         1     $    222,807         0.08%      $222,807      691         50.00%
4.500 - 4.999.................         9        2,310,644         0.81        256,738      715         73.54
5.000 - 5.499.................        45       12,617,232         4.42        280,383      718         74.54
5.500 - 5.999.................       285       79,540,168        27.89        279,088      723         75.21
6.000 - 6.499.................       416      114,337,675        40.09        274,850      717         76.05
6.500 - 6.999.................       238       63,735,963        22.35        267,798      711         77.67
7.000 - 7.499.................        53       11,030,463         3.87        208,122      706         81.21
7.500 - 7.999.................        11        1,437,772         0.50        130,707      709         82.26
                                   -----     ------------       ------       --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724       100.00%      $269,596      717         76.30%
                                   =====     ============       ======

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 6.1690% per annum.

                                      I-46

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
ORIGINAL LOAN-TO-VALUE              NUMBER OF       PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL      AVERAGE
RATIO (%)                        MORTGAGE LOANS      BALANCE     MORTGAGE LOANS         BALANCE       CREDIT SCORE
------------------------------   --------------   ------------   --------------   -----------------   ------------

00.01 - 50.00.................           37       $  9,579,654         3.36%           $258,910            730
50.01 - 55.00.................           11          2,628,749         0.92             238,977            682
55.01 - 60.00.................           23          7,242,908         2.54             314,909            726
60.01 - 65.00.................           34         12,444,582         4.36             366,017            727
65.01 - 70.00.................           63         22,800,926         7.99             361,919            708
70.01 - 75.00.................           86         25,363,268         8.89             294,922            710
75.01 - 80.00.................          717        187,956,918        65.90             262,144            716
80.01 - 85.00.................            6          1,402,345         0.49             233,724            688
85.01 - 90.00.................           58         10,708,891         3.75             184,636            735
90.01 - 95.00.................           23          5,104,482         1.79             221,934            745
                                      -----       ------------       ------            --------            ---
Total, Average or
   Weighted Average...........        1,058       $285,232,724       100.00%           $269,596            717
                                      =====       ============       ======

The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 76.30%.

                                      I-47

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                                                           WEIGHTED
                                 NUMBER OF                                    AVERAGE      WEIGHTED        AVERAGE
                                  MORTGAGE     PRINCIPAL     PERCENTAGE OF   PRINCIPAL      AVERAGE     LOAN-TO-VALUE
STATE                              LOANS        BALANCE     MORTGAGE LOANS    BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   ------------   --------------   ---------   ------------   -------------

Alaska........................         6     $  1,433,860         0.50%       $238,977        721           80.00%
Alabama.......................         8        1,647,418         0.58         205,927        718           81.72
Arkansas......................         2          313,200         0.11         156,600        673           80.00
Arizona.......................        70       18,823,025         6.60         268,900        709           77.70
California....................       212       84,205,895        29.52         397,198        714           75.35
Colorado......................        63       12,532,709         4.39         198,932        718           78.49
Connecticut...................         9        2,431,617         0.85         270,180        739           73.05
District of Columbia..........        10        3,507,798         1.23         350,780        744           78.48
Delaware......................         1          138,000         0.05         138,000        663           59.00
Florida.......................       115       25,444,445         8.92         221,256        720           75.35
Georgia.......................        21        3,918,651         1.37         186,602        712           79.00
Iowa..........................         4          495,589         0.17         123,897        724           80.00
Idaho.........................        11        1,745,372         0.61         158,670        740           78.68
Illinois......................        26        6,549,300         2.30         251,896        687           75.53
Indiana.......................         6        1,064,737         0.37         177,456        730           81.36
Kansas........................         3          441,250         0.15         147,083        727           85.18
Kentucky......................         5          666,360         0.23         133,272        711           77.19
Louisiana.....................         5          577,803         0.20         115,561        734           83.18
Massachusetts.................         6        1,532,707         0.54         255,451        704           74.91
Maryland......................        35       11,737,049         4.11         335,344        690           75.98
Michigan......................        40        8,411,138         2.95         210,278        732           72.29
Minnesota.....................        24        5,567,639         1.95         231,985        722           72.87
Missouri......................        13        2,428,300         0.85         186,792        722           76.40
Mississippi...................         2          222,119         0.08         111,060        736           80.00
Montana.......................         1          278,100         0.10         278,100        770           90.00
North Carolina................        11        1,817,778         0.64         165,253        724           82.17
Nebraska......................         2          328,750         0.12         164,375        700           86.25
New Hampshire.................         2          259,650         0.09         129,825        701           80.00
New Jersey....................        47       14,558,969         5.10         309,765        737           75.61
New Mexico....................         6        1,126,429         0.39         187,738        730           82.85
Nevada........................        25        7,252,475         2.54         290,099        720           78.93
New York......................        18        5,890,160         2.07         327,231        715           71.74
Ohio..........................        12        1,608,699         0.56         134,058        731           77.23
Oregon........................        16        3,296,764         1.16         206,048        713           75.78
Pennsylvania..................        10        2,055,761         0.72         205,576        724           79.64
Rhode Island..................         4        1,040,850         0.36         260,213        734           83.97
South Carolina................        15        4,342,083         1.52         289,472        747           68.74
South Dakota..................         1          182,070         0.06         182,070        694           80.00
Tennessee.....................         7        1,062,509         0.37         151,787        706           78.63
Texas.........................        14        1,935,865         0.68         138,276        720           81.32
Utah..........................        11        2,056,853         0.72         186,987        735           78.43
Virginia......................        64       20,471,762         7.18         319,871        714           78.59
Vermont.......................         1          259,715         0.09         259,715        747           80.00
Washington....................        87       18,143,028         6.36         208,541        723           76.84
Wisconsin.....................         3          520,632         0.18         173,544        726           80.00
West Virginia.................         3          806,400         0.28         268,800        679           80.00
Wyoming.......................         1          101,440         0.04         101,440        724           79.00
                                   -----     ------------       ------        --------        ---           -----
Total, Average or
   Weighted Average...........     1,058     $285,232,724       100.00%       $269,596        717           76.30%
                                   =====     ============       ======

No more than 0.8% of the of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Virginia and no more than 0.8% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                                      I-48

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE                       LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   -------------

Purchase......................       671     $173,245,055        60.74%      $258,189        725           78.83%
Rate/Term Refinance...........       112       26,622,397         9.33        237,700        701           75.33
Equity Refinance..............       275       85,365,271        29.93        310,419        707           71.47
                                   -----     ------------       ------       --------        ---           -----
Total, Average or
   Weighted Average...........     1,058     $285,232,724       100.00%      $269,596        717           76.30%
                                   =====     ============       ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   -------------

Full Documentation............       410     $ 98,789,874        34.63%      $240,951        713           79.30%
Reduced Documentation.........       648      186,442,849        65.37        287,720        719           74.71
                                   -----     ------------       ------       --------        ---           -----
Total, Average or
   Weighted Average...........     1,058     $285,232,724       100.00%      $269,596        717           76.30%
                                   =====     ============       ======

No more than 32.2% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED        AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE     LOAN-TO-VALUE
OCCUPANCY                          LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE       RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   -------------

Primary Residence.............       836     $232,992,740        81.69%      $278,699        713           76.59%
Second/Vacation...............        22        7,023,777         2.46        319,263        743           78.13
Non-Owner Occupied............       200       45,216,206        15.85        226,081        736           74.53
                                   -----     ------------       ------       --------        ---           -----
Total, Average or
   Weighted Average...........     1,058     $285,232,724       100.00%      $269,596        717           76.30%
                                   =====     ============       ======

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                        WEIGHTED      WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE     AVERAGE      AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS        BALANCE         LOANS        BALANCE      SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   --------   -------------

Single-family detached........       615     $164,729,118        57.75%      $267,852      716         75.76%
Planned Unit Developments
   (detached).................       181       57,051,278        20.00        315,200      711         76.59
Condo Low-Rise (less than
   5 stories).................       140       32,456,898        11.38        231,835      725         77.71
Two-to-four family units......        56       15,005,794         5.26        267,961      729         75.06
Planned Unit Developments
   (attached).................        43       11,013,401         3.86        256,126      721         78.33
Condo High-Rise (9 stories
   or more)...................         7        1,861,508         0.65        265,930      717         81.23
Condo Mid-Rise (5 to 8
   stories)...................         8        1,793,360         0.63        224,170      755         80.40
Townhouse.....................         8        1,321,366         0.46        165,171      720         81.51
                                   -----     ------------       ------       --------      ---         -----
Total, Average or
   Weighted Average...........     1,058     $285,232,724       100.00%      $269,596      717         76.30%
                                   =====     ============       ======

                                      I-49

                       NOTE MARGINS OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE                       OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
NOTE MARGINS (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

1.875.........................         5        $  1,853,106         0.65%      $370,621        747          79.69%
2.250.........................       245          70,770,951        24.81        288,861        713          77.38
2.350.........................         2             807,390         0.28        403,695        670          75.00
2.450.........................         2             328,260         0.12        164,130        720          80.00
2.500.........................         2             624,000         0.22        312,000        711          72.95
2.750.........................        57          16,551,809         5.80        290,383        709          73.82
3.250.........................       673         171,821,351        60.24        255,307        719          76.29
3.500.........................        71          21,630,857         7.58        304,660        723          74.97
5.000.........................         1             845,000         0.30        845,000        747          65.00
                                   -----        ------------       ------       --------        ---          -----
Total, Average or Weighted
   Average....................     1,058        $285,232,724       100.00%      $269,596        717          76.30%
                                   =====        ============       ======

As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately 2.9830% per annum.

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                              WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE                          MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-
MAXIMUM MORTGAGE RATES (%)         LOANS     PRINCIPAL BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -------------   ---------   ------------   -----------

10.000 - 10.999...............       118        $ 33,955,493         11.90%       $287,758        722          74.81%
11.000 - 11.999...............       437         115,390,554         40.45         264,052        717          75.55
12.000 - 12.999...............       460         127,196,823         44.59         276,515        717          77.02
13.000 - 13.999...............        43           8,689,853          3.05         202,090        706          81.61
                                   -----        ------------        ------        --------        ---          -----
Total, Average or Weighted
   Average....................     1,058        $285,232,724        100.00%       $269,596        717          76.30%
                                   =====        ============        ======

As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans will be approximately 11.8528% per annum.

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE                       OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
MINIMUM MORTGAGE RATES (%)         LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

1.000 - 1.999.................         5        $  1,853,106         0.65%      $370,621        747          79.69%
2.000 - 2.999.................       306          87,977,510        30.84        287,508        713          76.77
3.000 - 3.999.................       742         192,834,933        67.61        259,885        719          76.14
5.000 - 5.999.................         3           1,493,094         0.52        497,698        734          70.08
6.000 - 6.999.................         2           1,074,080         0.38        537,040        654          69.76
                                   -----        ------------       ------       --------        ---          -----
Total, Average or Weighted
   Average....................     1,058        $285,232,724       100.00%      $269,596        717          76.30%
                                   =====        ============       ======

As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans will be approximately 3.0032% per annum.

                                      I-50

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                                                                                                             WEIGHTED
                                 NUMBER OF                        PERCENTAGE    AVERAGE       WEIGHTED       AVERAGE
NEXT INTEREST RATE                MORTGAGE                       OF MORTGAGE   PRINCIPAL       AVERAGE       LOAN-TO-
ADJUSTMENT DATE                    LOANS     PRINCIPAL BALANCE      LOANS       BALANCE     CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------    ------------   -----------

June 2007.....................         1        $    252,000         0.09%      $252,000         737          80.00%
September 2007................         1             297,626         0.10        297,626         792          70.00
December 2007.................         1             199,000         0.07        199,000         699          80.00
March 2008....................         2             423,661         0.15        211,831         707          80.00
April 2008....................        11           4,614,955         1.62        419,541         713          76.13
May 2008......................        11           2,780,212         0.97        252,747         714          75.19
June 2008.....................        12           4,491,974         1.57        374,331         718          74.97
July 2008.....................        18           5,443,736         1.91        302,430         747          71.91
August 2008...................        11           2,821,927         0.99        256,539         725          76.32
September 2008................        49          13,688,257         4.80        279,352         722          79.34
October 2008..................       141          38,525,149        13.51        273,228         726          77.80
November 2008.................       223          56,499,406        19.81        253,361         712          77.85
July 2009.....................         1             192,594         0.07        192,594         781          64.00
September 2009................         1             146,628         0.05        146,628         622          75.00
December 2009.................         1              54,750         0.02         54,750         626          75.00
March 2010....................         1             104,900         0.04        104,900         664          70.00
April 2010....................         3             815,090         0.29        271,697         705          76.71
May 2010......................         6           1,579,915         0.55        263,319         722          74.79
June 2010.....................        22           5,380,846         1.89        244,584         734          78.03
July 2010.....................         8           1,430,670         0.50        178,834         700          76.82
August 2010...................        12           2,909,006         1.02        242,417         731          75.57
September 2010................        31           8,684,112         3.04        280,133         715          68.46
October 2010..................       103          28,692,652        10.06        278,569         714          76.15
November 2010.................       226          60,075,689        21.06        265,822         713          76.42
January 2012..................         1             156,450         0.05        156,450         699          52.00
April 2012....................         1             344,000         0.12        344,000         627          80.00
May 2012......................         2             634,680         0.22        317,340         684          70.58
June 2012.....................        11           3,005,428         1.05        273,221         693          80.91
July 2012.....................         2             386,479         0.14        193,240         761          80.00
August 2012...................         4             847,542         0.30        211,886         762          80.00
September 2012................         6           2,030,713         0.71        338,452         724          78.72
October 2012..................        31           7,425,186         2.60        239,522         704          68.46
November 2012.................       104          30,297,488        10.62        291,322         721          74.64
                                   -----        ------------       ------       --------         ---          -----
Total, Average or Weighted
   Average....................     1,058        $285,232,724       100.00%      $269,596         717          76.30%
                                   =====        ============       ======

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the mortgage loans will be approximately 52 months.

                          INDICES OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                 NUMBER OF                       PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE                       OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
INDEX                              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   -----------------   -----------   ---------   ------------   -----------

1 YR LIBOR....................       793        $201,594,193        70.68%      $254,217        717          76.72%
6 MO LIBOR....................       264          83,487,770        29.27        316,242        718          75.29
One-Year Treasury.............         1             150,760         0.05        150,760        719          80.00
                                   -----        ------------       ------       --------        ---          -----
Total, Average or Weighted
   Average....................     1,058        $285,232,724       100.00%      $269,596        717          76.30%
                                   =====        ============       ======

                                      I-51

                REMAINING TERM TO MATURITY OF THE MORTGAGE LOANS

                                                            PERCENTAGE               WEIGHTED     WEIGHTED
                                 NUMBER OF                      OF        AVERAGE     AVERAGE      AVERAGE
                                  MORTGAGE    PRINCIPAL      MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
REMAINING TERM (MONTHS)            LOANS       BALANCE         LOANS      BALANCE     SCORE        RATIO
------------------------------   ---------   ------------   ----------   ---------   --------   -------------

343...........................         1     $    252,000       0.09%     $252,000      737         80.00%
344...........................         1          192,594       0.07       192,594      781         64.00
346...........................         2          444,254       0.16       222,127      736         71.65
349...........................         2          253,750       0.09       126,875      683         78.92
350...........................         1          156,450       0.05       156,450      699         52.00
352...........................         3          528,561       0.19       176,187      698         78.02
353...........................        15        5,774,045       2.02       384,936      707         76.44
354...........................        19        4,994,807       1.75       262,885      713         74.48
355...........................        45       12,878,249       4.51       286,183      719         77.64
356...........................        28        7,260,886       2.55       259,317      739         73.31
357...........................        27        6,578,475       2.31       243,647      732         76.46
358...........................        86       24,403,082       8.56       283,757      720         75.41
359...........................       275       74,642,987      26.17       271,429      719         76.23
360...........................       553      146,872,584      51.49       265,592      714         76.60
                                   -----     ------------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724     100.00%     $269,596      717         76.30%
                                   =====     ============     ======

                  FIRST INTEREST RATE CAP OF THE MORTGAGE LOANS

                                                            PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                      OF        AVERAGE     AVERAGE       AVERAGE
                                  MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
FIRST INTEREST RATE CAP (%)        LOANS        BALANCE        LOANS      BALANCE      SCORE         RATIO
------------------------------   ---------   ------------   ----------   ---------   --------   -------------

2.000.........................       378     $ 96,096,973      33.69%     $254,225      715         77.65%
3.000.........................        22        7,358,587       2.58       334,481      706         78.90
4.000.........................         1          800,000       0.28       800,000      758         80.00
5.000.........................       341       88,789,945      31.13       260,381      714         75.82
6.000.........................       316       92,187,219      32.32       291,732      723         75.12
                                   -----     ------------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724     100.00%     $269,596      717         76.30%
                                   =====     ============     ======

                    PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                            PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                      OF        AVERAGE     AVERAGE       AVERAGE
                                  MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
PERIODIC RATE CAP (%)              LOANS        BALANCE        LOANS      BALANCE      SCORE         RATIO
------------------------------   ---------   ------------   ----------   ---------   --------   -------------

1.000.........................       131     $ 42,714,892      14.98%     $326,068      713         74.35%
2.000.........................       926      242,193,832      84.91       261,548      718         76.64
6.000.........................         1          324,000       0.11       324,000      682         80.00
                                   -----     ------------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724     100.00%     $269,596      717         76.30%
                                   =====     ============     ======

                                      I-52

                     AMORTIZATION TYPE OF THE MORTGAGE LOANS

                                                            PERCENTAGE               WEIGHTED      WEIGHTED
                                 NUMBER OF                      OF        AVERAGE     AVERAGE      AVERAGE
                                  MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
AMORTIZATION TYPE                  LOANS        BALANCE        LOANS      BALANCE      SCORE        RATIO
------------------------------   ---------   ------------   ----------   ---------   --------   -------------

Fully Amortizing..............       246     $ 54,299,682      19.04%     $220,730      716         74.64%
Initial Interest Only
   Period-3 Years.............        46       12,660,696       4.44       275,233      716         76.87
Initial Interest Only
   Period-5 Years.............        51       15,249,118       5.35       299,002      700         75.42
Initial Interest Only
   Period-7 Years.............        17        5,781,591       2.03       340,094      733         74.06
Initial Interest Only
   Period-10 Years............       698      197,241,638      69.15       282,581      718         76.86
                                   -----     ------------     ------      --------      ---         -----
Total, Average or Weighted
   Average....................     1,058     $285,232,724     100.00%     $269,596      717         76.30%
                                   =====     ============     ======

                                      I-53

PROSPECTUS

MORTGAGE ASSET-BACKED AND MANUFACTURED HOUSING
CONTRACT PASS-THROUGH CERTIFICATES

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES          The certificates in a series will represent
                              interests in a trust and will be paid only from
                              the assets of that trust. Each series may include
                              multiple classes of certificates with differing
                              payment terms and priorities. Credit enhancement
                              will be provided for all offered certificates.

MORTGAGE COLLATERAL  Each trust will consist primarily of:

     o  mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties;

     o  mortgage securities and whole or partial participations in mortgage loans; or

     o  mortgage loans secured by additional collateral.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                 August  25, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                                                            PAGE
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                                       i

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS
SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD
RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and
"Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Accredit Loans,
Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                             ---------------------

                                  INTRODUCTION

     The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                   THE TRUSTS

GENERAL

     The mortgage loans, contracts and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and "--The Contracts" and in the
accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and the Spread, if any, as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

     o    mortgages;

     o    deeds of trust;

     o    manufactured housing conditional sales contracts and installment loan agreements;

     o    other similar security instruments creating a first lien on one- to four-family residential properties; or

     o    whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

     Unless the context indicates otherwise, as used in this prospectus, contracts includes:

     o    manufactured housing conditional sales contracts; and

     o    installment loan agreements.

     Unless the context indicates otherwise, mortgage collateral includes:

     o    mortgage loans; and

     o    contracts.

     Unless the context indicates otherwise, mortgage loans includes:

     o    Cooperative Loans;

     o    Additional Collateral Loans; and

     o    Pledged Asset Mortgage Loans.

     As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

     o    attached or detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    condominiums;

     o    units in condotels;

     o    townhouses;

     o    row houses;

     o    individual units in planned-unit developments;

     o    modular pre-cut/panelized housing;

     o    Cooperatives;

     o    manufactured homes; and

     o    the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

     o    mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

     o    assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the
          Custodial Account and in the related Certificate Account;

     o    property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged
          Assets;

     o    hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

     o    any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

     The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

     o    either directly or through its affiliates, including Residential
          Funding Corporation;

     o    sellers who are affiliates of the depositor including HomeComings
          Financial Network, Inc. and GMAC Mortgage Corporation; or

     o    savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban
          Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding
Corporation, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.
No more than five percent (5%) of the mortgage loans or contracts by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other mortgage loans or contracts available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

     The mortgage loans or contracts may also be delivered to the depositor in a
Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.
None of the depositor, Residential Funding Corporation, GMAC Mortgage Group,
Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

     If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including
Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency
Securities may have been guaranteed and/or issued by the Governmental National
Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan
Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage
Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     Any mortgage securities underlying any certificate:

     o    either:

          o    will have been previously registered under the Securities Act of
               1933, as amended, or

          o    will be eligible for sale under Rule 144(k) under the Securities
               Act of 1933, as amended; and

     o    will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

     The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form
8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

     If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

     The mortgage loans may include mortgage loans insured by the Federal
Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

     o    mortgage loans with fixed level monthly payments;

     o    GPM Loans;

     o    Buy-Down Mortgage Loans;

     o    adjustable-rate mortgage loans, or ARM loans;

     o    fixed-rate mortgage loans;

     o    simple interest mortgage loans;

     o    Homeownership Act Loans;

     o    Interest Only Loans

     o    Cooperative Loans;

     o    Convertible Mortgage Loans;

     o    Pledged Asset Mortgage Loans;

     o    Additional Collateral Loans;

     o    mortgage loans that have been modified;

     o    mortgage loans that provide for payment every other week during the term of the mortgage loan;

     o    mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

     o    mortgage loans that experience negative amortization; and

     o    Balloon Loans.

     The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus

supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

     Cooperative Loans

     Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a
Cooperative. As used in this prospectus, unless the context indicates otherwise, mortgage loans include Cooperative Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes;
and mortgages include security agreements with respect to Cooperative Notes.

     Interest Only Loans

     As specified in the prospectus supplement, a pool may include Interest Only
Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment.
Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

     Modified Mortgage Loans

     The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

     Balloon Loans

     As specified in the prospectus supplement, a pool may include Balloon
Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Prepayment Charges on the Mortgage Loans

     In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the

mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See
"Certain Legal Aspects of Mortgage Loans and ContractsDefault Interest and
Limitations on Prepayments."

     "Equity Refinance" and "Rate and Term Refinance" Mortgage Loans

     Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan.

     ARM Loans

     As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o    the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

     o    the weekly auction average investment yield of U.S. Treasury bills of various maturities;

     o    the daily bank prime loan rate as quoted by financial industry news sources;

     o    the cost of funds of member institutions of any of the regional
          Federal Home Loan Banks;

     o    the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

     o    the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An
ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

     Other ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

     Negatively Amortizing ARM Loans

     Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent

basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization
ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

     Convertible Mortgage Loans

     On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Corporation, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

     Buy-Down Mortgage Loans

     In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o    Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

     o    if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     o    additional buy-down funds to be contributed over time by the mortgagor's employer or another source.

     Simple Interest Mortgage Loans

     If specified in the accompanying prospectus supplement, a portion of the mortgage loans underlying a series of certificates may be simple interest mortgage loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated
mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.
Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of

the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

     Pledged Asset Mortgage Loans

     If specified in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related
Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

     If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

     Additional Collateral Loans

     If specified in the accompanying prospectus supplement, a mortgage pool will contain Additional Collateral Loans. The Additional Collateral Requirement
will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

     The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any
Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional
Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

     Unless otherwise specified in the related prospectus supplement, an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional
Collateral Requirement. For additional considerations concerning the Additional
Collateral Loans, see "Certain Legal Aspects of Mortgage Loans--The Mortgage
Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

THE MORTGAGED PROPERTIES

     The mortgaged properties may consist of detached individual dwellings,
Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular

                                       10

pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain
Legal Aspects of Mortgage Loans and Contracts."

     The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

     o    the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

     o    a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

     o    the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

     In the case of purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price.
In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

     In the case of certain mortgage loans, including purchase money, refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

     o    a representation by the related mortgage collateral seller, as described below, as to such value;

     o    a broker's price opinion, automated valuation, drive-by appraisal or other certification of value;

     o    an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

                                       11

     o    the sales price, if the mortgaged property was purchased within the previous twelve months; or

     o    with respect to a contract made in connection with the mortgagor's purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

     In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

     o    a statistical analysis;

     o    a broker's price opinion;

     o    an automated valuation, drive-by appraisal or other certification of value; or

     o    an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

     The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

     Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing.
Under the depositor's underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

UNDERWRITING POLICIES

     The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. If specified in the accompanying prospectus supplement, all or a portion of the mortgage loans constituting the mortgage pool for a series of certificates may have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under "--The Expanded Criteria Mortgage Program." Any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or
VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a mortgage pool may vary significantly among mortgage collateral sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of such mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

     The mortgage loans in any mortgage pool may be underwritten by Residential
Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a

                                       12

designated third party through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by
Residential Funding Corporation to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated
Underwriting," below.

     General Standards

     In most cases, under a traditional "full documentation" program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

     If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

     As described in the accompanying prospectus supplement, some mortgage loans may have been originated under "limited documentation," "stated documentation"
or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under "--Loan-to-Value Ratio."
Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be

                                       13

located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage
Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

     Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The level of review by Residential Funding Corporation, if any, will vary depending on several factors. Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by
Residential Funding Corporation for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding
Corporation may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties.
Those procedures may consist of drive-by appraisals, automated valuations or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential
Funding Corporation may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

     With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

     Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation or the designated seller a
Credit Score. Credit Scores are

                                       14

obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit
Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore,
Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down
Mortgage Loans and graduated payment mortgage loans will increase periodically.
If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     The Expanded Criteria Mortgage Program

     The underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Corporation's Expanded Criteria Seller Guide as
it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The Seller Guide will describe underwriting standards relating to mortgage loans, which are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor's affiliate, Residential Funding Corporation, for the purpose of collateralizing

                                       15

securities issued by Residential Funding Mortgage Securities I, Inc. For
example, the Expanded Criteria Program may include mortgage loans with higher
LTV ratios, larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance, mortgage loans made to international borrowers, and mortgage loans made to borrowers that are self-employed or are not required to state their income. The underwriting standards listed in the Seller Guide are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding
Corporation from time to time. The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded
Criteria Program will describe the general underwriting criteria applicable to such mortgage loans.

     A portion of the mortgage loans typically will be reviewed by Residential
Funding Corporation or by a designated third party for compliance with applicable underwriting criteria. Residential Funding Corporation may conduct this review using an automated underwriting system. See "Automated Underwriting"
below. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. See "Underwriting Policies"
above. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation or the designated seller. The sellers who sell to Residential Funding Corporation or the designated seller pursuant to master commitment agreements will represent to
Residential Funding Corporation or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by
Residential Funding Corporation or the designated seller, as applicable. Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Corporation or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to
Residential Funding Corporation or the designated seller. Residential Funding
Corporation or the designated seller may accept a certification from an insurance company as to the mortgage loan's insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding
Corporation, the designated seller, or the depositor.

     FHA and VA Programs

     For FHA loans and VA loans, traditional underwriting guidelines used by the
FHA and the VA, respectively, which were in effect at the time of origination of that mortgage loan will have been applied.

     Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Corporation's
Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller
Guide for that underwriting program are not satisfied.

     In some cases, Residential Funding Corporation enters information into the automated underwriting system using documentation delivered to Residential
Funding Corporation by the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Corporation will accept or reject the mortgage loan. For most mortgage collateral sellers, Residential Funding
Corporation will

                                       16

conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Corporation will approve that mortgage loan for purchase.

     In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential
Funding Corporation for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, Residential Funding Corporation will verify the accuracy of the information with respect to a sample of that mortgage collateral seller's mortgage loans.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in
Residential Funding Corporation's Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential
Funding Corporation's underwriting criteria.

THE CONTRACTS

     General

     The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

     The manufactured homes securing the contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. Section 5402(6), which are treated as
"single family residences" for the purposes of the REMIC provisions of the
Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a
manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of
8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

     Underwriting Policies

     Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will in most cases have been applied.

     With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home.
However, unless otherwise specified in the accompanying prospectus supplement, an appraisal of the manufactured home will not be required.

                                       17

THE AGENCY SECURITIES

     Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as
amended, referred to in this prospectus as the Housing Act, authorizes Ginnie
Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d)
of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

     Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by
Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie
Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

     Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the
Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981,
Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by
Freddie Mac must meet certain standards described in the Freddie Mac Act.
Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional
Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any
Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

     Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter
Act (12 U.S.C. Section 1716 et seq.). It is the nation's largest

                                       18

supplier of residential mortgage funds. Fannie Mae was originally established in
1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See
"Additional Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie
Mae, except with respect to any stripped mortgage-backed securities issued by
Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any
Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

MORTGAGE COLLATERAL SELLERS

     The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Corporation or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include
HomeComings Financial Network, Inc. and GMAC Mortgage Corporation and its
affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

     o    one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

     o    one or more direct or indirect purchases through the Expanded Criteria
          Program; or

     o    one or more purchases from affiliated sellers.

     Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

QUALIFICATIONS OF SELLERS

     Each Expanded Criteria Program Seller is selected by Residential Funding
Corporation on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, Residential Funding
Corporation generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC
Mortgage Corporation and HomeComings Financial Network, Inc., each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

                                       19

     There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded
Criteria Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Mortgage collateral sellers will typically make certain limited representations and warranties with respect to the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties.
Residential Funding Corporation and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral sold by it or any remedies provided for any breach of those representations and warranties, except to the extent that the substance of the breach also constitutes fraud in the origination of the mortgage loan or the breach relates to the absence of toxic waste or other environmental hazards. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Corporation described below and any representations made by a mortgage collateral seller to the limited extent described in this paragraph. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, with respect to any mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, in most cases Residential Funding Corporation will generally represent and warrant that:

     o    as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

     o    except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

     o    to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

     o    Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the
          Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

     o    each mortgaged property is free of material damage and is in good repair;

     o    each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

     o    the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

                                       20

     o    there is no delinquent tax or assessment lien against the related mortgaged property.

     In the event of a breach of a representation or warranty made by
Residential Funding Corporation that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding
Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding
Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a
Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

     o    liens of real property taxes and assessments not yet due and payable;

     o    covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

     o    other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Corporation will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under "--Repurchases of Mortgage Collateral" and
"--Limited Right of Substitution."

     In a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.

REPURCHASES OF MORTGAGE COLLATERAL

     If a designated seller, Residential Funding Corporation or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller,
Residential Funding Corporation or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement.
Likewise, as described under "Description of the Certificates--Review of
Mortgage Loan or Contract Documents," if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral.
Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited
Right of Substitution" below.

     Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan or contract if the circumstances giving rise to the requirement also constitute fraud in the origination of the related mortgage loan or contract. Furthermore, because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date,

                                       21

prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

     The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller, Residential Funding Corporation or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

     The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding
Corporation or seller arising from any misrepresentation by the designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or Residential
Funding Corporation's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or Residential Funding
Corporation. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential
Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller, if applicable, or by
Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage

                                       22

loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

     Notwithstanding the foregoing, if any seller requests that Residential
Funding Corporation consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, Residential Funding Corporation may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event,
Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or
Residential Funding Corporation, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b)
the trust is indemnified for any prohibited transaction tax that may result from the substitution.

     In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

     o    have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

     o    have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net
          Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

     o    have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

     o    be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

     o    comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of
          substitution.

     If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                                       23

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.
Each pooling and servicing agreement or trust agreement will be filed with the
Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing
Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.
All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following:

     o    a single class of certificates;

     o    one or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

     o    one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates relating to such distributions or losses;

     o    one or more classes of strip certificates which will be entitled to
          (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     o    two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes," or on the basis of collections from designated portions of the mortgage pool or contract pool, which series may include one or more classes of accrual certificates for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the accompanying prospectus supplement; or

     o    other types of classes of certificates, as described in the accompanying prospectus supplement.

     Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under
"Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate

                                       24

registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of
DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this

                                       25

processing will be reported to the relevant Euroclear System participant or
Clearstream participants on that business day. Cash received in Clearstream or
Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or
Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any

                                       26

aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

     If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through
Mortgage Electronic Registration Systems, Inc., or MERS (Registered Trademark)
System. For mortgage loans registered through the MERS (Registered Trademark)
System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

     o    the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

     o    the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

     o    an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS (Registered
          Trademark) System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

     o    if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

     If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

                                       27

     Any mortgage for a mortgage loan secured by mortgaged property located in
Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto
Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS
(Registered Trademark) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the accompanying prospectus supplement.

ASSIGNMENT OF THE CONTRACTS

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

     In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of Mortgage Loans and
Contracts--The Contracts."

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

     The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under "The
Trust--Repurchases of Mortgage Collateral." Unless otherwise specified in the accompanying prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

                                       28

ASSIGNMENT OF MORTGAGE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

     The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral.
Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

     Collection of Payments on Mortgage Loans and Contracts

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

     o    all payments on account of principal of the mortgage loans or contracts comprising a trust;

     o    all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

     o    Liquidation Proceeds;

     o    to the extent specified in the prospectus supplement, Subsequent
          Recoveries;

     o    all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

     o    any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

     o    all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The
          Trusts--Representations with Respect to Mortgage Collateral" and
          "--Repurchases of Mortgage Collateral;"

                                       29

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the
          Custodial Account; and

     o    any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and
the Certificate Account must be either:

     o    maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

     o    an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

     o    in the case of the Custodial Account, a trust account or accounts maintained in corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

     o    in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

     o    any other Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

     o    the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

     o    any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate
          Account from a reserve fund, as described under "Description of Credit
          Enhancement" below;

     o    any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance
          Policies on Mortgage Loans or Contracts" below;

     o    any distributions received on any mortgage securities included in the trust; and

     o    any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the
Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted
Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than

                                       30

the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate
Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

     For each Buy-Down Mortgage Loan, the subservicer will deposit the related
Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing
Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of
Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the
Buy-Down Funds are to be deposited on a discounted basis, that amount of
Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

     Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down
Funds, and, if applicable, investment earnings thereon, for each Buy-Down
Mortgage Loan that, when added to the amount due from the mortgagor on the
Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The
Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the
Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the
Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down
Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down
Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down
Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

     Collection of Payments on Mortgage Securities

     The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.
If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the

                                       31

issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith.
The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

     o    to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

     o    to reimburse itself or any subservicer for Advances, or for Servicing
          Advances, out of late payments, Insurance Proceeds, Liquidation
          Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

     o    to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

     o    to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, any amounts remitted by subservicers as interest in respect of mortgagor Principal Prepayments in full on the mortgage loans or contracts for the month in which such amounts are to be distributed to the certificateholders, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

     o    to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     o    to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the
          Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

     o    to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

     o    to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

     o    to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

                                       32

     o    to clear the Custodial Account of amounts relating to the
          corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination;
          Retirement of Certificates."

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

     As a result of the provisions described below under "Realization upon
Defaulted Mortgage Loans or Contracts," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

     Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution
Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula

                                       33

or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class or as otherwise described in the accompanying prospectus supplement.

     Except as otherwise provided in the related pooling and servicing agreement, on or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate
Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate
Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

DATE                            NOTE                         DESCRIPTION
---------------------------- --------- ------------------------------------------------------

July 1 .....................    (A)    Cut-off date.
July 2-31 ..................    (B)    Servicers or subservicers, as applicable, receive any
                                       partial Principal Prepayments.
July 16-August 15 ..........    (C)    The servicers or the subservicers, as applicable,
                                       receive any Principal Prepayments in full.
July 31 ....................    (D)    Record date.
July 2-August 1 ............    (E)    The due dates for payments on a mortgage loan
                                       or contract.
August 18 ..................    (F)    Servicers or subservicers remit to the master
                                       servicer or servicer, as applicable, scheduled
                                       payments of principal and interest due during the
                                       related Due Period and received or advanced by
                                       them.
August 23 ..................    (G)    Determination date.
August 25 ..................    (H)    Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)  The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or as described in the accompanying prospectus supplement.
     Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B)  Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

                                       34

(C)  Any Principal Prepayments in full that are received during the Prepayment
     Period will be remitted to the master servicer or servicer as described in
     (F) below for distribution to certificateholders as described in (G) below.
     When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D)  Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)  Scheduled principal and interest payments are due from mortgagors.

(F)  Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the
     Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that
     Principal Prepayments in full received by subservicers during the related
     Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)  On the determination date, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on
     August 25 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal
     Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B)
     above. Distributions to the holders of senior certificates, if any, on
     August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in
     "Subordination" and "--Advances."

(H)  On August 25, the amounts determined on August 23 will be distributed to certificateholders.

     If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds,
Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage
Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on

                                       35

or before any future distribution date to the extent that funds in the
Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance
Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding
Corporation, a subservicer, the designated seller or a mortgage collateral seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "Servicing and
Administration of Mortgage Collateral." For any senior/ subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard
Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and
Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing
Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis.
Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the
Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such
Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

     Unless otherwise stated in the accompanying prospectus supplement,
Compensating Interest on any distribution date will be limited to the lesser of
(a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. If so disclosed in the accompanying prospectus supplement, Prepayment
Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield
Considerations."

                                       36

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer or the Certificate
Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

     o    the amount, if any, of the distribution allocable to principal;

     o    the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

     o    the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

     o    the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

     o    based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

     o    the balance of the reserve fund, if any, at the close of business on that distribution date;

     o    the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

     o    in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     o    if applicable, the Special Hazard Amount, Fraud Loss Amount and
          Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

     o    the servicing fee payable to the master servicer and the subservicer;
          and

     o    for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

     General

     The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer

                                       37

will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures;
inspection and management of mortgaged properties under certain circumstances;
and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

     Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

     Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

     In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated
Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay

                                       38

taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on Mortgage
Collateral."

     Special Servicing

     The pooling and servicing agreement for a series of certificates may name a
Special Servicer, which may be an affiliate of Residential Funding Corporation.
The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement. The
Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

     o    instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation
          Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

     o    instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

     o    become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

     In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

     Enforcement of "Due-on-Sale" Clauses

     Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a mortgage loan or contract, other than an
ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans and Contracts--The
Mortgage Loans--Enforceability of Certain Provisions" and "--The
Contracts--'Due-on-Sale' Clauses."

                                       39

     If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

REALIZATION UPON DEFAULTED MORTGAGE LOANS OR CONTRACTS

     For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.
In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

     Any acquisition of title and cancellation of any REO Mortgage Loan or REO
Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage
Loan or Liquidated Contract.

     For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

     For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional
Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional

                                       40

Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a
Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract.
Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to certificateholders, the amount of any Realized
Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

     For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

     If a final liquidation of a mortgage loan or contract resulted in a
Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized
Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in
excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

     In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan

                                       41

or contract and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see "Description of Credit Enhancement" and
"Insurance Policies on Mortgage Loans or Contracts."

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of
Mortgage Loans and Contracts."

     The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                       42

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support for each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

     o    Defaulted Mortgage Losses;

     o    Special Hazard Losses;

     o    Bankruptcy Losses; and

     o    Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses,
Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the accompanying prospectus supplement,

     o    coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

     o    coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

     o    coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

     o    coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under
"Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

                                       43

     Each prospectus supplement will include a description of:

     o    the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby.
See "Description of Credit Enhancement--Reduction or Substitution of Credit
Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and
Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.
Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more

                                       44

months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See "Description of the Certificates--Servicing and
Administration of Mortgage Collateral--Special Servicing" above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement.
The respective amounts of other specified types of losses, including Fraud
Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy
Amount, and the subordinate certificates may provide no coverage with respect to
Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard
Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the
Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some
Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

                                       45

     If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--
Reserve Funds" and in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

     If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted
Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders.
The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience

                                       46

losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred. That breach, if it materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit to the certificateholders and cannot be cured, would give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under
"The Trusts --Representations with Respect to Mortgage Collateral." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding
Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans and
Contracts." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an
Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

                                       47

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.
Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount.
Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

     To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or
Residential Funding Corporation.

MORTGAGE INSURANCE POLICIES

     If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current
LTV ratios in excess of a percentage stated in the prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a mortgagor and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if

                                       48

specified in the related prospectus supplement, any related Additional
Collateral, at a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

     In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service
Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The
Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."
Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

     If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

                                       49

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The
master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified
Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie
Mac or Fannie Mae or any successor entity, the master servicer, the servicer or the Certificate Administrator will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy or contract pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer, the servicer or the Certificate
Administrator determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through
Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud
Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable

                                       50

rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate
Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S.
Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless

                                       51

otherwise specified in the accompanying prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

     Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.
In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     Unless otherwise specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding
Corporation will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of
Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

     Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated.
The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

     If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

                                       52

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

     Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o    the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o    at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any
          Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

     o    rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

     o    hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

     o    amounts expended but not approved by the primary insurer;

     o    claim payments previously made on the mortgage loan; and

     o    unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o    advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

     o    tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80%
and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as

                                       53

described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan.
The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans.
The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and
"Description of Credit Enhancement--Special Hazard Insurance Policies" for a
description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

                                       54

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition,
FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The

                                       55

program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

                                  THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage
Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance
Corporation. The depositor was incorporated in the State of Delaware in August
1995. The depositor was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans and contracts. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                         RESIDENTIAL FUNDING CORPORATION

     Unless otherwise specified in the accompanying prospectus supplement,
Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Certificate Administrator for each series of certificates.

     Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.
Residential Funding Corporation's principal executive offices are located at
8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its
telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. At December
31, 2001, Residential Funding Corporation was master servicing a first lien loan portfolio of approximately $71.5 billion and a second lien loan portfolio of approximately $8.2 billion.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its Expanded Criteria Program or similar loan programs will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced for any particular series of certificates.

                                       56

                      THE POOLING AND SERVICING AGREEMENTS

     As described in this prospectus under "Introduction" and "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

     Servicing Compensation and Payment of Expenses

     Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial
Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or
Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

     The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

     Evidence as to Compliance

     Each pooling and servicing agreement will provide that the master servicer or Certificate Administrator, as appropriate, will, for each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

     o    a review of the activities of the master servicer, or the Certificate
          Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

     o    to the best of the officer's knowledge, based on the review, the master servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards

                                       57

          described in the Uniform Single Attestation Program for Mortgage
          Bankers and has fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof;
          and

     o    to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage
          Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

     In addition, each pooling and servicing agreement will provide that the master servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American
Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single Attestation
Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

     Certain Other Matters Regarding Servicing

     Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the
Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the
Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

     A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

                                       58

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

     o    any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

     o    any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate
          Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate
Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie
Mac-approved mortgage servicing institution with a net worth of at least
$10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of

                                       59

certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

     o    to cure any ambiguity;

     o    to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     o    to change the timing and/or nature of deposits in the Custodial
          Account or the Certificate Account or to change the name in which the
          Custodial Account is maintained, except that (a) deposits to the
          Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

     o    if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the
          REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

     o    to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

     o    to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

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     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

     o    the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

     o    the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call
Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement.
Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call
Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the
Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

                                       61

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company's affiliate, Residential Funding Corporation, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities
I, Inc. The rate of default on refinance, limited documentation, stated
documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

     In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.
In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral," in
connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

     The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United
States residents and citizens or that are secured by properties located in the
United States. See "Certain Legal Aspects of Mortgage Loans and Contracts" in
this prospectus.

                                       62

     To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.
See "Description of the Certificates--Assignment of Mortgage Loans" and
"--Assignment of Contracts."

     The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates--Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

     A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net
Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage
Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The
Trusts--Representations with Respect to Mortgage Collateral."

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates

                                       63

inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity.
As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest. See
"Description of the Certificates--Prepayment Interest Shortfalls." Partial
Principal Prepayments will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment
Period will be distributed on the distribution date in the month in which such
Prepayment Period ends. See "Maturity and Prepayment Considerations."

     For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage
Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination.

                                       64

Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

     Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

     o    homeowner mobility;

     o    economic conditions;

     o    changes in mortgagors' housing needs;

     o    job transfers;

     o    unemployment;

     o    mortgagors' equity in the properties securing the mortgages;

     o    servicing decisions;

     o    enforceability of due-on-sale clauses;

     o    mortgage market interest rates;

     o    mortgage recording taxes;

     o    solicitations and the availability of mortgage funds; and

     o    the obtaining of secondary financing by the mortgagor.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated

                                       65

maturities, a substantial number will be paid prior to their respective stated
maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in
Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

     Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See
"The Trusts--The Mortgage Loans--Interest Only Loans."

     To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

     Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.
Unless the accompanying prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates
--Servicing and Administration of Mortgage Collateral--Enforcement of
'Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and
Contracts--The Mortgage Loans--Enforceability of Certain Provisions" and "--The
Contracts" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the

                                       66

collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal
Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

     While most manufactured housing contracts will contain "due-on-sale"
provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

     o    not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

     o    not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

     o    be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

     No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing
Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of
Mortgage Loans and Contracts." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

                                       67

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under
"Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

     Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates." Any repurchase will shorten the weighted average lives of the related certificates.

                                       68

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.
Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

     General

     The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and
a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid.
The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

     Cooperative Loans

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative
Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.
This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       69

     Unless otherwise stated in the accompanying prospectus supplement, all
Cooperative buildings relating to the Cooperative Loans are located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements.
In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a
Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

     Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue

                                       70

Code to the corporation under Sections 163 and 164 of the Internal Revenue Code.
In order for a corporation to qualify under Section 216(b)(1) of the Internal
Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that
Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

     Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated
within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However,

                                       71

because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See
"Description of Credit Enhancement."

     Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior
Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

     Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

                                       72

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

                                       73

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final

                                       74

judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a
Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property.
Any such reduction would be treated as a Bankruptcy Loss.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal
Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as
implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation
Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans either against either the originators or assignees.

     Homeownership Act and Similar State Laws

     Some mortgage loans and contracts, referred to herein as Homeownership Act
Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home
Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership
Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

                                       75

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

     Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.
The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions
Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property.
Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers

                                       76

under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of
1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Unless otherwise described in the accompanying prospectus supplement,
Residential Funding Corporation, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

     Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o    state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
          Currency with respect to the origination of alternative mortgage instruments by national banks,

     o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
          Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

     o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

THE CONTRACTS

     General

     A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

                                       77

     Security Interests in Manufactured Homes

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the accompanying prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a
UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Corporation or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders. See
"Description of the Certificates--Assignment of the Contracts" in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.
Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

                                       78

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

     To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans"
above.

     Enforcement of Security Interests in Manufactured Homes

     The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"
or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract.
However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans
--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

                                       79

     Consumer Protection Laws

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

     Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the
Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit
Reporting Act, the Real Estate Settlement Procedures Act, as implemented by
Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by
Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under "--The Mortgage
Loans--Homeownership Act and Similar State Laws."

     "Due-on-Sale" Clauses

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the accompanying prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the
"due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing "due-on-sale" clauses in contracts relating to certain manufactured homes.

     Applicability of Usury Laws

     Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "--The
Mortgage Loans--Applicability of Usury Laws" above. Unless otherwise specified in the related pooling and servicing agreement, Residential Funding Corporation, the mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and

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operators of the property who did not cause or contribute to the contamination.
Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation
Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, in excess of 6% during the period of the borrower's active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court orders

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otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves
or Coast Guard, and officers of the U.S. Public Health Service or the National
Oceanic and Atmospheric Administration assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.
For mortgage loans or contracts included in a trust, application of the Relief
Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.
The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative
Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be

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entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode
Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.
This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. If penalties were asserted against purchases of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or
Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a
REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

     If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICS

     Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Mayer, Brown, Rowe
& Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the
REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax
Consequences." Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.
It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal
Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.
In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the
Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate
Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections of the
Internal Revenue Code, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections of the
Internal Revenue Code. In addition, in some instances mortgage loans, including
Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the
non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage
Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue
Code. Furthermore, foreclosure property will qualify as "real estate assets"
under Section 856(c)(4)(A) of the Internal Revenue Code.

     Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as Tiered REMICs for federal income tax purposes. Upon the

                                       85

issuance of this type of series of REMIC certificates, Mayer, Brown, Rowe & Maw
LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered
REMICs will each qualify as a REMIC and the REMIC certificates issued by the
Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code.
Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated
interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a

                                       86

single fixed-rate, or in the case of a variable rate debt instrument, at a
"qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a
REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated
principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market
Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate,

                                       87

including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price,"
in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Internal

                                       88

Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue
Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax
Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o    in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

     o    in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be

                                       89

required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a
REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

     Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized
Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

                                       90

     Taxation of Owners of REMIC Residual Certificates

     General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in
"--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May
11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two or more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP pruposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

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     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.
The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the
REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated
redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, equal to the deductions that would be allowed if the REMIC regular certificates, were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

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     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue
Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. REMIC Residual certificateholders should consult their tax advisors as to other provisions of the Internal Revenue Code that may limit their ability to deduct net losses.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust.
However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the
REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the
REMIC residual certificate would have had in the hands of the original holder, see "--General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

                                       93

     In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the
REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the
REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the
REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, "--Foreign Investors in REMIC Certificates."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions
(discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected

                                       94

to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code)
than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

     Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

                                       95

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations

     If a REMIC residual certificate is transferred to a Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     (1)  the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     (2)  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    residual interests in the entity are not held by Disqualified
          Organizations; and

     o    information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1)  requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a
          Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

     (2)  providing that any transfer of a REMIC residual certificate to a
          Disqualified Organization shall be null and void; and

                                       96

     (3)  granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any
          REMIC residual certificate that shall become owned by a Disqualified
          Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the
REMIC residual certificate that are allocable to the interest in the
Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a
Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

     Sales of REMIC Certificates

     If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized
(excluding any amount attributable to qualified state interest, which will be treated as such) on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder (in each case, other than any income or distributions attributable to qualified stated interests) and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis
Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the
REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time

                                       97

value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate,"
which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code)
within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other
Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property"
subject to federal income tax.

     Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the
Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the certificate administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                       98

     Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a
REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal
Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or the Certificate
Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the
REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer or the Certificate
Administrator, as applicable, will have the authority to act on behalf of the
REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the
Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular certificates and the
IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the
REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

                                       99

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

     Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax"
under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to federal income tax regardless of its source, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on
August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

                                      100

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                                      101

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the
Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to the ERISA requirements discussed in this prospectus.
Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503(b)
of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan.
In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest"
under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax)
imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue
Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

     An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S.
Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section
2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity.

     Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.
Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not

                                      102

acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

     Under the DOL regulations, the prohibited transaction provisions of Section
406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate
Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the
Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates.
Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an individual prohibited transaction exemption, or PTE,
94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 2002-41, 67 Fed.
Reg. 54487 (August 22, 2002), to Residential Funding Corporation and a number of its affiliates. The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or other "securities" issued by a trust or other issuer as to which:

     o    the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

     o    the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied. For purposes of this section, the term "underwriter" includes:

     o    the depositor and a number of its affiliates;

                                      103

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

     o    any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

     o    any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is substantially similar to the RFC exemption.

     The RFC exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

     o    First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the
          ERISA plan as they would be in an arm's-length transaction with an unrelated party.

     o    Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the certificates.

     o    Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The
          McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch
          Ratings, called the exemption rating agencies.

     o    Fourth, the certificates must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates).
          However, the RFC exemption will not apply in this case:

          o    to any of the certificates if:

               o    any mortgage loan or other asset held in the trust (other
                    than a one- to four-family residential mortgage loan or
                    closed-end home equity loan) has an LTV ratio that exceeds
                    100% at the date of issuance of the certificates; or

               o    any one- to four-family residential mortgage loan or
                    closed-end home equity loan has an LTV ratio that exceeds
                    125% at the date of issuance of the certificates; or

          o    to any subordinate certificates.

     o    Fourth, the trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

     o    Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

     o    Sixth, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
          1933, as amended.

     o    Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

                                      104

     The RFC exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii)
the portion of the principal balance of such class represented by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which as a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have along-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (b0th plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief

                                       105

provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S.
dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     The RFC exemption also requires that each trust meet the following requirements:

     o    the trust must consist solely of assets of the type that have been included in other investment pools;

     o    securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption; and

     o    securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption.

     An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded
ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an
ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section
4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

                                      106

     o    the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

          o    a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

          o    an affiliate of that person;

          provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the
          RFC exemption are met;

     o    the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

     o    the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c)
of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

     The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and
Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "securities"
for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal
Revenue Code to that investment and the availability of the RFC exemption or any
DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other
ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE
83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of
PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other

                                      107

DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular
ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING ERISA PLANS

     If the criteria specified in the RFC exemption as described above are not satisfied by one or more classes of certificates, or by a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

     o    is permissible under applicable law;

     o    will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o    will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

     Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

     o    it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

     o    it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

     o    (1)such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein)
          is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of

                                      108

Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material
Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective
ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security"
for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

PENALTY AVOIDANCE

     The summary of ERISA considerations contained herein was written to support the promotion and marketing of certificates, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                            LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain
States enacted legislation which overrides the preemption provisions of SMMEA.
SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these

                                      109

securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the
Office of the Comptroller of the Currency, the FDIC, the National Credit Union
Administration, or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

     o    that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o    that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o    that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o    conduct a pre-purchase portfolio sensitivity analysis for any
          "significant transaction" involving securities or financial derivatives, and

     o    conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex

                                      110

securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB
13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o    by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and

                                      111

relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New
York or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange
Act, and, accordingly, will file reports thereunder with the Securities and
Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange
Act can be inspected and copied at the public

                                      112

reference facilities maintained by the Securities and Exchange Commission at 450
Fifth Street, N.W., Washington, D.C. 20549, and electronically through the
Securities and Exchange Commission's Electronic Data Gathering, Analysis and
Retrieval System at the Securities and Exchange Commission's Web Site
(http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban
Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000
(202-708-3649). Copies of Freddie Mac's most recent offering circular for
Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations
Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090
(outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext.
8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160).
Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and
Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of
Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115).
The depositor does not, and will not, participate in the preparation of Ginnie
Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer, the
Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See "Description of the
Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the
Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     At such time as may be required under relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of
Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.
Requests should be directed in writing to Residential Accredit Loans, Inc., 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by
telephone at (952) 857-7000.

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                                    GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     ADDITIONAL COLLATERAL--With respect to an Additional Collateral Loan, (1)
financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

     ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by
Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

     ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed
30% of the principal amount of such mortgage loan.

     ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related
Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States.
None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.
Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

     BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

     BUY-DOWN FUNDS--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the
Buy-Down Account.

     BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buy-down plan.

     BUY-DOWN PERIOD--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage
Loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CERTIFICATE--Any certificate evidencing an interest in a Call Class.

     CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

                                      114

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate
Administrator may be an affiliate of the depositor or the master servicer.

     COMPENSATING INTEREST--As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment
Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

     CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative
Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES--A promissory note for a Cooperative Loan.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses,
Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--For any Puerto Rico Mortgage Loan, a Mortgage
to secure a specific obligation for the benefit of a specified person.

                                      115

     DISQUALIFIED ORGANIZATION--For these purposes means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include
          instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac),

     o    any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal
          Revenue Code,

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code,

     o    an "electing large partnership" (as described in Section 775 of the
          Internal Revenue Code), or

     o    any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the
          Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     o    any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

     o    any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

     o    Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a
mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXPANDED CRITERIA PROGRAM--Residential Funding Corporation's mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Corporation's other mortgage loan purchase programs.

     EXPANDED CRITERIA PROGRAM SELLER--A mortgage collateral seller that participates in the Expanded Criteria Program.

     EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

                                      116

     GPM LOAN--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     HOMEOWNERSHIP ACT LOANS--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of
1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     INTEREST ONLY LOANS--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

     IRS--Internal Revenue Service.

     ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED CONTRACT--A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation
Proceeds and Insurance Proceeds have been received.

     LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on
December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

     NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from
Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     OID--Original issue discount within the meaning of Section 1273 of the
Internal Revenue Code and the Treasury regulations thereunder.

     PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

     PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or

                                      117

similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

     PREPAYMENT INTEREST SHORTFALL--With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment
Period but prior to the calendar month of the distribution date.

     PREPAYMENT PERIOD--With respect to each distribution date and Principal
Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

     PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REMIC--A real estate mortgage investment conduit as described in section
860D of the Internal Revenue Code.

     REMIC PROVISIONS--Sections 860A through 860G of the Internal Revenue Code.

     REO CONTRACT--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property;
any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain

                                      118

governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section
401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TIERED REMICS--Two or more REMICs created pursuant to Treasury Regulation
Section 1.860F-2(a)(2).

                                      119

                        RESIDENTIAL ACCREDIT LOANS, INC.

                                  $279,811,100

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                                SERIES 2005-QA12

                              PROSPECTUS SUPPLEMENT

                                    CITIGROUP

                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE
TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER
IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 20,
2006.